UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Dominion Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2009 Proxy Statement

2009 Proxy Statement Contents

2	Questions and Answers About the Annual Meeting and Voting

5	Corporate Governance and Board Matters
Director Independence
Related Party Transactions
Director Nomination Process
Committees and Meeting Attendance
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Sessions
Communications with Directors
Non-Employee Director Compensation
Shareholder Proposals and Director Nominations

13	Share Ownership

14	Item 1 — Election of Directors

16	The Audit Committee Report

17	Auditors

17	Item 2 — Ratification of Appointment of Auditors

18	Compensation, Governance and Nominating Committee Report

18	Compensation Discussion and Analysis

34	Executive Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change in Control
Equity Compensation Plans

48	Item 3 — Amended and Restated 2005 Incentive Compensation Plan

52	Shareholder Proposals

Item 4 — Set and Pursue Goal for 80% Fossil-Fuel-Free Generation by 2020

Item 5 — Advisory Vote on Executive Compensation

Item 6 — Executive Supplemental Retirement Benefits

Important Notice Regarding the Availability of Proxy Materials for Dominion’s Annual Meeting of Shareholders to be Held on May 5, 2009

Dominion’s Notice of Annual Meeting, 2009 Proxy Statement and 2008 Annual Report on Form 10-K are available on our Web site at www.dom.com/investors/proxy.jsp

Notice of Annual Meeting

Dominion Resources, Inc.

P.O. Box 26532

Richmond, Virginia 23261

March 20, 2009

Dear Fellow Shareholder:

On Tuesday, May 5, 2009, Dominion Resources, Inc. will hold its Annual Meeting of Shareholders at the National Constitution Center, Kirby Auditorium, Independence Mall, 525 Arch Street, Philadelphia, Pennsylvania 19106. The meeting will begin at 9:30 a.m. Eastern Time. Only shareholders who owned stock at the close of business on February 27, 2009 may vote at this meeting or any adjournments that may take place.

At the meeting we propose to:

•	Elect 10 directors;
•	Ratify the appointment of independent auditors for the audit of our 2009 financial statements and internal controls over financial reporting;
•	Approve the amendment and restatement of the 2005 Incentive Compensation Plan;
•	Consider three shareholder proposals, if presented; and
•	Attend to other business properly presented at the meeting.

This proxy statement, our 2008 Summary Annual Report and Dominion’s Annual Report on Form 10-K will be mailed or be available to you electronically on approximately March 23, 2009. For information on voting your shares and attending the meeting, please see page 2.

Please vote your proxy as soon as possible. Your vote is very important to us and we want your shares to be represented at the meeting.

By Order of the Board of Directors,

Carter M. Reid

Vice President-Governance and Corporate Secretary

Questions and Answers About the Annual Meeting and Voting

Why did I receive these proxy materials?

You received these materials because you owned shares of Dominion Resources, Inc. (Dominion) common stock as of February 27, 2009, and are therefore eligible to vote at Dominion’s 2009 Annual Meeting of Shareholders to be held on May 5, 2009. These materials allow you to exercise your right to vote at the Annual Meeting and provide you with important information about Dominion and the items to be presented for a vote at this meeting.

What is a proxy?

It is your legal designation of another person to vote your shares at the Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

The enclosed proxy card is solicited by your Board of Directors for the 2009 Annual Meeting of Shareholders. By signing and returning it, you will be designating two non-employee members of the Board of Directors and Dominion’s Corporate Secretary as proxies to vote your shares at the Annual Meeting based on your direction. You also may vote your shares by telephone or Internet as described below.

Who is entitled to vote?

All shareholders that owned common stock at the close of business on February 27, 2009 (the record date) may vote. Each share of Dominion common stock is entitled to one vote on each matter properly brought before the Annual Meeting. There were 586,307,107 shares of Dominion common stock outstanding on the record date.

On what am I voting?

You will be voting on the following:

•	The election of the nominees for director
•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2009
•	Approval of the amendment and restatement of the 2005 Incentive Compensation Plan
•	Three shareholder proposals, if presented

Your Board of Directors is soliciting this proxy for the 2009 Annual Meeting of Shareholders and recommends that you vote FOR all of the director nominees, FOR the ratification of Deloitte & Touche LLP as our independent auditors for 2009 and FOR the approval of the amendment and restatement of the 2005 Incentive Compensation Plan.

Your Board recommends that you vote AGAINST the three shareholder proposals.

How do I vote my shares?

Your voting method varies depending on whether you are a Shareholder of Record, Beneficial Owner or participant in one of Dominion’s Employee Savings Plans.

Shareholders of Record

If your shares are registered directly in your name on Dominion’s records (including any shares held in a Dominion Direct® account, your company’s direct stock purchase and dividend reinvestment plan) you are considered, for those shares, to be the “Shareholder of Record”. The proxy materials have been sent directly to you by Dominion.

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You may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. All votes must be received by the proxy tabulator no later than 6:00 a.m. Eastern Time on the day of the Annual Meeting.

•	If you attend the Annual Meeting, you may vote your shares in person. For identification requirements, please see What do I need to bring to be admitted to the Annual Meeting?

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You may revoke your proxy and change your vote before the Annual Meeting by submitting a written notice to our Corporate Secretary, by submitting a later dated and properly signed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

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All shares will be voted according to your instructions if you properly vote your proxy by one of the methods listed above. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. However, no vote will be recorded if you specify how you want your shares voted, but do not properly sign your proxy card.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered a “Beneficial Owner” of shares held in street name. The proxy materials, including voting instructions, have been forwarded to you by the holder of record. As the Beneficial Owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares.

•	Follow the instructions on the vote instruction form provided to you by the institution that holds your shares.

•	To vote in person at the Annual Meeting, you must present a legal proxy provided by the institution that holds your shares.

•	Please see What is Discretionary Voting by Brokers? below.

Dominion Employee Savings Plan Participants

If your shares are held under one of the company’s Employee Savings Plans, you are considered the “Beneficial Owner” of shares held in your plan account. The proxy materials have been forwarded to you by the Trustee for the Plans. As the Beneficial Owner, you have the right to direct the Trustee on how to vote your shares.

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You may submit your voting instruction over the Internet, by telephone or by sending your completed voting instruction card to the proxy tabulator in the envelope provided. Instructions to submit your vote instruction over the Internet or by telephone are printed on the voting instruction card provided by the Trustee.

•	To allow sufficient time for the Trustee to vote your shares, your voting instructions must be received by 6:00 a.m. Eastern Time, April 29, 2009.

•	The Trustee will vote according to your instructions and will keep your vote confidential.

•	You may change your voting instructions by submitting a later dated and properly signed instruction card (including by means of a telephone or Internet vote) anytime prior to the deadline.

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If you do not vote your Employee Savings Plan shares or if you return your vote instruction card signed with no direction given, your shares will be voted by the Trustee as directed by the independent fiduciary hired by the Plan Administrator.

What is Discretionary Voting by Brokers?

If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange rules permit brokerage firms to vote at their discretion on certain “routine” matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent auditors. The brokerage firms may not vote on the approval of the amendment and restatement of the 2005 Incentive Compensation Plan or any of the shareholder proposals without instructions from you. Without your voting instructions on items that require them, a “broker non-vote” will occur.

What is a quorum?

In order for us to conduct the Annual Meeting, a majority of the shares outstanding on February 27, 2009 must be present in person or represented by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Annual Meeting in person or if you return a properly executed proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes are counted as present for determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals in this proxy?

For Item 1, each director nominee must receive a majority of votes cast FOR in order to be elected. Items 2 through 6, which are management and shareholder proposals, must receive a majority of votes cast FOR in order to be approved. Broker discretionary voting is permitted only for Items 1 and 2, which are for the election of directors and the ratification of the appointment of our independent auditors. Abstentions will not be counted as a vote in favor or against any of the items presented.

Will any other matters be voted on at the Annual Meeting?

Management and the Board are not aware of any matters that may come before the Annual Meeting other than the matters disclosed in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, the person or persons voting the proxies will vote them in accordance with their best judgment.

Do I have to attend the Annual Meeting in order to vote my shares?

No. Whether or not you plan to attend this year’s meeting, you can vote your shares by proxy. It is important that all Dominion shareholders participate by voting, regardless of the number of shares owned.

What do I need to bring to be admitted to the Annual Meeting?

Shareholders who attend the meeting will be asked to present valid picture identification, such as a driver’s license or passport. Shareholders of Record must bring proof of ownership, such as a copy of their Dominion activity statement. If your shares are held in street name, you must bring a copy of a recent brokerage statement and, if you plan to vote at the meeting, you must have a legal proxy provided by the institution that holds your shares. If you are an authorized proxy, you must present the proper documentation.

Will seating be limited at the Annual Meeting?

Yes, seating will be limited and shareholders who provide proof of ownership and valid picture identification will be admitted on a first come, first served basis. Registration will begin one hour before the start of the meeting.

Cameras (including cell phones with cameras), recording devices and other electronic devices will not be permitted at the meeting. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting.

Will shareholders be given the opportunity to ask questions at the Annual Meeting?

Yes. The Chairman will answer questions asked by shareholders during a designated portion of the meeting. When speaking, shareholders must direct questions and comments to the Chairman and limit their remarks to matters that relate directly to the business of the meeting. In order to allow time for everyone who wishes to speak, a shareholder’s speaking time may be limited to two minutes.

Who will pay for the cost of this proxy solicitation and who will count the vote?

Dominion will pay for the cost of soliciting proxies. Some of our employees may telephone shareholders after the initial mail solicitation, but will not receive any special compensation for making the calls. We also have retained Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $14,000 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. We have retained Corporate Election Services, Inc. to tabulate the votes and to assist with the Annual Meeting.

Can I access the Notice of Annual Meeting, 2009 Proxy Statement and 2008 Annual Report on Form 10-K on the Internet?

Yes. These documents may be viewed at www.dom.com/investors/proxy.jsp.

Shareholders of Record can elect to access these documents on the Internet by marking the appropriate box on their proxy card or by following the instructions provided when voting by Internet or by telephone. If you choose this option, you will receive a proxy card by mail, along with instructions on how to access these documents at a specific Internet site. Your choice will remain in effect until you notify Dominion that you wish to resume mail delivery of these documents. You can still request paper copies of these documents by writing us at Dominion Resources, Inc., Shareholder Services, P.O. Box 26532, Richmond, VA 23261; by phoning us at 1-800-552-4034; or by emailing us at shareholder.services@dom.com.

If you hold your shares in street name, please refer to the information provided by the institution that holds your shares for instructions on how to elect this option.

What is “householding” and how does it affect me?

For Shareholders of Record, a single copy of the 2008 Summary Annual Report and Form 10-K (annual report package) has been sent to multiple shareholders who reside at the same address. Any shareholder who would like to receive a separate annual report package may call or write us at the address above, and we will promptly deliver it.

If you received multiple copies of the annual report package and would like to receive combined mailings in the future, please contact us at the phone number, email address or postal address shown above. Shareholders who hold their shares in street name should contact the institution that holds the shares regarding combined mailing.

Corporate Governance and Board Matters

The Board is charged with the responsibility of overseeing Dominion’s management, as well as the business and affairs of Dominion on behalf of Dominion’s shareholders. The Board and management also recognize that the interests of Dominion are advanced by responsibly addressing the concerns of other constituencies, including employees, customers and the communities in which Dominion operates. Dominion’s corporate governance guidelines are intended to support the Board in its oversight role and in fulfilling its obligation to shareholders. Our corporate governance guidelines address, among other things, the composition and responsibilities of the Board, director independence standards, details of our bylaw provision concerning the election of directors by majority vote, stock ownership requirements and compensation of non-employee directors, management succession and review, and the recovery of performance-based compensation in the event financial results are restated due to fraud or intentional misconduct. The Compensation, Governance and Nominating (CGN) Committee regularly reviews our corporate governance guidelines and recommends modifications to these guidelines to the Board when appropriate and when New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) regulations require changes.

Our corporate governance guidelines, which include our director independence standards, can be found on Dominion’s Web site at www.dom.com/about/governance/pdf/corp_gov_guidelines.pdf. In addition to our corporate governance guidelines, other information relating to governance can be found on the governance page of our Web site, www.dom.com/about/governance/index.jsp, including:

•	The current members of our board of directors;
•	A description of each of our board committees (Audit, CGN, and Finance and Risk Oversight) as well as each committee’s current charter and members;
•	Our bylaws;
•	Our Code of Ethics;
•	Our related party transaction guidelines;
•	Information related to our political contributions; and
•	Information about how to communicate with our non-management directors.

Our Code of Ethics applies to our Board of Directors, our principal executive, financial and accounting officers, and all other employees. Any waivers or changes to our Code of Ethics relating to our executive officers will be posted on the governance section of our Web site at the address noted above.

We will provide a paper copy of our Code of Ethics and any of our other governance documents at no charge upon written or oral request to our Corporate Secretary at Dominion Resources, Inc., P.O. Box 26532, Richmond, Virginia 23261, Telephone (804) 819-2000.

DIRECTOR INDEPENDENCE

Under our corporate governance guidelines and the requirements of the NYSE, where our common stock is listed, our Board must be comprised of a majority of independent directors. For a director to be considered independent, a director must not be an employee of Dominion and the Board must affirmatively determine that a director has no material relationship with Dominion or any of its subsidiaries. To assist it in determining director independence, our Board has adopted a set of independence standards that meets the independence requirements of the NYSE listing standards. The full text of our independence standards is included in the appendix to our corporate governance guidelines and may be found on our Web site at www.dom.com/about/governance/pdf/corp_gov_guidelines.pdf.

Our independence standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with Dominion or our independent registered public accounting firm; receipt of annual compensation from Dominion exceeding $120,000 (other than director compensation); and service as an executive officer at another company where an executive officer of Dominion serves on the compensation or similar committee. Our Audit Committee and CGN Committee charters also contain additional independence requirements for each committee’s members. Our Audit Committee charter prohibits committee members from receiving any compensation from Dominion except in their capacity as a director or committee member or as permitted by SEC rules with respect to fixed amounts of compensation under a retirement plan for prior services. Our CGN Committee charter requires that at least two members of the committee meet the requirements to be considered outside directors under Section 162(m) of the Internal Revenue Code.

The Board recognizes that, in the ordinary course of business, transactions may occur between Dominion and its subsidiaries and companies or other entities at which some of our directors are or have been officers. The Board annually reviews commercial relationships of directors and, under our independence standards, business transactions meeting the following criteria are not considered to be material transactions that would impair a director’s independence:

a)	The director is an executive officer or employee, or whose immediate family member is an executive officer, of another company:
i)	that is indebted to Dominion, or to which Dominion is indebted, and the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company;
ii)	in which Dominion owns a common stock interest, or the other company owns a common stock interest in Dominion, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company in which the interest is owned; or
iii)	that does business with Dominion and the annual sales to, or purchases from, Dominion in any of the last three fiscal years were less than the greater of $1 million or 1% of the consolidated gross revenues of such other organization.
b)	The director, or an immediate family member, has an interest in a transaction in which Dominion or one of its subsidiaries is a participant and the total transaction amount is less than $120,000 or is determined by competitive bid or a fixed rate tariff or fee schedule in conformance with governmental regulations.

In addition, our Board also annually reviews the charitable relationships of directors. Under our independence standards, charitable contributions by Dominion or the Dominion Foundation that are less than the greater of $1 million or 2% of the total annual charitable receipts of an organization on which a director, or an immediate family member, serves as an officer, director or trustee are not considered to be material transactions that would impair a director’s independence.

Our Board may determine that a director is independent even if that director has a relationship that does not meet the categorical standards relating to commercial relationships and charitable contributions described above, provided that relationship does not violate the NYSE rules. If such determination is made, the basis for the Board’s determination will be explained in Dominion’s next proxy statement.

The CGN Committee evaluates all directors and director nominees under the independence standards described above, including consideration of the matters described below under Related Party Transactions, that might affect a director’s independence. Based on its review in February and March 2009, the Committee recommended to the full Board that all nominees except Mr. Farrell be determined independent. In considering the Committee’s recommendations, the Board determined that Mr. Farrell is not independent because he is a current Dominion employee. In determining the independence of Dr. Brown, the CGN Committee considered the employment of two adult, financially independent family members during 2008 by a law firm that provides services to Dominion and concluded that Dr. Brown did not have a material interest in those employment relationships. The CGN Committee recommended and the Board concurred that such employment relationships do not affect Dr. Brown’s independence.

The CGN Committee also reviewed the benefits provided to Mr. Davidson in accordance with his retirement agreement from his previous service as chief executive officer (CEO) of Consolidated Natural Gas Company (CNG) and in connection with CNG’s merger with Dominion. The CGN Committee recommended and the Board concurred that the retirement agreement does not affect Mr. Davidson’s independence.

In evaluating the independence of all directors and director nominees, the CGN Committee reviewed all identified commercial and charitable relationships, even though such relationships are categorically excluded under our independence standards and related party transaction guidelines. None of these relationships were deemed to affect the independence of the directors or director nominees.

RELATED PARTY TRANSACTIONS

Dominion’s related party transaction guidelines were recommended by the CGN Committee and established by the Board in February 2007. These guidelines, which were most recently revised in October 2008, were adopted in order to recognize the process the Board uses in identifying potential conflicts of interest arising out of financial transactions, arrangements and relations between Dominion and any related person.

Under our guidelines, a related person is a director, executive officer, director nominee, a beneficial owner of more than 5% of Dominion’s common stock or any immediate family member of one of the foregoing persons. A related party transaction is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in excess of $120,000 in which Dominion (and/or any of its consolidated subsidiaries) is a party and in which the related person has or will have a direct or indirect material interest.

In determining whether a direct or indirect interest is material, the significance of the information to investors in light of all circumstances is also considered. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved are among the factors considered in determining the significance of the information to the investors.

Our guidelines set forth certain transactions that are not considered to be related party transactions including, among other items, compensation and expense reimbursement paid to directors and executive officers in the ordinary course of performing their duties; transactions with other companies where the related party’s only relationship is as an employee, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s gross revenues; and charitable contributions that are less than the greater of $1 million or 2% of the charity’s annual receipts. The full text of the guidelines can be found on our Web site at www.dom.com/about/governance/pdf/related_party_guidelines.pdf.

We collect information about potential related party transactions (those in which a related person may have a material interest) in our annual questionnaires completed by directors and executive officers. The Corporate Secretary and the General Counsel review the potential related party transactions and assess whether any of the identified transactions constitutes a related party transaction. Any identified related party transaction is then reported to the CGN Committee. The CGN Committee reviews and considers relevant facts and circumstances and determines whether to ratify or approve the related party transactions identified. The CGN Committee may only approve or ratify related party transactions that are in, or are not inconsistent with, the best interests of Dominion and its shareholders and are in compliance with our Code of Ethics.

Since January 1, 2008, there have been no related party transactions involving Dominion that were required either to be approved under Dominion’s policies or reported under the SEC related party transaction rules.

DIRECTOR NOMINATION PROCESS

The CGN Committee, which is comprised entirely of independent directors, is responsible for reviewing the qualifications of and selecting director candidates for nomination by the Board. In accordance with its charter and Dominion’s corporate governance guidelines, the CGN Committee selects candidates who represent a mix of backgrounds and experiences that the committee believes will enhance the quality of the Board’s deliberations and decisions. These attributes may include a candidate’s character, judgment, diversity of experience, acumen and ability to act on behalf of shareholders. Business and financial experience and governmental and community service are also relevant criteria. In selecting candidates, the CGN Committee assesses and considers the Board’s diversity, in its broadest sense, reflecting, but not limited to, geography, gender and ethnicity. The committee also considers whether a director candidate is independent in accordance with Dominion’s independence standards. Based on its deliberations, the CGN Committee recommends director candidates to the Board for nomination.

A current member of the Board, a member of management or a shareholder may submit director nominations to the CGN Committee. Please refer to the shareholder nomination procedures described in Shareholder Proposals and Director Nominations on page 12. The committee considers all nominee recommendations and uses the nomination process described above in selecting nominees. This year the CGN Committee recommended the nominees presented on pages 14 and 15.

COMMITTEES AND MEETING ATTENDANCE

The Board met eight times in 2008. Each Board member attended at least 75% of all Board and committee meetings on which he or she served. All but one of our directors attended the 2008 Annual Meeting of Shareholders.

The Board has established the following standing committees of the Board to assist it with its performance of its responsibilities: Audit Committee; Compensation, Governance and Nominating Committee; and Finance and Risk Oversight Committee. The Board has adopted charters for each of these committees and these charters are available on our Web site at www.dom.com/about/governance/committees.jsp.

Audit Committee

The members of the Audit Committee are David A. Wollard (Chairman), George A. Davidson, Jr., Robert S. Jepson, Jr. and Margaret A. McKenna. As determined by the Board in accordance with our independence standards, these four directors are independent and are “audit committee financial experts” as defined under SEC rules. This committee is responsible for assisting the Board with oversight of the independence, performance and qualification of our independent auditor; the integrity of Dominion’s financial statements and reporting practices; the company’s compliance with legal and regulatory requirements; and the performance of the company’s internal audit function.

The Audit Committee also retains the independent auditors for the next year and approves the audit and non-audit services provided by the independent auditor. This committee periodically meets with the independent auditor and internal auditor in separate sessions without management present. This committee also consults with the independent and internal auditors regarding the audits of Dominion’s consolidated financial statements and the adequacy of internal controls. The Audit Committee’s report to shareholders is on page 16. In 2008, this committee met eight times.

Compensation, Governance and Nominating Committee

The members of the CGN Committee are Frank S. Royal (Chairman), John W. Harris, Robert S. Jepson, Jr., Mark J. Kington and David A. Wollard. As determined by the Board in accordance with our independence standards, these five directors are independent. This committee consults directly with its independent compensation consultant, Pearl Meyer & Partners (PM&P), and management to review and evaluate Dominion’s organizational structure and compensation practices, which include both Dominion’s executive and director compensation programs. This committee also meets with PM&P, without management present, to review and discuss CEO compensation and other matters. The roles of this committee, management and PM&P in designing our executive and director compensation programs are discussed in Compensation Discussion and Analysis and Non-Employee Director Compensation.

The CGN Committee is also responsible for overseeing Dominion’s governance practices, evaluating the Board’s effectiveness and reviewing the qualifications of director candidates. It makes recommendations to the Board regarding all of these matters, including director nominees, and administers certain compensation plans. The CGN Committee’s report to shareholders is on page 18. In 2008, this committee met 16 times.

Finance and Risk Oversight Committee

The members of the Finance and Risk Oversight Committee are John W. Harris (Chairman), Peter W. Brown, Mark J. Kington and Benjamin J. Lambert, III. As determined by the Board in accordance with our independence standards, these four directors are independent. This committee oversees the company’s financial policies and objectives, reviews the company’s capital structure, considers our dividend policy and reviews the company’s financing activities. In addition, this committee oversees the company’s risk assessment and risk management policies and objectives and reviews its insurance coverage. In 2008, this committee met four times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The CGN Committee is comprised entirely of independent directors and no executive officer of Dominion served on the compensation committee or on the board of any company that employed any member of the CGN Committee or the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and officers report their stock transactions to the SEC. As part of our ongoing review and confirmation of share ownership, we determined that certain shares indirectly acquired as a result of annual retainer deferrals had not been reported for Messrs. Harris, Kington and Royal, or Ms. McKenna. A Form 4 for each Director was filed in May 2008 to report the one transaction for each director that was inadvertently omitted. To the company’s knowledge, for the fiscal year ended December 31, 2008, all other Section 16(a) filing requirements applicable to its executive officers and directors were satisfied. Due to an inadvertent clerical error at the company, Mr. Stutts had one Form 4 relating to a single transaction that was not timely filed in March 2009.

EXECUTIVE SESSIONS

The CGN Committee chairman leads executive sessions of the independent directors at the conclusion of each regularly scheduled Board meeting.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested persons may communicate directly with Dominion’s non-management directors in two ways — by emailing or by writing to them.

Emails may be sent directly to our non-management directors at www.dom.com/about/governance/contact.jsp. Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously through this Web site. You may direct your communications to our non-management directors as a group or to any committee of the Board. The Board has directed the Corporate Secretary or her representative to monitor incoming correspondence and, as appropriate, to review, sort and summarize communications or forward certain communications (such as customer complaints) to other company personnel. All emails received by Dominion are first isolated and scanned for viruses, malicious/disruptive code, spam/junk email and profanity, and are forwarded only if free of these items. When appropriate, the Corporate Secretary consults with the General Counsel and Audit Committee chairman, who then determine whether to communicate further with the Audit Committee and/or the full Board. The non-management directors have access to these emails at all times, as well as a report that tracks how communications have been handled.

Letters may be sent to the non-management directors or one or more directors by writing to the Board of Directors, c/o Corporate Secretary, Dominion Resources, Inc., P.O. Box 26532, Richmond, Virginia 23261. The same general procedures described above will be followed for postal mail. Inappropriate communications (such as commercial solicitations) will not be forwarded to the Board.

NON-EMPLOYEE DIRECTOR COMPENSATION

As provided in our corporate governance guidelines, the CGN Committee annually reviews and assesses the compensation paid to non-employee directors but, depending on the market data and the company’s needs, the CGN Committee may recommend changes less frequently. The Board believes that its compensation should be aligned with the interests of the shareholders; therefore, a significant portion of Dominion’s director compensation is paid in Dominion stock. The CGN Committee works with PM&P, its independent compensation consultant, to recommend to the full Board a compensation program that is designed to attract and retain qualified and experienced directors, considering the director compensation programs of Dominion’s peer group, which is the same peer group used for executive compensation purposes, and for large diversified companies generally. In addition, PM&P advises the Committee on trends in director compensation.

Upon completion of its annual review in 2008, the CGN Committee recommended, and the Board approved, no increase in non-employee director compensation. The annual cash retainer is $60,000. The annual stock retainer is $90,000 to be paid in Dominion stock. All Board and Committee meeting fees are $2,000 per meeting. The Audit and CGN Committee chairmen each receive an additional annual cash retainer of $15,000, while the Finance and Risk Oversight Committee chairman receives an additional $5,000 annual cash retainer. For the second consecutive year, the CGN Committee recommended, and the Board approved, no increase in meeting fees or the annual retainers for 2009, with the exception of an increase in the Finance and Risk Oversight Committee chairman cash retainer from $5,000 to $7,500.

The following tables and footnotes reflect the compensation and fees received in 2008 by our non-employee directors for their services. Mr. Farrell does not receive any compensation for his service as a director.

Non-Employee Director Compensation

Name	Fees earned or paid in cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Peter W. Brown	$86,000	$90,020	$31,584	$207,604
George A. Davidson, Jr.	94,000	90,020	43,000	227,020
John W. Harris	113,000	90,020	45,371	248,391
Robert S. Jepson, Jr.	126,000	90,020	23,777	239,797
Mark J. Kington	118,000	90,020	-	208,020
Benjamin J. Lambert, III	86,000	90,020	46,783	222,803
Margaret A. McKenna	94,000	90,020	-	184,020
Frank S. Royal	125,000	90,020	45,608	260,628
David A. Wollard	141,000	90,020	54,183	285,203
All directors	$983,000	$810,180	$290,306	$2,083,486

(1) Directors may defer all or a portion of their compensation or choose to receive stock in lieu of cash for meeting fees under the Non-Employee Directors Compensation Plan. Dr. Lambert chose to receive stock in lieu of cash for his 2008 meeting fees.

(2) Each non-employee director who was elected in May 2008 received an annual stock retainer valued at approximately $90,000, which was equal to 2,000 shares, valued at $45.01 per share based on the closing price of Dominion common stock on May 8, 2008. Non-employee directors may defer all or a portion of this stock retainer. (See share ownership table for February 27, 2009 balances). A total of 18,000 shares of stock, in aggregate, were distributed to directors, or to a trust account for deferrals, for their annual stock retainers.

No options have been granted to directors since 2001. The following non-employee directors had options outstanding as of December 31, 2008: Mr. Davidson (8,000), Dr. Lambert (28,000) and Mr. Wollard (28,000).

(3) All Other Compensation amounts for 2008 are as follows:

Director	Dividends(a)	Tax Gross Ups	Matching Gift Donations(b)	Other	Total
Brown	$26,584	-	$5,000	-	$31,584
Davidson	-	-	3,000	$40,000(c)	43,000
Harris	45,371	-	-	-	45,371
Jepson	23,777	-	-	-	23,777
Lambert	45,371	$912	500	-	46,783
Royal	45,371	237	-	-	45,608
Wollard	45,371	6,437	2,375	-	54,183

(a) Amounts represent dividend equivalents earned on the Directors Stock Accumulation Plan (SAP) balances. For directors elected to the Board prior to 2004, the SAP provided non-employee directors a one-time stock award equivalent in value to approximately 17 times the annual cash retainer then in effect. Stock units were credited to a book account and a separate account continues to be credited with additional stock units equal in value to dividends on all stock units held in the director’s account. A director must have 17 years of service to receive all of the stock units awarded and accumulated under the SAP. Reduced distributions are made where a director has at least 10 years of service or has reached age 62 when service as a director ends. Dividend earnings under the SAP are paid at the same rate declared by the company for all shareholders.

(b) Under a company-wide program, qualifying charitable contributions by directors and employees are matched up to $5,000 by the Dominion Foundation.

(c) This amount represents the costs of benefits arising from CNG’s merger with Dominion and in accordance with Mr. Davidson’s retirement agreement as CEO of CNG for financial planning, office space, nominal clerical help, downtown office parking space, telephone service and laptop. These benefits were deemed deferred compensation payable with respect to past services provided by Mr. Davidson to CNG as an executive and were part of an overall agreement relating to his retirement from such position. Effective January 1, 2008, the form of payment of the company’s obligation for Mr. Davidson’s benefits was changed to an annual payment of $40,000 per year, to be adjusted annually for any increase in the average consumer price index.

Expense Reimbursements

We pay and/or reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and for other business-related travel. These reimbursements include the expenses incurred by directors’ spouses in accompanying the directors to one Board meeting and the Annual Meeting each year. Because the company considers this to be business related, we reimburse directors for estimated taxes on imputed income as a result of these expenses. In addition, directors and their spouses may accompany the CEO or other senior executives on corporate aircraft for both business and personal travel. Beginning in 2009, we will cease all tax gross-ups on any imputed income for directors.

Director Compensation Plans

NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Our non-employee directors are paid their annual retainer and meeting fees under this plan. A director may elect to receive all or a portion of his or her meeting fees in the form of cash or stock. If a director does not make an election, meeting fees are paid in cash. The plan also allows directors to defer all or a portion of their annual retainer and meeting fees into stock unit or cash accounts. Stock unit accounts are credited quarterly with additional stock units equal in value to dividends paid on Dominion common stock and cash accounts are credited monthly with interest at an annual rate established for the Fixed Rate Fund (which was 5% in 2008) under Dominion’s frozen Executive Deferred Compensation Plan. Shares of Dominion common stock equal in value to stock units held for directors under this plan are issued into a trust and directors retain all voting and other rights as shareholders. Distributions under this plan are made when a director ceases to serve on the Board. In addition, this plan provides a means for the Board to receive grants of restricted stock awards and stock options. No stock options have been granted under this plan.

FROZEN DIRECTORS PLANS

In order to comply with tax law changes resulting from the enactment of the American Jobs Creation Act, on December 31, 2004, the Board froze the following director plans: Deferred Cash Compensation Plan, Stock Compensation Plan and Stock Accumulation Plan (described in Footnote (a) under the All Other Compensation table to the Non-Employee Director Compensation table). These plans provided a means to compensate directors and allowed directors to defer that compensation, whether in cash or stock, until they ceased to be a director or reached a specified age. In the case of the Deferred Cash Compensation Plan, deferred fees were credited to either an interest bearing account (interest is credited based on the average three-month U.S. Treasury Bill rate) or a Dominion common stock equivalent account. Under the frozen plans, dividend equivalents continue to accrue and may be held in trust until distributions are made. Prior to 2005, the stock portion of a director’s retainer was paid under the Stock Compensation Plan and directors had the option to defer receipt of that stock.

Other Director Benefits

CHARITABLE CONTRIBUTION PROGRAM

This program was discontinued in January 2000. For directors elected before that time, Dominion funded the program by purchasing life insurance policies on the directors. Participating directors (currently Messrs. Harris and Wollard and Drs. Lambert and Royal) will derive no financial or tax benefits from the program because all insurance proceeds and charitable tax deductions accrue solely to Dominion. Upon a participating director’s death, $500,000 will be paid in 10 annual installments to the qualifying charitable organization(s) designated by that director.

MATCHING GIFTS PROGRAM

The Dominion Foundation will match a director’s donations, on a one-to-one basis, to one or more 501(c)(3) organizations up to a maximum of $5,000 per year. If the donation is to an organization on whose board the director serves or for which the director volunteers more than 50 hours of work during a year, the Dominion Foundation will match the donation on a two-to-one basis, up to the $5,000 maximum. This benefit is available to all Dominion employees as well as our directors.

INSURANCE

All employees and our directors are covered by business travel accident insurance while traveling on business for Dominion or any of its subsidiaries. The policy provides 24-hour coverage while traveling on business and has a maximum benefit of $250,000 for employees and $200,000 for directors in the event of death or a percentage of the death benefit in the event of permanent bodily dismemberment. There is no incremental cost for covering the directors under this insurance policy, as the premium would remain the same even if coverage for the directors was removed. Dominion also provides director and officer liability insurance for its non-employee directors.

Share Ownership Requirement

All non-employee directors are expected to acquire and hold the lesser of 12,000 shares of Dominion stock or shares equal in value to five times the annual retainer within four years of their election to the board. All of our non-employee directors currently meet their share ownership requirement.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in the 2010 proxy statement, Dominion’s Corporate Secretary must receive it no later than the close of business on November 23, 2009. Shareholders should refer to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in the proxy statement. Shareholder proposals should be sent to our Corporate Secretary at Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219.

To nominate a director at the 2010 Annual Meeting, you must be a shareholder and deliver written notice to our Corporate Secretary at least 60 days before the meeting. If the meeting date has not been publicly announced 70 days before the meeting, then notice can be given up to 10 days following the public announcement. Any notice must include the following information:

1.	Your name and address;
2.	Each nominee’s name and address;
3.	A statement that you are an owner of Dominion stock entitled to vote at the meeting and you intend to appear in person or by proxy to nominate your nominee;
4.	A description of all arrangements or undertakings between you and each nominee and any other person concerning the nomination;
5.	Other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors; and
6.	The consent of the nominee to serve as a director.

If you wish to bring any other matter (other than the nomination of director) in person before the 2010 Annual Meeting, you must notify the Corporate Secretary in writing no later than 90 days before the anniversary of the date of this year’s Annual Meeting. The notice must be received by February 4, 2010 and must contain the following information regarding each matter:

•

A brief description of the business you wish to bring before the Annual Meeting, including the complete text of any related resolutions to be presented and the reasons for conducting such business at the meeting;

•	Your name and address;
•	The number of shares of stock that you own; and
•	Any material interest you have in such business.

If you do not provide the proper notice by February 4, 2010, the chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, in accordance with SEC rules.

Share Ownership

DIRECTOR AND OFFICER SHARE OWNERSHIP

	Beneficial Share Ownership of Common Stock as of February 27, 2009
Name of Beneficial Owner	Shares	Deferred Stock Accounts (1)	Restricted Shares	Exercisable Stock Options	Total
Peter W. Brown	25,533	2,251	-	-	27,784
George A. Davidson, Jr.	213,834	5,170	-	8,000	227,004
Thomas F. Farrell, II (2)	340,047	-	356,942	400,000	1,096,989
John W. Harris	81,292	32,216	-	-	113,508
Robert S. Jepson, Jr.	115,730	2,251	-	-	117,981
Mark J. Kington	50,928	11,760	-	-	62,688
Benjamin J. Lambert, III	7,265	13,781	-	8,000	29,046
Margaret A. McKenna	4,407	24,246	-	-	28,653
Frank S. Royal	12,289	17,565	-	-	29,854
David A. Wollard	16,074	2,057	-	28,000	46,131
Thomas N. Chewning	280,345	-	155,692	300,000	736,037
David A. Christian	54,454	-	38,651	-	93,105
Paul D. Koonce	59,086	-	56,431	-	115,517
Mark F. McGettrick	70,451	-	83,322	-	153,773
All directors and executive officers as a group (21 persons) (3)	1,544,826	111,297	834,275	744,000	3,234,398

(1) Shares in trust for which a director has voting rights. Amounts include shares issued to a trust for certain directors from their frozen Deferred Cash Compensation Plan accounts.

(2) Mr. Farrell disclaims ownership of 798 shares.

(3) No individual director or executive officer, nor all of the directors or executive officers as a group, own more than one percent of the shares outstanding at February 27, 2009.

SIGNIFICANT SHAREHOLDER

Name and address of Beneficial Owner	Beneficial Ownership of Common Stock (based on 13G filing	)	Percentage of Common Shares Outstanding
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	37,508,230		6.5%
The shareholder disclaims beneficial ownership of the shares reported. The ownership results from the shareholder acting as an investment advisor to various investment companies.

Item 1 — Election of Directors

Our bylaws and Corporate Governance Guidelines require that directors be elected by a majority of the votes cast unless the election is contested. A majority of votes cast means that the number of shares voted for a director exceeds the number of votes cast against the director. (In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast.) If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation promptly to the Board of Directors. Within 90 days of the certification of the election results, the Board must act on the resignation, taking into consideration any recommendation by the CGN Committee and any additional relevant information and factors. The director who tenders his or her resignation does not participate in the decisions of the CGN Committee or the Board relating to the resignation.

Presented below is information about each nominee for director. Each nominee is an incumbent director recommended by the CGN Committee and nominated by the Board. Directors are elected annually; therefore, each director’s term of office will end at the next Annual Meeting of Shareholders or when his or her successor has been elected. Because this year’s election is not contested, each director must receive a majority of the votes cast in order to be elected as described above. Your proxy will be voted for all of the nominees unless you tell us you want to vote against a candidate or to abstain. If any nominee is not available to serve (for reasons such as death or disability), your proxy will be voted for a substitute nominee if the Board of Directors nominates one.

PETER W. BROWN, M.D., 66, has been a director of Dominion since 2002. Dr. Brown has been a physician in private practice at Virginia Surgical Associates, P.C. since 1978. He is a director of Bassett Furniture Industries, Inc. Dr. Brown serves on the Bon Secours St. Mary’s Healthcare Foundation and the Medical College of Virginia Foundation. He received his undergraduate and medical degrees from Emory University and is a clinical associate professor of surgery at Virginia Commonwealth University Medical Center. Dr. Brown serves on the Finance and Risk Oversight Committee.

GEORGE A. DAVIDSON, JR., 70, has been a director of Dominion since 2000. Mr. Davidson retired as chairman of the board of directors of Dominion in August 2000 and was former chairman and chief executive officer of Consolidated Natural Gas Company (CNG) from May 1987 until January 2000. He is a director of PNC Financial Services Group, Inc. and Goodrich Corporation. Mr. Davidson also serves on the Pittsburgh Cultural Trust, Sewickley Valley Hospital Foundation and the University of Pittsburgh Board of Trustees. Mr. Davidson received his undergraduate degree in petroleum engineering from the University of Pittsburgh. He served in a variety of management and executive positions with CNG for 34 years and is a former chairman of the American Gas Association. Mr. Davidson serves on the company’s Audit Committee.

THOMAS F. FARRELL, II, 54, has been a director of Dominion since 2005. Mr. Farrell has been chairman, president and chief executive officer of Dominion since April 2007. Mr. Farrell served as president and chief executive officer of Dominion from January 2006 to April 2007, president and chief operating officer from January 2004 to January 2006, and prior to that, executive vice president. He is chairman of the board and chief executive officer of Virginia Electric and Power Company, a wholly-owned subsidiary of Dominion, and was chairman, president and chief executive officer of CNG, a former wholly-owned subsidiary of Dominion that merged into Dominion in June 2007. Mr. Farrell is a director of Altria Group, Inc. and is a board member of the Edison Electric Institute and the Institute of Nuclear Power Operations. He received his undergraduate and law degrees from the University of Virginia.

JOHN W. HARRIS, 61, has been a director of Dominion since 1999. Mr. Harris has been president and chief executive officer of Lincoln Harris, LLC (formerly The Harris Group), a real estate consulting firm, since 1999 and is a former president of The Bissell Companies, Inc., a commercial real estate and investment management company. He is a director of Piedmont Natural Gas Company, Inc. and Mapeley Limited, a commercial real estate management and outsourcing company located in the United Kingdom. Mr. Harris is also a director of the Presbyterian Hospital Foundation. He received his undergraduate degree from the University of North Carolina at Chapel Hill. Mr. Harris serves on the Finance and Risk Oversight and Compensation, Governance and Nominating Committees.

ROBERT S. JEPSON, JR., 66, has been a director of Dominion since 2003. Mr. Jepson has been chairman and chief executive officer of Jepson Associates, Inc., a private investment firm, since 1989. Mr. Jepson was recently appointed a member of Georgia Ports Authority. He received his undergraduate and graduate degrees in business and commerce from the University of Richmond, where he currently serves on the Board of Trustees. Mr. Jepson is the principal contributor and founder of the University of Richmond’s Jepson School of Leadership Studies. Mr. Jepson serves on the Audit and Compensation, Governance and Nominating Committees.

BENJAMIN J. LAMBERT, III, 72, has been a director of Dominion since 1994. Dr. Lambert has been an optometrist since 1963. He is a director of Consolidated Bank & Trust Company and a former director of SLM Corporation. Dr. Lambert also serves on the Virginia Union University Board of Trustees and the J. Sargeant Reynolds Community College Educational Foundation. Dr. Lambert received his undergraduate degree from Virginia Union University and a graduate degree from the New England College of Optometry. He was a member of the Virginia Senate from 1986 through 2007 and a member of the House of Delegates from 1978 to 1986. Dr. Lambert serves on the Finance and Risk Oversight Committee.

MARK J. KINGTON, 49, has been a director of Dominion since 2005. Mr. Kington has been managing director, X-10 Capital Management, LLC since 2004 and president of Kington Management Corporation, an investment firm. He is and has been the principal officer and investor in several communications firms and is a founding and managing member of Columbia Capital, LLC, a venture capital firm specializing in the communications and information technology industries. Mr. Kington serves on the University of Virginia Foundation Board of Directors and the Northern Virginia Health Foundation. Mr. Kington received his undergraduate degree from the University of Tennessee and an MBA from the University of Virginia. Mr. Kington serves on the Finance and Risk Oversight and Compensation, Governance and Nominating Committees.

MARGARET A. McKENNA, 63, has been a director of Dominion since 2000. Ms. McKenna has been president of The Wal-Mart Foundation since 2007 and served as president of Lesley University from 1985 to 2007. She currently serves on the Greater Boston Chamber of Commerce and is a director of the Cisco Learning Institute. Ms. McKenna received her undergraduate degree from Emmanuel College and her law degree from Southern Methodist University. She was a civil rights attorney with the U.S. Department of Justice and held a variety of positions with the U.S. government from 1976 to 1981, including deputy counsel in the White House and deputy under secretary of education. Ms. McKenna serves on the Audit Committee.

FRANK S. ROYAL, M.D., 69, has been a director of Dominion since 1994. Dr. Royal has been a physician since 1969. He is a director of SunTrust Banks, Inc. and Smithfield Foods, Inc. Dr. Royal also served as a director of Chesapeake Corporation from 1990 to 2007 and CSX Corporation from 1994 to 2008. Dr. Royal received his undergraduate degree from Virginia Union University and his medical degree from Meharry Medical College and currently serves on the Board of Trustees of both of those institutions. Dr. Royal serves on the Compensation, Governance and Nominating Committee.

DAVID A. WOLLARD, 71, has been a director of Dominion since 1999. Mr. Wollard is founding chairman of the board, emeritus, Exempla Healthcare (1997 to 2001). He is a director of Vectra Bank Colorado. Mr. Wollard has previously served as chairman of the Denver Chamber of Commerce and Metro Denver Network. He received his undergraduate degree from Harvard College and graduated from the Stonier Graduate School of Banking. Mr. Wollard held a variety of executive positions with banking institutions in Florida and Colorado, where he was the president of Bank One Colorado, N.A. Mr. Wollard serves on the Audit and Compensation, Governance and Nominating Committees.

Your Board of Directors recommends that you vote FOR these nominees.

The Audit Committee Report

Our Committee operates under a written charter that was most recently revised in December 2008. Our charter can be found on the company’s Web site at www.dom.com/about/governance/committees.jsp.

Our Committee reviews and oversees Dominion’s financial reporting process and related disclosure and internal controls. Each November, we develop the coming year’s meeting schedule and agendas. The agendas include reviews of Dominion’s internal controls testing, disclosure controls and procedures, charter requirements, charitable giving, auditor independence requirements, pre-approval of fees, and other issues that we, management and the independent auditors feel should be addressed more closely.

During 2008, the Committee reviewed a number of topics with management and the independent auditors, including:

•	Quarterly and year-end results, financial statements and reports prior to public disclosure;
•	The activities of management’s disclosure committee and Dominion’s disclosure controls and procedures, including internal controls;
•	Management’s compliance with Section 404 of the Sarbanes-Oxley Act relative to documentation, and internal and external auditors’ testing of internal controls;
•	New and proposed accounting standards and their potential effect on Dominion’s financial statements;
•	The status of internal audit’s staffing, qualifications and audit plans;
•	Dominion’s nuclear operations and performance; and
•	Dominion’s compliance program for employees.

Our Committee conducts pre-meeting sessions to review with management a single topic in more detail. The topics are chosen as part of the November planning process. In 2008, sessions focused on: Dominion Generation’s construction program; risk overview (enterprise-wide risk assessment process, political and environmental risks, compliance and litigation risks); and nuclear energy policy issues.

Throughout 2008, we met with the internal and independent auditors, with and without management present, to discuss the plans for, and scope and results of, their audits and reviews of Dominion’s internal controls and the overall quality of Dominion’s financial reporting. At three of the Committee’s meetings, we also met with the internal auditors, independent auditors and management in separate executive sessions.

Management has represented that Dominion’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended by Auditing Standards 89 and 90), this discussion included a review of significant accounting estimates and controls, and the quality of Dominion’s accounting principles.

We have received written disclosures and letters from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and the NYSE governance standards regarding internal quality control procedures. We have discussed with the independent auditors the issue of their independence from Dominion, including any non-audit services performed by them.

2008 CONSOLIDATED FINANCIAL STATEMENTS

Relying on these reviews and discussions, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements and management’s annual report on internal control over financial reporting in Dominion’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

INDEPENDENT AUDITORS FOR 2009

Our Committee discussed with management and reviewed with the independent auditors their plans and proposed fees for auditing the 2009 consolidated financial statements and internal controls over financial reporting of Dominion and its subsidiaries, as well as their proposed audit-related and non-audit services and fees. Based on our discussions and review of the proposed fee schedule, we have retained Deloitte & Touche LLP, a registered public accounting firm that is independent of us, as Dominion’s independent auditors for 2009, and in accordance with our pre-approval policy, approved the fees for the services presented to us. We determined that the non-audit related services proposed to us do not impair Deloitte & Touche’s independence and that it is more economical and efficient to use them for the proposed services. Permission for any other specific non-audit related services will require prior approval by our Committee or its chairman. When appropriate, Dominion seeks competitive bids for non-audit related services.

David A. Wollard, Chairman

George A. Davidson, Jr.

Robert S. Jepson, Jr.

Margaret A. McKenna

February 24, 2009

Auditors

FEES AND PRE-APPROVAL POLICY

The Audit Committee has a pre-approval policy for Deloitte & Touche’s services and fees. Each year, the Audit Committee pre-approves a schedule that details the services to be provided for the following year and an estimated charge for such services. At its December 2008 meeting, the Committee approved the schedule of services and fees for 2009. In accordance with Dominion’s pre-approval policy, any changes to the schedule may be approved by the Committee at its next meeting.

The following table presents fees paid to Deloitte & Touche for the fiscal years ended December 31, 2008 and 2007 all of which were pre-approved by the Audit Committee.

Type of Fees (millions)	2008	2007
Audit fees	$6.45	$7.34
Audit-related fees	1.14	4.01
Tax fees	0.02	0.02
All other fees	-	-
Total	$7.61	$11.37

Audit Fees. These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Dominion’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, including audits in connection with acquisitions and divestitures, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees. These amounts are for tax compliance services, tax consulting services and related costs.

OTHER INFORMATION ABOUT THE AUDITORS

Representatives of Deloitte & Touche will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire, and will be available to respond to shareholder questions.

Item 2 — Ratification of Appointment of Auditors

Our Audit Committee has retained Deloitte & Touche LLP, an independent registered public accounting firm, as Dominion’s independent auditors for 2009. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice.

Your Board of Directors recommends that you vote FOR ratification of the Committee’s action.

Compensation, Governance and Nominating Committee Report

In preparation for filing this proxy statement, the Compensation, Governance and Nominating Committee has reviewed and discussed with management the following Compensation Discussion and Analysis (CD&A), which describes in detail our committee’s process and decisions with regard to Dominion’s executive compensation programs. Based on such review and discussion, we recommend to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in Dominion’s Annual Report on Form 10-K for the year ended December 31, 2008.

Frank S. Royal, Chairman

John W. Harris

Robert S. Jepson, Jr.

Mark J. Kington

David A. Wollard

February 23, 2009

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) provides a transparent, understandable and detailed explanation of the objectives and principles that underlie Dominion’s executive compensation program, its elements and the way successful performance is measured, evaluated and rewarded.

During one of the most challenging economic periods in recent memory, Dominion delivered strong operating and financial performance in 2008, exceeding its earnings guidance for the year. Dominion also increased its dividend rate by 11 percent and maintained more than adequate liquidity. While total shareholder returns across all major sectors, including energy, were negative in 2008, Dominion performed well against its sector, the S&P 500 and the S&P Utility Index. In 2008, Dominion ranked fourth among its peer group of 14 companies (excluding Dominion) in cumulative total shareholder return for the one-year period ending December 31, 2008 and sixth out of 14 peers for the two-year period ending December 31, 2008. The successful divestiture of a significant portion of our exploration and production (E&P) business and resulting realignment of the company toward a utility-based infrastructure supported these superior results. Dominion’s executive compensation program plays an important role in our success by linking a significant amount of compensation to the achievement of performance objectives.

Although our program and processes generally apply to all of Dominion’s officers, this discussion and analysis focuses primarily on compensation for our five named executive officers (NEOs). During 2008, Dominion’s NEOs were:

•	Thomas F. Farrell, II, Chairman, President and Chief Executive Officer (CEO)
•	Thomas N. Chewning, Executive Vice President and Chief Financial Officer (CFO)
•	Mark F. McGettrick, Executive Vice President and President and CEO – Dominion Generation
•	Paul D. Koonce, Executive Vice President and CEO – Dominion Energy
•	David A. Christian, President and Chief Nuclear Officer – Dominion Nuclear

The CD&A is divided into three sections:

1.	Objectives of Dominion’s Executive Compensation Program and the Compensation Decision-Making Process. We identify the major objectives of our program and describe the processes and tools the CGN Committee uses to assist it with fulfilling its responsibilities related to NEO compensation and making decisions that support our objectives.
2.	Elements of Dominion’s Compensation Program. We describe the four compensation elements we use to achieve our objectives. This section also includes data regarding compensation earned by the NEOs in 2008, including performance targets for the 2007 and 2008 incentive programs.
3.	Other Relevant Compensation Practices. We discuss other matters that we consider in designing our compensation program.

OBJECTIVES OF DOMINION’S EXECUTIVE COMPENSATION PROGRAM AND THE COMPENSATION DECISION-MAKING PROCESS

Our Objectives

The major objectives of our compensation program are to:

•	Attract, motivate and retain an experienced and superior management team;
•	Motivate and reward the creation of long-term shareholder value;
•	Reinforce our core values of safety, ethics, excellence and “One Dominion,” our term for teamwork; and
•	Support our business and strategic plans with a performance-based program that sets expectations in line with the plans, and rewards the achievement of these expectations.

To determine whether we are meeting the objectives of our compensation program, the CGN Committee reviews the company’s actual performance as compared to our short-term and long-term goals, our strategies, and performance at our peer companies. Dominion’s 2008 performance indicates that the design of our compensation program is meeting these objectives. Our NEOs have service with Dominion ranging from 10 to 33 years. We have attracted, motivated and maintained a superior leadership team with skills, industry knowledge and institutional experience that strengthen their ability to act as sound stewards of shareholder dollars. We are performing well relative to our internal goals and as compared to our peers.

Our Process for Setting Compensation

The CGN Committee is responsible for reviewing and approving NEO compensation and our overall executive compensation program. Each year, the CGN Committee conducts a comprehensive assessment and analysis of the executive compensation program, including each NEO’s compensation, with input from management and our independent compensation consultant. As part of its assessment, the CGN Committee reviews the performance of the CEO and other executive officers, meets at least annually with the CEO to discuss succession planning for his position and the positions of his senior officers, reviews the share ownership guidelines and executive officer compliance with the guidelines, and establishes compensation programs designed to achieve Dominion’s objectives.

THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The CGN Committee has retained PM&P as its independent compensation consultant. PM&P does not provide any services to Dominion other than its consulting services to the CGN Committee on executive and director compensation matters. Our PM&P consultant participates in CGN Committee meetings as requested by the chairman of the committee, either in person or by teleconference. Our consultant also communicates directly with the chairman of the committee outside of meetings. The nature and scope of PM&P’s services for our executive compensation program for 2008 were as follows:

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To perform a detailed review of base salary plus annual bonus potential (total cash), the value of targeted long-term incentives, and total direct compensation (total cash plus targeted long-term incentive compensation) for our NEOs, and to provide a full report to the CGN Committee on its findings;

•	To participate in the selection of our peer companies, providing independent advice to the CGN Committee on the process used to select the peer group and the appropriateness of our peer group;
•

To participate in CGN Committee executive sessions without management present to discuss CEO compensation and any other relevant matters, including the appropriate relationship between pay and performance and emerging trends, to answer technical questions, and to review and comment on management proposals; and

•

To generally review and offer advice to the CGN Committee regarding other aspects of our executive compensation program, including special projects, plan design, best practices and other matters as requested by or on behalf of the CGN Committee.

MANAGEMENT’S ROLE IN OUR PROCESS

The CGN Committee relies on our internal compensation specialists in our Governance and Executive Compensation Departments for additional counsel, data and analysis for the executive compensation program, including an ongoing assessment of the effectiveness of the program, peer practices and executive compensation trends and best practices. Working with the CFO’s team, our Human Resources group, the CEO and others, our internal compensation specialists assist in the design of our incentive compensation plans, including performance target recommendations consistent with the strategic goals of the company, and in establishing the peer group. This group also provides information to the independent compensation consultant at the direction of the CGN Committee.

On an annual basis, the CEO is responsible for reviewing with the CGN Committee his succession plans for his own position and for his senior officers. He is also responsible for reviewing the performance of his senior officers, including the other NEOs, with the CGN Committee at least annually. He makes recommendations on the compensation and benefits for the NEOs other than himself to the CGN Committee and provides other information and counsel as appropriate or as requested by the CGN Committee, but all decisions are ultimately made by the CGN Committee. Although the CEO typically does not make any recommendations with respect to his own compensation, in early 2009 he asked the CGN Committee to not consider any increase in his compensation for 2009.

THE PEER GROUP AND PEER GROUP COMPARISONS

Each year, the CGN Committee approves a peer group of companies. The CGN Committee and Dominion use peer company data to: (i) compare Dominion’s stock and financial performance against its peers using a number of different metrics and time periods to evaluate how we are performing versus our peers; (ii) analyze compensation practices within our industry; (iii) help determine peer company practices and the peer median and 75th percentile benchmarks for base pay, annual incentive pay, long-term incentive pay, total direct compensation generally and for specific positions; and (iv) compare our Employment Continuity Agreements and other benefits.

In selecting our peer group, we use a methodology recommended by our independent compensation consultant to identify companies in our industry that compete for customers, executive talent and investment capital. We screen this group based on size and usually eliminate companies that are much smaller or larger than Dominion’s size in revenues, assets and market capitalization. We also consider the geographic locations and regulatory environment in which potential peer companies operate.

Dominion’s peer group is generally consistent from year to year, with merger and acquisition activity being the primary reason for any changes. The 2008 peer group was a diversified group consisting of the following 14 energy companies:

Ameren Corporation	FirstEnergy Corp.
American Electric Power Company, Inc.	FPL Group, Inc.
Constellation Energy Group, Inc.	NiSource, Inc.
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Progress Energy, Inc.
Entergy Corporation	Public Service Enterprise Group Inc.
Exelon Corporation	Southern Company

HOW WE USE SURVEY DATA

Survey compensation data is used as a reference point for market comparison of the elements of compensation for all officers. In conducting its review of NEO compensation, PM&P uses a combination of survey and peer group information to establish the 50th percentile and the 75th percentile for base salary, total cash compensation, long-term incentive awards and total direct compensation for the NEO positions. For 2008 compensation decisions, the survey information used for NEO positions consisted of an average of three to four broad-based or industry-specific surveys of compensation paid to officers holding similar positions at companies with corporate revenues consistent with our revenues. The CGN Committee does not consider the individual components of each survey in making its compensation decisions. The component companies of the surveys used in 2008 are listed in the Appendix.

Historically and for 2008, PM&P has considered survey data and specific peer company data, if relevant position matches are available, in establishing the blended market benchmarks for the NEO positions. As part of its annual evaluation, PM&P determines the appropriate weighting of market data resources for each NEO. The relative weighting of survey compensation data and peer group compensation data depends on the availability of appropriate peer group matches for the specific NEO. For 2008, survey data was weighted at least 50%, with weighting up to 100% where the number of appropriate peer group matches was not sufficient to provide meaningful comparisons. The CGN Committee typically considers the blended market data as context for its compensation determinations, rather than each of the specific market data resources.

Due to the broad participation in the surveys, we do not benchmark our financial performance against any of the survey population. We consider our peer companies to be more relevant and therefore we benchmark our financial and stock performance against our peer companies as part of our annual compensation setting process, as discussed in The Peer Group and Peer Group Comparisons.

OTHER TOOLS

The CGN Committee uses a number of tools in its annual review of the compensation of the CEO and other NEOs, such as charts illustrating the total range of payouts for each performance-based compensation element under a number of different scenarios; spreadsheets showing the cumulative dollar impact on total direct compensation that could result from implementing proposals on any single element of compensation; graphs showing the relationship between the CEO’s pay and that of the second highest-paid officer and NEOs as a group; and other information the CGN Committee may request in its discretion. On an annual basis, management’s internal compensation specialists provide the CGN Committee with detailed comparisons of the design and features of Dominion’s long-term incentive and other executive benefit programs with available information regarding similar programs at the peer companies. These tools are used as part of the overall process to ensure that the program results in appropriate pay relationships versus the market and internally among the NEOs, and that an appropriate balance of at-risk, performance-based compensation is maintained to support the program’s core objectives.

RISK ASSESSMENT

In early 2009, the CGN Committee, with the assistance of PM&P and Dominion’s chief risk officer, reviewed the overall structure of the company’s executive compensation program, as well as specific components of the program, to confirm the program does not encourage excessive risk-taking by officers and is aligned with the company’s risk management efforts and overall strategies. The CGN Committee believes that our well-balanced program of short-term and long-term incentives with a mix of performance goals, together with our strong stock ownership requirements and retention expectations, appropriately position the overall program from a risk perspective. In addition, as noted in Recovery of Incentive Compensation, the CGN Committee has expanded its authority for the recovery of any performance-based compensation in the event of fraudulent conduct or intentional misconduct.

ELEMENTS OF DOMINION’S COMPENSATION PROGRAM

Our executive compensation program consists of four basic elements:

Pay Element	Primary Objectives	Key Features & Behavioral Focus

Base Salary	• Provide competitive level of fixed cash compensation for performing day-to-day responsibilities • Attract and retain talent	• Targeted at market median with adjustments based on internal equity and other company considerations • Rewards individual performance and level of experience

Annual Incentive Plan

•   Provide at-risk cash compensation for achievement of short-term financial and operational goals

•   Aligns short-term compensation with our annual budget, earnings goals, business plans and core values

•   Cash payments based on achievement of annual financial and individual operating and stewardship goals

•   Rewards achievement of annual financial goals for Dominion and business unit and individual goals selected to support longer-term strategies

Long-Term Incentive Program	• Provide at-risk compensation for achievement of long-term performance goals • Creation of long-term shareholder value • Retention tool

•   A combination of performance-based cash and restricted stock awards (typically, a 50/50 mix)

•   Encourages and rewards officers for making decisions and investments that create long-term shareholder value as reflected in superior relative total shareholder returns, as well as achieving desired returns on invested capital and book value per share performance

Employee and Executive Benefits

•   Provide competitive retirement and other benefit programs that attract and retain highly-qualified individuals

•   Provide competitive terms to encourage executives to remain with us during any potential change in control to ensure an orderly transition of management

•   Company-wide benefit programs, supplemented by executive retirement plans, limited perquisites, and change in control and other agreements

•   Encourages officers to remain with us long-term and to act in the best interest of shareholders, even during any potential change in control

Factors in Setting Compensation

As discussed in How We Use Survey Data, blended market data and peer company practices are considered in the compensation setting process. Generally, our program is designed to pay base salary and total cash compensation at or slightly above the 50th percentile for the officers as a group. Total direct compensation is targeted between the 50th and 75th percentiles, but actual achievement of the incentive-based compensation goals will determine what is actually earned. As part of this analysis, we take into account Dominion’s larger size and complexity compared with our peer companies. Comparative data, however, is just one of several considerations used in setting compensation at Dominion.

The CGN Committee reviews the company’s overall performance versus its peer companies; its strategies; and its short-term and long-term goals in setting compensation targets, approving payouts and designing future programs. In addition to considering Dominion’s overall performance for the year, the CGN Committee takes into consideration several individual factors that are not given any specific weighting in setting each element of compensation for each NEO, including:

•	An officer’s experience and job performance;
•	The scope of responsibility for a position, including any differences from peer company positions and market survey data;
•	The relative importance of a particular position to Dominion’s strategy and success, and comparability to other officer positions at Dominion;
•	Retention and market competitive concerns; and
•	The officer’s role in any succession plan for other key positions.

CEO Compensation Relative to Other NEOs

Mr. Farrell participates in the same compensation programs and receives compensation based on the same philosophy and factors as other NEOs. Application of the same philosophy and factors to Mr. Farrell’s position results in overall CEO compensation that is significantly higher than the compensation of the other NEOs. His compensation is commensurate with his greater responsibilities and decision-making authority, broader scope of duties that encompasses the entirety of the company (as compared to the other NEOs who are responsible for significant but distinct areas within the company) and his overall responsibility for corporate strategy. His compensation also reflects his role as our primary corporate representative to investors, regulators, analysts, politicians, industry and the media.

We consider CEO compensation trends versus the next highest-paid officer and executive officers as a group over a multi-year period to monitor the ratio of Mr. Farrell’s pay relative to the pay of other executive officers based on (i) salary only and (ii) total direct compensation. We compare our ratios to that of our peers to confirm that our ratios are consistent with practices at our peer companies. There is no particular ratio or goal, but instead the CGN Committee considers year-to-year trends and comparisons with our peers. The CGN Committee did not make any adjustments to the compensation of any NEOs based on this review in 2008.

Allocation of Total Direct Compensation in 2008

Consistent with our objective to reward strong performance based on the achievement of short-term and long-term goals, a significant portion of total cash and total direct compensation is at risk. Approximately 86% of Mr. Farrell’s targeted 2008 total direct compensation is performance-based, tied to pre-approved performance metrics or tied to the performance of our stock. For the other NEOs, performance-based compensation ranges from 65% to 79% of targeted 2008 total direct compensation. This compares to an average of approximately 49% of targeted compensation at risk for most officers at the vice president level and an average of approximately 12% of total pay at risk for non-officer employees.

The charts below illustrate the elements of total direct compensation opportunities in 2008 for Mr. Farrell and the other NEOs and the allocation of such compensation among base salary, targeted 2008 annual incentive plan award and targeted 2008 long-term incentive compensation.

Base Salary

Base salary compensates our officers, along with the rest of our workforce, for committing significant time to working on Dominion’s behalf. Annual salary reviews achieve two primary purposes: (i) an annual adjustment, as appropriate, to keep salaries in line and competitive with the market and to reflect changes in responsibility, including promotions; and (ii) a motivational tool to acknowledge and reward excellent individual performance, special skills, experience, the strategic impact of a position relative to other Dominion executives and other relevant considerations.

While the base salary component of our program generally is targeted at or slightly above market median, our primary goal is to compensate our officers at a level that best achieves our objectives and reflects the considerations discussed above. We find that market data resources for particular positions can vary greatly from year to year, so we consider market trends for certain positions over a period of years rather than a one-year period in setting base salaries for such positions. We believe that an overall goal of targeting base salary at or slightly above the market median is a conservative but appropriate target for base pay. As of year-end 2008, Dominion ranked above the peer market median in market capitalization, assets and revenues. In addition to being above the market median in terms of these three measures, the scope of Dominion’s business operations is complex and unique in its industry. Successfully managing such a diverse and complex business requires a skilled and experienced management team. We believe we would not be able to successfully recruit and retain such a team if the base pay for officers was below market median, or in the case of our nuclear officers, below levels closer to the 75th percentile. The details of the 2008 base salary increases for the NEOs are discussed below.

We note that the company is taking a different approach for 2009 due to uncertain market conditions and slowed economic growth. While individual and company performance would support merit increases of 4% or more for our NEOs, we are capping base salary increases for the NEOs other than Mr. Farrell at 2.5%. At Mr. Farrell’s request, the CGN Committee set his 2009 base salary at the same level as 2008.

Mr. Farrell. Mr. Farrell received a 9% increase in his base salary in early 2008. When Mr. Farrell was promoted to the position of President and Chief Executive Officer in 2006, the CGN Committee determined it would raise his base salary to be in line with the market median for his position over the course of a few years. His salary increase for 2008 brought his base salary in line with the market median for his position. In setting this increase, the CGN Committee also considered Mr. Farrell’s exemplary performance and leadership during 2007, including his successful implementation of the Board-approved strategy to divest a significant portion of the company’s E&P assets and realign the company’s operating segments into the current organizational structure, as described in our summary annual report and Annual Report on Form 10-K.

Mr. Chewning. In 2007, Mr. Chewning skillfully and successfully oversaw the financial ramifications related to the divestiture of a significant portion of our E&P assets, providing strategic guidance with respect to our new dividend policy and investor relations efforts following that divestiture, and the strategy for the use of proceeds from such divestiture, including the repurchase of Dominion common stock and reduction of debt. As expected for someone who has successfully served in his position for over 10 years, Mr. Chewning’s base salary was already consistent with the market median for his position. The CGN Committee approved a 6% base salary increase for him in 2008 to keep pace with the anticipated increase in compensation for his peers at such time.

Mr. McGettrick. Mr. McGettrick is the CEO of our Dominion Generation operating segment, overseeing operational performance of our nuclear and fossil and hydro facilities. He has responsibility over a significant capital expenditure plan aimed at implementing Dominion’s strategic plans to meet the growing demand for energy in our service territories, along with our significant efforts towards protecting the environment and improving the efficiency of our generation facilities. In recognition of his achievements, and to bring his base salary up to the market median for his position, Mr. McGettrick received a 12% base salary increase in 2008.

Mr. Koonce. In addition to a successful year operationally for Dominion Energy during 2007, Mr. Koonce oversaw the realignment of Dominion Energy’s business in late 2007 following the divestiture of a significant portion of our E&P assets, including the transition of the remaining E&P Appalachian business to Dominion Energy. Based on these accomplishments, and to position Mr. Koonce’s compensation appropriately in relation to other business unit heads, the CGN Committee approved a 5.6% base salary increase for Mr. Koonce in 2008. Due to the fact that peer company data did not provide market median comparisons for Mr. Koonce’s position (as discussed above in How We Use Survey Data), the CGN Committee placed greater weight on survey data and on his position relative to his Dominion peers than external comparative factors.

Mr. Christian. In 2007, Mr. Christian was promoted to President of Dominion Nuclear (which is part of the Dominion Generation operating segment), while retaining his position as Chief Nuclear Officer. Consistent with our strategy of compensating our nuclear group at levels closer to the market 75th percentile to promote employee retention in a highly competitive field of expertise, and in recognition of his continuing outstanding performance and that of our nuclear group, the CGN Committee approved a 6% base salary increase for Mr. Christian in 2008, keeping him in line with the market 75th percentile.

The Annual Incentive Plan

OVERVIEW

The Annual Incentive Plan (AIP) plays an important role in meeting Dominion’s overall objective of rewarding strong performance. The AIP is a cash-based program focused on short-term goal accomplishments. All non-union employees scheduled to work 1,000 hours or more in a calendar year are eligible to participate in the AIP. Union employees covered under collective bargaining agreements that provide for participation in the company’s annual incentive plan are also eligible to participate in the AIP.

The AIP is designed to:

•	Tie interests of shareholders and employees closely together;
•	Focus our workforce on company, operating group, team and individual goals that ultimately influence operational and financial results;
•	Reward corporate and operating group earnings performance;
•	Reward operating and stewardship (including safety) and Six Sigma success;
•	Emphasize teamwork by focusing on common goals; and
•	Provide a competitive total compensation opportunity.

TARGET AWARDS

An NEO’s compensation opportunity under the AIP is based on his target award. Target awards are determined as a percentage of a participant’s base salary (for example, 95% of base salary). The target award is the amount of cash that will be paid if a participant achieves a score of 100% for the goals established at the beginning of the year and the plan is funded at the full funding target set for the year. The AIP target awards established for the NEOs and other officers are generally designed so that the officer’s total cash compensation for the year will be at or slightly above the market median if the plan goals are achieved. If AIP goals are exceeded, as they were in 2008, an officer’s total cash compensation may be higher than market median depending on the extent to which goals are exceeded, and if the goals are not achieved, the officer’s total cash compensation may be significantly lower than market median depending on the extent to which goals are not achieved. For Mr. Christian and other nuclear officers, we target compensation that is more consistent with market 75th percentile overall in recognition of the significant size and outstanding performance of our nuclear unit, competition in that industry, and the unique skills and experience that our nuclear officers contribute to that critical area of our business strategy. Annual incentive target awards levels are also consistent with our intent to have a significant portion of NEO compensation at risk.

The 2008 AIP targets for the NEOs, as a percentage of their base salary, were: Mr. Farrell – 125%; Mr. Chewning – 95%; Mr. McGettrick – 95%; Mr. Koonce – 90%; and Mr. Christian – 70%. The targets for Messrs. Farrell and Koonce increased by 5% from their 2007 AIP targets to move their targeted total cash compensation closer to the market median. The AIP targets for the other NEOs did not increase in 2008 from their 2007 percentages.

FUNDING OF THE 2008 AIP

Funding of the 2008 AIP was based solely on consolidated operating earnings per share, with potential funding ranging from 0% to 200% of the target funding. Consolidated operating earnings per share are our reported earnings determined in accordance with generally accepted accounting principles (GAAP), adjusted for certain items. We believe that by placing a focus on pre-established consolidated operating earnings per share targets, we increase employee awareness of the company’s financial objectives and encourage behavior and performance that will help achieve these objectives.

The 2008 AIP had a full funding target of $3.09 operating earnings per share, the approximate mid-point of our 2008 earnings guidance announced in January 2008, or $1.8 billion in consolidated operating earnings. Once the target is achieved, funding is based on a formula that provides equal sharing of consolidated operating earnings between AIP participants and shareholders up to the maximum AIP funding level of 200%. We did not modify our 2008 AIP funding goal in any manner due to the economic conditions in 2008.

Full funding means that the AIP is 100% funded and participants can receive their full targeted AIP payout if they achieve a score of 100% for their particular goal package, as described below in How We Determine AIP Payouts. At the maximum plan funding level of 200%, participants can earn up to two times their targeted AIP payout, subject to achievement of their individual goal packages.

Dominion reported $3.16 operating earnings per share for 2008, or $1.83 billion in consolidated operating earnings, which for 2008 is the same as our earnings reported in accordance with GAAP. This resulted in 157% funding for the 2008 AIP.

HOW WE DETERMINE AIP PAYOUTS

For most officers, payout of their funded bonuses for 2008 was subject to the accomplishment of business unit financial, operating and stewardship (including a required safety goal) and Six Sigma goals. The percentage allocated to each category of goals represents the percentage of the funded bonus subject to the performance of that goal.

Officer goals are weighted according to their responsibilities. The overall score cannot exceed 100%. The table below summarizes the goal weighting for the NEOs. The consolidated financial goal represents the portion of the target bonus subject to consolidated operating earnings per share funding only.

Name	Consolidated Financial Goal	Business Unit Financial Goals	Operating/ Stewardship*	Six Sigma
Thomas F. Farrell, II	90%	N/A	5%	5%
Thomas N. Chewning	90%	N/A	5%	5%
Mark F. McGettrick	60%	30%	5%	5%
Paul D. Koonce	60%	30%	5%	5%
David A. Christian	40%	30%	25%	5%

*5% of this goal weighting is for a safety goal. Only Mr. Christian had other, non-safety operating and stewardship goals, as described below.

For the NEOs other than Mr. Chewning, whose compensation is not subject to deduction limits imposed by Section 162(m) of the Internal Revenue Code (the Code), business unit financial goals, operating and stewardship and Six Sigma goals are discretionary goals, rather than necessary targets to be achieved to earn a full payout. To preserve the tax deduction for payouts made to the NEOs whose compensation is subject to Code Section 162(m) deduction limits, payouts are based solely on the achievement of the consolidated operating earnings goals, with the CGN Committee having the ability to exercise negative discretion as deemed appropriate based on actual achievement of the discretionary goals.

Business unit financial goals provide a line-of-sight performance target for officers within a business unit and, on a combined basis, support the consolidated operating earnings target for Dominion. The 2008 business unit financial goals and accomplishment levels for Mr. Koonce (Dominion Energy) and Messrs. McGettrick and Christian (Dominion Generation) were as follows:

Company	Threshold (Net Income)	100% Payout (Net Income)	2008 (Net Income)	2008 Accomplishment
(Millions)
Dominion Energy	$359	$449	$468	100%
Dominion Generation	884	1,105	1,227	100%

Operating and stewardship goals provide line-of-sight performance targets that may not be financial and that can be customized for each individual or by segments of each business unit. Operating and stewardship goals promote our core values of safety, ethics, excellence and teamwork, which in turn contribute to our financial success. In 2008, safety was a required operating and stewardship goal for all officers and employees, with a minimum weighting of 5%.

Messrs. Farrell, Chewning, McGettrick and Christian adopted a safety goal of minimizing OSHA recordable incident rates to a specified target number. Mr. Koonce also adopted a safety goal of minimizing days away, restricted duty and lost time (DART) incidents. All of the NEOs achieved their safety goals and the company overall had its fifth straight year of improved safety performance.

With the exception of Mr. Christian, the NEOs did not hold any operating and stewardship goals other than safety goals. In addition to his safety goal, which was weighted 6.25%, Mr. Christian had operating and stewardship goals in four other categories, weighted as indicated:

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Collective Radiation Exposure (5%): Mr. Christian’s Collective Radiation Exposure (CRE) goal was to minimize the radiation exposure to all personnel in the nuclear business unit based on As Low As Reasonably Achievable (ALARA) standards and performance in this area was better than the targeted goal.

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Capacity Factor (5%): Mr. Christian’s Capacity Factor (CF) goal was to achieve or exceed a targeted CF percentage; CF, expressed as a percentage, is actual generation divided by projected generation. The CF goal was not fully achieved.

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Environmental Stewardship (3.75%): Mr. Christian’s Environmental Stewardship goal was to minimize the number of environmental performance points assessed at our nuclear stations to a target number. This goal was not achieved, with more points actually assessed than the target number.

•	Production Cost (5%): Mr. Christian’s Production Cost goal was to cap these costs at targeted numbers. The Production Cost goal was not fully achieved.

Due to the CF, Production Cost, and Environmental Stewardship goal shortfalls, Mr. Christian’s goal achievement in the operating and stewardship goal category was 84% (or 21% of the possible 25% goal score for the operating and stewardship goal category).

Dominion implemented the Six Sigma program in 2001 to use data and statistical analysis to measure and improve operational performance. Six Sigma goals are designed to increase productivity, reduce costs and improve customer service. The Six Sigma goal for 2008 had a 5% weighting made up of two parts, with 2% tied to financial and improvement targets established for each business unit and a 3% weighting tied to a Dominion-wide savings goal of at least $85 million. Achievement of the business unit goals contributed to the overall $85 million financial target. If the positive financial impact for Dominion was $120 million or more, a 2% credit was granted that could be applied to offset any shortfall in operating and stewardship goals other than goals based on safety and regulatory compliance. Each business unit achieved its individual Six Sigma goals for 2008. The Six Sigma positive financial impact for Dominion exceeded $120 million, resulting in all employees earning the 2% extra credit, which was applied to offset any goal shortfalls other than goals based on safety and regulatory compliance.

As discussed above, we determine the payout for the NEOs other than Mr. Chewning based on the consolidated financial goal only and this goal was fully achieved resulting in a 100% payout score. Mr. Chewning received full credit for achieving his operating and stewardship safety goal and the Six Sigma goal, resulting in a 100% total payout score. With the exception of Mr. Christian, the other NEOs also fully achieved their discretionary business unit financial, operating and stewardship, and safety goals, resulting in a 100% total payout score for these discretionary goals. For Mr. Christian, the 2% extra credit earned by exceeding the Six Sigma goal was applied to offset his CF and Production Cost goal shortfalls in the operating and stewardship category, but was not applied to the Environmental Stewardship goal shortfall as this was a regulatory goal. As a result, his total payout score was 98%.

2008 AIP PAYOUTS

The formula for calculating an award is:

Amounts earned under the 2008 AIP by NEOs are shown below and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The CGN Committee exercised negative discretion to lower Mr. Christian’s payout score from 100% (based on the consolidated financial goal only) to 98% due to his operating and stewardship goal shortfalls.

Name	Base Salary		Target Award		Funding %		Total Payout Score%		2008 AIP Payout
Thomas F. Farrell, II	$1,200,000	x	125%	x	157%	x	100%	=	$2,355,000
Thomas N. Chewning	680,500	x	95%	x	157%	x	100%	=	1,014,966
Mark F. McGettrick	635,000	x	95%	x	157%	x	100%	=	947,103
Paul D. Koonce	485,800	x	90%	x	157%	x	100%	=	686,435
David A. Christian	540,300	x	70%	x	157%	x	98%	=	581,973*

* 2008 AIP Payout reflects rounding of Total Payout Score percentage.

The Long-Term Incentive Program

OVERVIEW

Our long-term incentive program focuses on Dominion’s longer-term strategic goals and retention. In recent years, 50% percent of our long-term incentives have been full value equity awards in the form of restricted stock with time-based vesting and the other 50% have been performance-based awards. We believe restricted stock serves as a strong retention tool and also creates a focus on stock price to further align the interests of officers with the interests of our shareholders. For those officers who have made substantial progress towards their share ownership guidelines, 50% of their long-term award is in the form of a cash performance grant. Because officers are expected to retain ownership of shares upon vesting of restricted stock awards, as explained in Share Ownership Guidelines, the long-term cash performance grant balances the program and allows a portion of the long-term incentive award to be accessible to our NEOs during the course of their employment.

On average, the long-term incentive values for our NEOs and other officers are between the market median and the 75th percentile, which is consistent with Dominion’s larger size and complexity compared with our peer companies. For certain officers, however, including Mr. Chewning and Mr. Christian, we target the 75th percentile to address and recognize their experience, performance, and specific skills, as well as competitive market pressures and demands for their positions. However, actual performance versus pre-set performance goals determines whether the final compensation earned is at market median, at target or at or above market 75th percentile.

The fact that an officer may have received long-term incentive awards over the course of his or her career is not a significant factor in determining the officer’s entitlement to appropriate long-term incentive awards in the current year. If a newer officer does not have prior grants outstanding due to his or her short tenure, we do not increase the compensation paid to such officer due to a lack of outstanding grants from prior years.

2008 RESTRICTED STOCK GRANTS

All officers received a restricted stock grant on April 1, 2008 based on a stated dollar value. The number of shares awarded was determined by dividing the stated dollar value by the closing price of Dominion’s common stock on March 31, 2008. The grants have a three-year vesting term, with cliff vesting at the end of the restricted period on April 1, 2011. Dividends are paid to officers during the restricted period. The fair value of each NEO’s 2008 restricted stock grant is disclosed in the Grants of Plan-Based Awards table.

2008 CASH PERFORMANCE GRANTS

Most officers, including the NEOs, received cash performance grants on April 1, 2008. Officers who have not achieved 50% of their targeted share ownership guideline received stock-based performance grants. Dividend equivalents are not paid on any performance-based grants. The performance period commenced on January 1, 2008 and will end on December 31, 2009. Like our 2007 performance grants, the 2008 grants are denominated as a target award, with potential payouts ranging from 0-200% of the target based on Dominion’s total shareholder return (TSR) relative to the peer group of companies selected by the CGN Committee and return on invested capital (ROIC). In addition, 2008 performance grants include a third metric: increase in book value per share.

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Relative TSR (50% weighting). TSR is the difference between the value of a share of common stock at the beginning and end of the two-year performance period, plus dividends paid as if reinvested in stock. For this metric, Dominion’s TSR is compared to TSR levels at its peer companies for the same two-year period. The TSR metric was selected to focus our officers on long-term shareholder value when developing and implementing their strategic plans and in turn, reward management based on the achievement of TSR levels as measured relative to our peer companies. The peer group for the 2008 performance grant is the same group of companies described above in The Peer Group and Peer Group Comparisons. The relative TSR targets and corresponding payout scores are as follows:

Relative TSR Performance	Percentage Payout of TSR Percentage*
Top Quartile – 75% to 100%	150% – 200%
2nd Quartile – 50% to 74.9%	100% – 149.9%
3rd Quartile – 25% to 49.9%	50% – 99.9%
4th Quartile – below 25%	0%

*TSR weighting is interpolated between the top and bottom of the percentages within a quartile. A minimum payment of 25% of the TSR percentage will be made if the TSR performance is at least 10% on a compounded annual basis for the performance period, regardless of relative performance.

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ROIC (40% weighting). ROIC reflects the company’s total return divided by average invested capital for the performance period. For this purpose, total return is the company’s consolidated operating earnings plus its after-tax interest and related charges, plus preferred dividends. The ROIC metric was selected to reward officers for the achievement of expected levels of return on the company’s investments. We believe an ROIC measure encourages management to choose the right investments, and with those investments, to achieve the highest returns possible through prudent decisions, management and control of costs. We designed our ROIC goals to provide 100% payout if we achieve an ROIC of 8.70% over the two-year performance period. For the 2007 performance grants, ROIC goal achievement for the 2007-2008 performance period was 8.4%. The ROIC performance targets and corresponding payout scores are as follows:

ROIC Performance	Percentage Payout of ROIC Percentage*
8.90% and above	200%
8.80% - 8.89%	150% - 199.9%
8.70% - 8.79%	100% - 149.9%
8.60% - 8.69%	50% - 99.9%
Below 8.60%	0%

*ROIC percentage payout is interpolated between the top and bottom of the percentages for any range.

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Book Value per Share (Book Value Performance) (10% weighting). Book Value Performance measures the company’s value according to its balance sheet (the difference between assets and liabilities) as opposed to the market value of company stock, subject to certain pre-approved exclusions, whether positive or negative, as set forth in the awards. It measures the use of funds as well as the efficiency of issuing stock. The Book Value Performance metric promotes better long-term value of Dominion assets by effective capital allocation and management and encourages a decision-making process that minimizes write-offs and issuances of stock below anticipated share prices. The CGN Committee applied a 10% weighting to this new measure in order to allow a mix of performance measures while maintaining the desired focus on relative TSR and ROIC. Book Value Performance will be calculated as common shareholders’ equity divided by the number of outstanding shares as of December 31, 2009. The Book Value Performance targets and corresponding payout scores are as follows:

Book Value Performance	Percentage Payout of Book Value Performance Percentage*
$20.80 and above	200%
$20.70 - $20.79	150% - 199.9%
$20.60 - $20.69	100% - 149.9%
$20.50 - $20.59	50% - 99.9%
Below $20.50	0%

*Book Value Percentage payout is interpolated between the top and bottom of the percentages for any range.

VESTING TERMS FOR THE 2008 RESTRICTED STOCK GRANTS AND PERFORMANCE GRANTS

The grants are forfeited in their entirety if an officer voluntarily terminates his or her employment or is terminated with cause before the vesting date. The grants have pro-rated vesting for retirement, termination without cause, death or disability, rewarding the officers or their estate only for the period of time they provided services to Dominion. In the case of retirement, pro-rated vesting will not occur if the CEO (or, for the CEO, the CGN Committee) determines the officer’s retirement is detrimental to the company.

For the performance grants, payout for an officer who retires or whose employment is terminated without cause is made following the end of the performance period so that the officer is rewarded only to the extent the performance goals are achieved. In the case of death or disability, payout is made as soon as possible to facilitate the administration of the officer’s estate or financial planning; the payout amount will be the greater of the officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes on Dominion’s financial statements.

In the event of a change in control, we use a modified double trigger for the vesting of our restricted stock awards, with pro-rated vesting as of the change of control date, and full vesting if an officer’s employment is terminated, or constructively terminated by the successor entity before the scheduled vesting date. This approach appropriately rewards officers for their service with Dominion up through the date of the change in control and also encourages them to remain with the successor entity to ensure an orderly transition of management following the change in control.

We take a different approach for performance grants. Given that the TSR, ROIC and Book Value Performance metrics are exclusively Dominion-related goals, we do not consider it reasonable or fair to continue to apply those goals in the event of a change in control. Accordingly, the payout of the performance grants will occur as soon as administratively feasible following the change in control date at an amount that is the greater of an officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes on Dominion’s financial statements.

PAYOUT UNDER 2007 PERFORMANCE GRANTS

In February 2009, payouts were made to officers who received 2007 performance grants, including the NEOs. The 2007 performance grants were based on two evenly-weighted goals: TSR for the two-year period ended December 31, 2008 relative to a peer group of companies and ROIC for the two-year period (the ROIC goal).

Relative TSR performance was measured on the same scale set forth above for the 2008 performance grants, but our 2007 peer group for this grant did not include Ameren Corporation and DTE Energy Company.

Because of uncertainty related to the pending E&P divestitures in April 2007 when the 2007 performance grants were awarded, certain officers who at that time were potentially subject to the deduction limits imposed by Code Section 162(m), including the NEOs, were given awards with ROIC targets based in part on the 2007 budget that excluded any assumed earnings from the E&P business unit. In order to preserve the company’s ability to deduct the performance-based compensation paid to these officers, the CGN Committee did not have authority to modify the ROIC targets for these awards based on subsequent adjustments to the 2007 budget. The ROIC performance targets and corresponding payout scores for these officers are as follows:

ROIC Performance	Percentage Payout of ROIC Percentage*
5.90% or greater	200%
5.70% – 5.89%	150% – 199.9%
5.50% – 5.69%	100% – 149.9%
5.30% – 5.49%	50% – 99.9%
Below 5.30%	0%

*ROIC percentage payout is interpolated between the top and bottom of the percentages for any range.

Revised two-year ROIC goals for officers and employees, with the exception of the goals for officers who were potentially subject to the deduction limits imposed by Code Section 162(m), were approved by the CGN Committee in 2008 based on adjustments to the 2007 budget due primarily to the impact of the E&P divestitures. The CGN Committee’s discretionary authority to revise the ROIC goals was provided for under the terms of the grants. The revised ROIC targets and corresponding payout scores are as follows:

ROIC Performance	Percentage Payout of ROIC Percentage*
8.50% or greater	200%
8.30% – 8.49%	150% –199.9%
8.10% – 8.29%	100% – 149.9%
7.90% – 8.09%	50% – 99.9%
Below 7.90%	0%

*ROIC percentage payout is interpolated between the top and bottom of the percentages for any range.

Based on the achievement of the performance criteria, the CGN Committee approved a 146% payout for the 2007 performance grants. The following table summarizes the achievement of the 2007 performance criteria:

Measure	Goal Weight%		Goal Achievement%		Payout%
TSR	50%	X	116.6%	=	58%
ROIC	50%	X	176.3%	=	88%

Combined Overall Performance Score					146%

Based on the achievement of the performance criteria for NEOs and other officers who had different ROIC goals, as described above, their grant payouts would have been at a 158% level instead of the approved 146% level due to 200% goal achievement of their ROIC goal. The CGN Committee exercised negative discretion to lower the payouts for these officers by 12% so that their payouts were consistent with payouts for other officers. The resulting payout amounts for the NEOs for the 2007 Performance Grants are shown below and are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Name	2007 Performance Grant Award		Overall Performance Score		Calculated Performance Grant Payout
Thomas F. Farrell, II	$3,000,000	x	146%	=	$4,380,000
Thomas N. Chewning	1,000,000	x	146	=	1,460,000
Mark F. McGettrick	750,000	x	146	=	1,095,000
Paul D. Koonce	450,000	x	146	=	657,000
David A. Christian	325,000	x	146	=	474,500

2009 LONG-TERM INCENTIVE PROGRAM

In January 2009, the CGN Committee approved the 2009 long-term incentive grants for the NEOs. We have not modified the design of our long-term incentive program for 2009 as a result of the negative impact of uncertain market conditions on the value of outstanding stock awards (nor have we modified the terms of any outstanding equity or performance-based awards). The target award levels, terms and conditions of these grants are substantially similar to the 2008 long-term incentive grants described above, with the same TSR goals and peer group, and ROIC and Book Value Performance goals updated to reflect the 2009-2010 business plan and consolidated operating earnings targets. The CGN Committee moved the grant date up from the early April grant date used for the 2007 and 2008 long-term incentive programs to an early February 2009 grant date. With this change to an earlier grant date, long-term incentive grants are made closer to the beginning of the performance cycle than our prior grants and shortly after the public disclosure of Dominion’s earnings for the prior year. This grant date timing is also more consistent with the grant date practices of other companies in our industry.

Employee and Executive Benefits

Benefit plans and limited perquisites comprise the fourth element of our compensation program. These benefits serve as a retention tool and reward long-term employment.

RETIREMENT PLANS

We sponsor two types of tax-qualified retirement plans for eligible employees, including our NEOs: a defined benefit pension plan (the Pension Plan) and a defined contribution 401(k) savings plan (the 401(k) Plan). The NEOs, as employees hired before 2008, are eligible for a pension benefit upon attainment of retirement age based on a formula that takes into account final compensation and years of service. They also receive a cash balance benefit under which the company contributes 2% of each participant’s compensation to a special retirement account, which may be paid in a lump sum or added to the annuity benefit upon retirement. The formula for the Pension Plan is explained in the narrative following the Pension Benefits table. The change in pension value for 2008 for the NEOs is included in the Summary Compensation Table.

Officers whose matching contributions under our 401(k) Plan are limited by Internal Revenue Code limits receive a cash payment to make them whole for the company match lost as a result of these limits. These cash payments are currently taxable. The company matching contributions to the 401(k) Plan and the cash payments of company matching contributions above Internal Revenue Code limits for the NEOs are included in the All Other Compensation column of the Summary Compensation Table and detailed in the footnote for that column.

We also maintain two nonqualified retirement plans for our executives, the Retirement Benefit Restoration Plan (BRP) and the Executive Supplemental Retirement Plan (ESRP). Unlike the Pension Plan and 401(k) Plan, these plans are unfunded, unsecured obligations of the company. These plans keep us competitive in attracting and retaining officers. Because of Internal Revenue Code limits on Pension Plan benefits and because a more substantial portion of total compensation for our officers is paid as incentive compensation than for other employees, the Pension Plan and 401(k) Plan alone will produce a lower percentage of replacement income in retirement for officers than these plans will for other employees. The BRP restores benefits that will not be paid under the Pension Plan due to the Internal Revenue Code limits. The ESRP provides a benefit that covers a portion (25%) of final base salary and target annual incentive compensation to partially make up for this gap in retirement income. The BRP and ESRP do not include long-term incentive compensation in benefit calculations and, therefore, a significant portion of the potential compensation for our officers is excluded from calculation in any retirement plan benefit. Please refer to the narrative following the Pension Benefits table for additional information regarding these retirement plans.

As consideration for the benefits earned under the BRP and ESRP, all officers agree to comply with one-year non-competition and non-solicitation requirements set forth in the plan documents following their retirement or other termination from the company.

In individual situations and primarily for mid-career changes or retention purposes, the CGN Committee has granted certain officers additional years of credited age and service for purposes of calculating benefits under the Pension Plan and BRP. Age and service credits granted to the NEOs are described in Additional Post-Employment Benefits for NEOs under Potential Payments Upon Termination or Change in Control. Additional Pension Plan benefits attributable to age and service credits will be paid from company assets and not from the trust established for the Pension Plan. Additional age and service may also be earned under the terms of an officer’s Employment Continuity Agreement in the event of a change in control, as described in Change in Control under Potential Payments Upon Termination or Change in Control.

The present value of accumulated benefits under these retirement plans is disclosed in the Pension Benefits table and the terms of the plans are fully explained in the narrative following that table.

OTHER BENEFIT PROGRAMS

Dominion’s officers participate in all of the benefit programs available to other Dominion employees. The core benefit programs include medical, dental and vision benefit plans, a health savings account, health and dependent care flexible spending accounts, group-term life insurance, travel accident coverage, short-term disability and long-term disability coverage and a paid time off program. There are other miscellaneous employee benefit programs, including employee assistance programs and employee leave policies.

We also maintain an Executive Life Insurance Program for officers to replace a former company-wide retiree life insurance program that was discontinued in 2003. The plan is fully-insured by individual policies that provide death benefits equal to a multiple (one to three times) of an officer’s base salary. This life insurance coverage is in addition to the group-term insurance that is provided to all employees. The officer is the owner of the policy and the company makes premium payments until the later of 10 years or the date the officer attains age 64. Officers are taxed on the premiums paid by the company. The premiums for these policies are included in the All Other Compensation column of the Summary Compensation Table.

PERQUISITES

We provide perquisites for our officers to enable them to perform their duties and responsibilities as efficiently as possible and to minimize distractions. The CGN Committee annually reviews the perquisites to ensure they are an effective and efficient use of corporate resources. We believe the benefits we receive from offering these perquisites outweighs the costs of providing them. In addition to incidental perquisites associated with maintaining an office, we offer the following perquisites to all officers:

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An allowance of up to $9,500 a year to be used for health club memberships and wellness programs, comprehensive executive physical exams and financial and estate planning. Dominion wants officers to be proactive with preventive healthcare and also wants executives to use professional, independent financial and estate planning consultants to ensure proper tax reporting of company-provided compensation and to help officers optimize their use of Dominion’s retirement and other employee benefit programs.

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A company-leased vehicle, including the cost of insurance, gas and maintenance, up to an established lease-payment limit (if the lease payment exceeds the allowance, the officer pays for the excess amount on the vehicle).

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In limited circumstances, use of company aircraft for personal travel by executive officers. For security and other reasons, the Board requires Mr. Farrell to use the aircraft for all travel, including personal travel. His family and guests may accompany Mr. Farrell on any personal trips. The use of company aircraft for personal travel by other executive officers is limited and usually related to (i) travel with the CEO or (ii) personal travel to accommodate business demands on an executive’s schedule. The company will also transport spouses of executives to business meetings when spouses are invited to attend. With the exception of Mr. Farrell, personal use of aircraft is not available when there is a company need for the aircraft. Use of company aircraft saves substantial time and allows us to have better access to our executives for business purposes. Over 97% of the use of Dominion’s aircraft is for business purposes. Other than Mr. Farrell’s travel and one trip by Mr. Chewning, none of the NEOs or other executive officers used company aircraft for personal travel in 2008.

Other than costs associated with comprehensive executive physical exams, these perquisites are fully taxable to officers. In 2008, the company provided a tax gross-up for personal use of company aircraft by the executive officers and their immediate family members. Effective January 1, 2009, tax gross-ups for personal use of company aircraft were discontinued. There is no tax gross-up for imputed income on other perquisites.

EMPLOYMENT CONTINUITY AGREEMENTS

Dominion has entered into Employment Continuity Agreements with all officers to ensure continuity in the event of a change in control of the company. While Dominion has determined these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the company in the event of an anticipated or actual change in control of Dominion. In a time of transition, it is critical to protect shareholder value by retaining and continuing to motivate the company’s core management team. In a change in control situation, workloads typically increase dramatically, outside competitors are more likely to attempt to recruit top performers away from the company, and officers and other key employees may consider other opportunities when faced with uncertainties at their own company. Therefore, the Employment Continuity Agreements provide security and protection to officers in such circumstances for the long-term benefit of the company and its shareholders.

In determining the appropriate multiples of compensation and benefits payable upon a change in control, the company evaluated peer group and general practices and considered the levels of protection necessary to retain officers in such situations. The Employment Continuity Agreements are double-trigger agreements that require both a change in control and a qualifying termination of employment to trigger a benefit. The specific terms of the Employment Continuity Agreements are discussed in Additional Post-Employment Benefits for NEOs under Potential Payments Upon Termination or Change in Control.

OTHER AGREEMENTS

Dominion does not have comprehensive employment agreements or severance agreements for its NEOs. Although the CGN Committee believes the compensation and benefit programs described in this CD&A are appropriate, Dominion, as one of the nation’s largest producers and transporters of energy, is part of a constantly changing and increasingly competitive environment. In recognition of their valuable knowledge and experience and to secure and retain their services, we have entered into letter agreements with each of our NEOs to provide certain benefit enhancements or other protections, as described in Additional Post-Employment Benefits for NEOs under Potential Payments Upon Termination or Change in Control.

OTHER RELEVANT COMPENSATION PRACTICES

Share Ownership Guidelines

We require officers to own and retain significant amounts of Dominion stock during their careers to align their interests with those of our shareholders. Targeted ownership levels are the lesser of the following:

Position	Value/# of Shares
Chairman, President & Chief Executive Officer	8 x salary/145,000
Executive Vice President – Dominion	5 x salary/35,000
Senior Vice President – Dominion & Subsidiaries/President – Dominion Subsidiaries	4 x salary/20,000
Vice President – Dominion & Subsidiaries	3 x salary/10,000

Shares owned by an officer and his or her immediate family members as well as shares held under company benefit plans count towards the ownership targets. Restricted stock, goal-based stock and shares underlying stock options do not count towards the ownership targets. We prohibit certain types of transactions related to Dominion stock, including derivative securities, hedging transactions, margin accounts and pledging shares as collateral.

With limited exceptions, officers are expected to retain ownership of their Dominion stock, including restricted stock and goal-based shares that have vested, as long as they remain employed by the company. We refer to shares held by an officer that are more than 15% above his or her ownership target as “Qualifying Excess Shares.” Officers may sell up to 50% of their Qualifying Excess Shares at any time and may sell all Qualifying Excess Shares during the one-year period preceding retirement. Qualifying Excess Shares may also be gifted to a charitable organization or put into a trust outside of the officer’s control for estate planning purposes at any time.

At least annually, the CGN Committee reviews the share ownership guidelines and monitors compliance by executive officers individually and the officer group as a whole. The NEOs’ ownership is shown in the Director and Officer Share Ownership table; each NEO exceeds his ownership target.

Recovery of Incentive Compensation

Consistent with standards established by the Sarbanes-Oxley Act of 2002, Dominion’s Corporate Governance Guidelines authorize the Board to seek recovery of performance-based compensation paid to officers who are found to be personally responsible for fraud or intentional misconduct that causes a restatement of financial results filed with the SEC. Beginning in 2009, the CGN Committee approved a broader clawback provision for inclusion in our AIP and long-term incentive performance grant documents. This clawback provision authorizes the CGN Committee, in its discretion and based on facts and circumstances, to recoup AIP and performance grant payouts from any employee whose fraudulent or intentional misconduct (i) directly causes or partially causes the need for a restatement of a financial statement or (ii) relates to or materially affects the company’s operations or the employee’s duties at the company. The company reserves the right to recover a payout by seeking repayment from the employee, by reducing the amount that would otherwise be payable to the employee under another company benefit plan or compensation program to the extent permitted by applicable law, withholding future incentive compensation, or a combination of these actions. The clawback provision is in addition to, and not in lieu of, other actions the company may take to remedy or discipline misconduct, including termination of employment or a legal action for breach of fiduciary duty, and any actions imposed by law enforcement agencies.

Tax Deductibility of Compensation

Code Section 162(m) generally disallows a deduction by publicly held corporations for compensation in excess of $1 million paid to the CEO and next three most highly-compensated officers other than the CFO. If certain requirements are met, performance-based compensation qualifies for an exemption from the Section 162(m) deduction limit. We intend to provide competitive executive compensation while maximizing Dominion’s tax deduction. While the CGN Committee considers Section 162(m) tax implications when designing annual and long-term compensation programs and approving payouts under such programs, it reserves the right to approve, and in some cases has approved, non-deductible compensation when corporate objectives justify the cost of being unable to deduct such compensation. Dominion’s Tax Department has advised the CGN Committee that the cost of any such lost tax deductions is not material to the company.

Accounting for Stock Based Compensation

We measure and recognize compensation expense in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which requires that compensation expense relating to share-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued. The CGN Committee considers the accounting treatment of equity and performance-based compensation when approving awards.

Executive Compensation

SUMMARY COMPENSATION TABLE – AN OVERVIEW

The Summary Compensation Table is the principal source of information regarding compensation earned by our NEOs, as well as amounts accrued or accumulated during years reported with respect to retirement plans, past equity grants and other items. The NEOs include our CEO, our CFO and the three most highly compensated executives other than our CEO and CFO.

The following highlights some of the disclosures contained in this table for our NEOs. Detailed explanations regarding certain types of compensation paid to an NEO are included in the footnotes to the table.

Salary. The amounts in this column are the base salaries earned by the NEOs for the years indicated.

Bonus. The amounts in this column reflect the one-time bonuses paid to our CEO and CFO for their leadership and accomplishments in connection with the sale of our E&P assets during 2007, and additionally, for Mr. Farrell, for his leadership during that transitional year.

Stock Awards. This column discloses the expense recognized for the fiscal year in accordance with SFAS 123R on all outstanding restricted stock awards granted to the NEOs. It reflects the expense recognized for outstanding restricted stock grants awarded to the NEOs in 2003, 2004, 2006, 2007 and 2008. No stock grants were awarded in 2005.

Non-Equity Incentive Plan Compensation. This column includes amounts earned under two performance-based programs: the AIP and cash-based performance grant awards under our Long-Term Incentive Programs. For 2008, the amounts include the payout of cash compensation earned under the 2008 AIP as well as the payout of cash-based performance grant awards made in 2007. For 2007, the amounts include the payout of cash compensation earned under the 2007 AIP as well as the payout of cash-based performance grant awards made in 2006. For 2006, the amounts include only the payout of cash compensation earned under the 2006 AIP. In 2006, we transitioned our long-term incentive plan from a program based only in restricted stock grants to a program that was split between restricted stock grants and performance grants. Our first long-term performance grant payout occurred for the 2006/2007 cycle and is reflected in the 2007 amount. These performance programs are based on performance criteria established by the CGN Committee at the beginning of the performance period, with actual performance scored against the pre-set criteria by the CGN Committee at the end of the performance period.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column shows any year-over-year increases in the annual accrual of pension and supplemental retirement benefits for our NEOs. These are accruals for future benefits that may be earned under the terms of our retirement plans, and do not reflect actual payments made during the year to our NEOs. The amounts disclosed reflect the annual change in the actuarial present value of benefits under defined benefit plans sponsored by the company, which include the company’s tax-qualified Pension Plan and the nonqualified plans described in the narrative following the Pension Benefits table. The annual change equals the difference in the accumulated amount for the current fiscal year and the accumulated amount for the prior fiscal year, using the same actuarial assumptions used for the company’s audited financial statements for the applicable fiscal year, including assumed retirement dates, life expectancy of our officers and other assumptions.

All Other Compensation. The amounts in this column disclose compensation that is not classified as compensation reportable in another column, including perquisites and benefits with an aggregate value of at least $10,000, the value of company-paid life insurance premiums, the value of any tax gross-up compensation for personal use of company aircraft, company matching contributions to an executive’s 401(k) Plan account, company matching contributions paid directly to the executive that would be credited to the 401(k) Plan if IRS contribution limits did not apply, payment for unused vacation days not carried forward to the following year and dividends paid on restricted stock.

Total. The number in this column provides a single figure that represents the total compensation either earned by each NEO for the years indicated or accrued benefits payable in later years and required to be disclosed by SEC rules in this table. It does not reflect actual compensation paid to the NEO during the year, but is the sum of the dollar values of each type of compensation quantified in the other columns in accordance with SEC rules.

SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation paid or earned by our NEOs for the years ended December 31, 2008, 2007 and 2006 as well as annual accruals for outstanding equity awards and changes in pension value.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Thomas F. Farrell, II Chairman, President and Chief Executive Officer	2008	$1,191,667	—	$3,107,029	$6,735,000	$2,625,135	$626,421	$14,285,252
	2007	1,100,000	$2,000,000	2,652,137	6,542,400	2,187,921	635,749	15,118,207
	2006	1,000,000	—	1,962,120	1,166,000	2,616,339	560,071	7,304,530
Thomas N. Chewning Executive Vice President and Chief Financial Officer	2008	677,292	—	1,517,046	2,474,966	348,003	314,650	5,331,957
	2007	642,000	500,000	1,184,260	2,490,018	325,855	349,341	5,491,474
	2006	600,000	—	1,038,680	572,400	294,209	374,390	2,879,679
Mark F. McGettrick Executive Vice President (President & CEO – Dominion Generation)	2008	629,333	—	717,258	2,042,103	724,614	167,861	4,281,169
	2007	567,000	—	600,140	1,772,070	781,765	165,942	3,886,917
	2006	525,000	—	429,074	428,728	883,115	155,448	2,421,365
Paul D. Koonce Executive Vice President (CEO – Dominion Energy)	2008	483,650	—	492,273	1,343,435	520,415	123,818	2,963,591
David A. Christian (President & Chief Nuclear Officer – Dominion Nuclear)	2008	537,750	—	420,090	1,056,473	612,221	132,402	2,758,936

(1) Salary increases for 2008 became effective on February 1, 2008. For the month of January 2008, monthly salary was paid at the 2007 monthly salary amount.

(2) The amounts in this column represent special, one-time cash bonuses approved by the CGN Committee in 2007 for Mr. Farrell and Mr. Chewning for their contributions to the successful divestiture of the E&P assets. Mr. Farrell’s bonus also recognized his strategic leadership of the company throughout the transition period during and after the divestiture.

(3) The amounts in this column reflect the compensation expense recognized on all outstanding stock awards in accordance with SFAS 123R. Dominion did not grant any stock options in 2008. The grant date fair value of restricted stock awards granted to the NEOs in 2008 is disclosed in the Grants of Plan-Based Awards table. In accordance with SFAS 123R, the grant date fair value of restricted stock awards is equal to the market price of our stock on the date of grant. See also Note 20 to the Consolidated Financial Statements in Dominion’s 2008 Annual Report on Form 10-K for more information on the valuation of stock-based awards and the Outstanding Equity Awards at Fiscal Year-End table for a listing of all outstanding equity awards as of December 31, 2008.

(4) The 2008 amounts in this column include payouts under two separate incentive programs, the 2008 AIP and the 2007 Performance Grant Awards. All of the NEOs except Mr. Christian received a 157% payout of their 2008 AIP target awards, reflecting 157% funding of the 2008 AIP and 100% accomplishment of their goals. Mr. Christian’s payout was reduced by the CGN Committee due to 98% accomplishment of his goals. The AIP payout amounts were as follows: Mr. Farrell: $2,355,000; Mr. Chewning: $1,014,966; Mr. McGettrick: $947,103; Mr. Koonce: $686,435; and Mr. Christian: $581,973. See the CD&A for additional information on the 2008 AIP and the Grants of Plan Based Awards table for the range of each NEO’s potential award under the 2008 AIP. The 2007 Performance Grant Award was issued on April 3, 2007, and the payout amount was determined based on achievement of performance goals for a two-year performance period that ended on December 31, 2008. The payout could range from 0% to 200% of each NEO’s target award. The 2007 Performance Grant payout was 146%. The payout amounts were as follows: Mr. Farrell – $4,380,000; Mr. Chewning – $1,460,000; Mr. McGettrick – $1,095,000; Mr. Koonce – $657,000; and Mr. Christian – $474,500. The 2007 amounts reflect both the 2007 AIP and the 2006 Performance Grant payments, while the 2006 amounts reflect only the 2006 AIP payments.

(5) The amounts in this column reflect the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our qualified Pension Plan and nonqualified executive retirement plans. There are no above-market earnings on nonqualified deferred compensation plans. These accruals are not directly in relation to final payout potential, and can vary significantly year over year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or incentive target for market or other reasons; (iii) actual age versus predicted age at retirement; and (iv) other relevant factors. The amounts shown in this column for Mr. Farrell are significantly higher than the amounts shown for the other NEOs due to a significant increase in his base salary and annual incentive plan target award following his promotion to CEO in 2006, and the consequent projected increases in his pension benefits. These increases had an impact on the actuarial present value assumptions used to calculate his benefits under the nonqualified executive retirement plans, including an assumption that he will be eligible for unreduced Pension Plan and BRP benefits when he attains age 62.

(6) All Other Compensation amounts for 2008 are as follows:

Name	Executive Perquisites(a)	Life Insurance Premiums	Tax Gross-up(b)	Employee 401(k) Plan Match(c)	Company Match Above IRS Limits(d)	Vacation Sold Back to Company(e)	Dividends Paid on Restricted Stock	Total All Other Compensation
Thomas F. Farrell, II	$93,835	$57,868	$15,675	$6,900	$28,850	$23,077	$400,216	$626,421
Thomas N. Chewning	28,196	89,605	2,026	—	—	13,087	181,736	314,650
Mark F. McGettrick	26,788	25,188	—	9,200	15,974	—	90,711	167,861
Paul D. Koonce	22,842	21,276	593	6,900	7,610	—	64,597	123,818
David A. Christian	33,336	22,932	934	9,200	12,311	—	53,689	132,402

(a) Unless noted, the amounts in this column for all NEOs are comprised of the following: personal use of company vehicle; financial planning and health and wellness allowance. For Messrs. Farrell and Chewning, the amounts in this column also include personal use of the corporate aircraft; Mr. Farrell’s personal use of the aircraft was $65,422. For personal flights, all direct operating costs are included in calculating aggregate incremental cost. Direct operating costs include the following: fuel, airport fees, catering, ground transportation and crew expenses (any food, lodging and other costs). The fixed costs of owning the aircraft and employing the crew are not taken into consideration, as more than 97% of the use of the corporate aircraft is for business purposes. The CGN Committee has directed Mr. Farrell to use corporate aircraft for all personal travel.

(b) Effective January 1, 2009, the tax gross-ups for personal use of company aircraft were discontinued. There is no tax-gross up for imputed income on other perquisites or benefits.

(c) Employees who contribute to the 401(k) Plan receive a matching contribution of 50 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) if the employees have less than 20 years of service and 67 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) if the employees have 20 or more years of service.

(d) Represents each payment of “lost” 401(k) Plan matching contribution due to Internal Revenue Code limits.

(e) All full-time employees can elect to sell up to 40 hours of vacation they do not plan to use during a calendar year and receive the sold hours as taxable compensation.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about stock awards and non-equity incentive awards granted to our NEOs during the year ended December 31, 2008.

Name	Grant Date	Grant Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Options Award(1)
			Threshold	Target	Maximum
Thomas F. Farrell, II
2008 Annual Incentive Plan(2)			$0	$1,500,000	$3,000,000
2008 Performance Grant(3)			0	3,000,000	6,000,000
2008 Restricted Stock Grant(3)	4/1/2008	3/27/2008				73,458	$3,000,025
Thomas N. Chewning
2008 Annual Incentive Plan(2)			0	646,475	1,292,950
2008 Performance Grant(3)			0	1,000,000	2,000,000
2008 Restricted Stock Grant(3)	4/1/2008	3/27/2008				24,486	1,000,008
2008 Restricted Stock Retention Grant(4)	4/1/2008	3/27/2008				24,486	1,000,008
Mark F. McGettrick
2008 Annual Incentive Plan(2)			0	603,250	1,206,500
2008 Performance Grant(3)			0	750,000	1,500,000
2008 Restricted Stock Grant(3)	4/1/2008	3/27/2008				18,365	750,027
Paul D. Koonce
2008 Annual Incentive Plan(2)			0	437,220	874,440
2008 Performance Grant(3)			0	450,000	900,000
2008 Restricted Stock Grant(3)	4/1/2008	3/27/2008				11,019	450,016
David A. Christian
2008 Annual Incentive Plan(2)			0	378,210	756,420
2008 Performance Grant(3)			0	325,000	650,000
2008 Restricted Stock Grant(3)	4/1/2008	3/27/2008				7,958	325,005

(1) On March 27, 2008, the CGN Committee approved the 2008 long-term incentive compensation awards for our officers, which consisted of a restricted stock grant and a performance grant. The 2008 restricted stock award was granted on April 1, 2008. Under our 2005 Incentive Compensation Plan, fair market value is defined as the closing price of Dominion stock as of the last day on which the stock is traded preceding the date of grant. The fair market value for the April 1, 2008 restricted stock grant was $40.84 per share, which was Dominion’s closing stock price on March 31, 2008.

(2) The amounts in these rows represent potential payouts under the 2008 AIP. Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Under our AIP, officers are eligible for an annual performance-based award. The CGN Committee establishes target awards for each executive officer based on his or her salary level and expressed as a percentage of the individual executive’s base salary. The target award is the amount of cash that will be paid if the plan is fully funded and payout goals are achieved. For the 2008 AIP, funding is based on the achievement of consolidated operating earnings goals with the maximum funding capped at 200%, as explained in The Annual Incentive Plan of the CD&A.

As discussed in CD&A, the NEOs other than our CFO are subject to the compensation deductions limit imposed by Code Section 162(m) and their payout under the 2008 AIP is based solely on the achievement of the funding goals, with the CGN Committee having the discretion to lower actual payouts to ensure that such awards are consistent with those granted to other plan participants. The 2008 target percentages of base salary for our NEOs are as follows: Mr. Farrell—125%; Messrs. Chewning and McGettrick—95%; Mr. Koonce—90%; and Mr. Christian—70%. The CGN Committee exercised negative discretion to lower Mr. Christian’s actual payout, as discussed in the 2008 AIP Payouts section of the CD&A.

(3) The 2008 restricted stock grant fully vests at the end of three years with dividends paid during the restricted period at the same rate declared by the company for all shareholders. The restricted stock grant also provides for pro-rata vesting if an officer dies, become disabled, retires, is terminated without cause or if there is a change in control.

The 2008 performance grant will be paid in cash in 2010 and can range from 0 to 200% of the target award. The amount earned by our officers will depend on the level of achievement of three performance metrics: Total Shareholder Return (TSR)—50%, Return on Invested Capital (ROIC)—40% and Book Value per Share (Book Value Performance)—10%. TSR will measure our share performance for the two-year period ended December 31, 2009 relative to the TSR of a group of industry peers selected by the CGN Committee. ROIC goal achievement will be scored against 2008 and 2009 budget goals. Book Value Performance will measure the company’s value according to its balance sheet as opposed to the market value of company stock. The target performance and payout percentages for TSR, ROIC and Book Value Performance can be found in the 2008 Cash Performance Grants section of the CD&A.

(4) On April 1, 2008, the CGN Committee awarded Mr. Chewning 24,486 shares of restricted stock for retention purposes. Dividends on the restricted shares are paid during the restricted period at the same rate declared by Dominion for its shareholders. These shares are scheduled to vest on April 1, 2010. Mr. Chewning has announced that he will retire on June 1, 2009. Under the terms of this retention grant agreement, the CGN Committee, in its sole discretion, may provide pro-rata vesting of the restricted shares upon Mr. Chewning’s retirement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2008.

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Thomas F. Farrell, II	400,000	$29.98	1/1/2010	44,866(3)	$1,607,997
				86,294(4)	3,092,777
				67,048(5)	2,403,000
				73,458(6)	2,632,735
Thomas N. Chewning	300,000	29.98	1/1/2010	27,178(3)	974,060
				28,766(4)	1,030,973
				22,350(5)	801,024
				24,486(6)	877,578
				24,486(7)	877,578
Mark F. McGettrick				9,616(3)	344,637
				17,260(4)	618,598
				16,762(5)	600,750
				18,365(6)	658,202
Paul D. Koonce				9,616(3)	344,637
				12,946(4)	463,985
				10,058(5)	360,479
				11,019(6)	394,921
David A. Christian				9,350(4)	335,104
				7,264(5)	260,342
				7,958(6)	285,215
				6,558(8)	235,039
				4,840(9)	173,466

(1) All options presented in this table are fully vested and exercisable. There are no unexercisable options outstanding.

(2) Based on closing stock price of $35.84 on December 31, 2008, which was the last day of our fiscal year on which Dominion stock was traded.

(3) Shares vest on May 11, 2009.

(4) Shares vest on April 1, 2009.

(5) Shares vest on April 3, 2010.

(6) Shares vest on April 1, 2011.

(7) Shares vest on April 1, 2010.

(8) Shares vest on February 18, 2009.

(9) Shares vest on December 20, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the value realized by our NEOs on option award exercises and stock awards vesting during the year ended December 31, 2008.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas F. Farrell, II	400,000	(1)	$4,585,270	83,720	$3,538,844
Thomas N. Chewning	300,000	(1)	3,437,573	60,466	2,555,898
Mark F. McGettrick	—		—	21,396	904,409
Paul D. Koonce	—		—	21,396	904,409
David A. Christian	—		—	14,884	629,147

(1) These options were exercised pursuant to a Rule 10b5-1 trading plan.

PENSION BENEFITS(1)

The following table shows the present value of accumulated benefits payable to our NEOs under the plans listed in the table. No payments were made to any of the NEOs during the year ended December 31, 2008 under any of the plans listed in the table.

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefit ($)
Thomas F. Farrell, II	Pension Plan	13.00	$266,735
	Benefit Restoration Plan (Pre-2005)	9.00	441,262
	Supplemental Retirement Plan (Pre-2005)	9.00	4,545,685
	New Benefit Restoration Plan (Post 2004)	23.21	3,132,853
	New Supplemental Retirement Plan (Post 2004)	23.21	7,474,508
Thomas N. Chewning	Pension Plan	21.00	771,511
	Benefit Restoration Plan (Pre-2005)	25.00	3,070,085
	Supplemental Retirement Plan (Pre-2005)	25.00	3,975,100
	New Benefit Restoration Plan (Post 2004)	30.00	799,983
	New Supplemental Retirement Plan (Post 2004)	30.00	1,101,969
Mark F. McGettrick	Pension Plan	24.50	413,683
	Benefit Restoration Plan (Pre-2005)	20.50	239,904
	Supplemental Retirement Plan (Pre-2005)	20.50	377,531
	New Benefit Restoration Plan (Post 2004)	29.50	2,405,027
	New Supplemental Retirement Plan (Post 2004)	29.50	1,962,042
Paul D. Koonce	Pension Plan	10.00	162,606
	Benefit Restoration Plan (Pre-2005)	6.00	47,379
	Supplemental Retirement Plan (Pre-2005)	6.00	298,218
	New Benefit Restoration Plan (Post 2004)	10.00	187,352
	New Supplemental Retirement Plan (Post 2004)	10.00	1,567,488
David A. Christian	Pension Plan	24.50	518,196
	Benefit Restoration Plan (Pre-2005)	20.50	295,017
	Supplemental Retirement Plan (Pre-2005)	20.50	551,604
	New Benefit Restoration Plan (Post 2004)	24.50	791,477
	New Supplemental Retirement Plan (Post 2004)	24.50	2,023,527

(1) The years of credited service and the present value of accumulated benefits were determined by our plan actuaries, using the appropriate accrued service and pay and other assumptions similar to those used for accounting and disclosure purposes.

(2) Years of credited service for the Pension Plan are actual years accrued by the executive from his date of participation to December 31, 2008. Years of credited service for the Pre-2005 Plans is accrued service from date of participation up to December 31, 2004. Service for the Benefit Restoration Plan Post-2004 and the Supplemental Retirement Plan Post-2004 is the executive’s potential total service, including extra years of credited service granted to the executive by the CGN Committee for purposes of calculating benefits under these plans, times a fraction equal to service from the date of participation until the age when maximum credited service would be earned. Please refer to the Employee and Executive Benefits section of the CD&A and Additional Post-Employment Benefits information about the requirements for receiving extra years of credited service and the amount credited for each NEO.

Dominion Pension Plan

The Dominion Pension Plan is a tax-qualified defined benefit pension plan. All NEOs are participants in the Pension Plan. The Pension Plan provides unreduced retirement benefits at termination of employment at or after age 65 or, with three years of service, at age 60. Reduced retirement is available after age 55 with three years of service. For retirement between ages 55 and 60, the benefit is reduced 0.25% per month for each month after age 58 and before age 60 and 0.50% per month for each month between ages 55 and 58. All of the NEOs have more than three years of service.

The Pension Plan basic benefit is calculated using a formula based on (1) age at retirement; (2) final average earnings; (3) estimated Social Security benefits; and (4) credited service. Final average earnings are the average of the participant’s 60 highest consecutive months of base pay during the last 120 months worked. For this purpose, earnings are capped at a limit set by the Internal Revenue Code, which was $230,000 for 2008. Bonuses are not included in base pay. Credited service is measured in months, up to a maximum of 30 years of credited service. The estimated Social Security benefit taken into account is the assumed Social Security benefit payable starting at age 65 or actual retirement date, if later, assuming that the participant has no further employment after leaving Dominion. These factors are then applied in a formula.

The formula has different percentages for credited service before 2001 and after 2000. The benefit is the sum of the amounts from the following two formulas.

For Credited Service through December 31, 2000:			For Credited Service on or after January 1, 2001:
2.03% times Final Average Earnings times Credited Service before 2001	Minus	2.00% times estimated Social Security benefit times Credited Service before 2001	1.80% times Final Average Earnings times Credited Service after 2000	Minus	1.50% times estimated Social Security benefit times Credited Service after 2000

Credited Service is limited to a total of 30 years for all parts of the formula and Credited Service after 2000 is limited to 30 years minus Credited Service before 2001. Benefit payment options are a (1) single life annuity or (2) 50%, 75% or 100% joint and survivor annuity. A Social Security leveling option is available with any of the benefit forms. The normal form of benefit is a single life annuity for unmarried participants and a 50% joint and survivor annuity for married participants. All of the options are the actuarial equivalent of the single life annuity. The Social Security leveling option pays a larger benefit equal to the estimated Social Security benefit until the participant is age 62 and then reduced payments after age 62.

The Pension Plan also includes a Special Retirement Account (SRA), which is in addition to the pension benefit. The SRA is credited with 2% of base pay each month beginning in 2001 as well as interest based on the 30-year Treasury bond rate set annually. The SRA can be paid in a lump sum or paid as part of an annuity with the other benefits under the Pension Plan.

A vested participant who terminates employment before age 55 can start receiving benefit payments at any time after attaining age 55. If payments begin before age 65, then the following reduction factors for the portion of the benefits earned after 2000 apply: age 64 – 9%; age 63 – 16%; age 62 – 23%; age 61 – 30%; age 60 – 35%; age 59 – 40%; age 58 – 44%; age 57 – 48%; age 56 – 52%; and age 55 – 55%.

Dominion Retirement Benefit Restoration Plans

Dominion sponsors the New Retirement Benefit Restoration Plan, effective as of January 1, 2005 (New BRP), and the Frozen Retirement Benefit Restoration Plan, frozen as of December 31, 2004 (Frozen BRP). Neither plan is tax-qualified. The Frozen BRP provides benefits accrued before 2005 that are intended to be exempt from Section 409A of the Internal Revenue Code (Section 409A). The New BRP was adopted to accommodate the enactment of and is intended to comply with Section 409A for benefits accrued after 2004. The overall restoration benefit was not changed by adoption of the New BRP.

A Dominion employee is eligible to participate in the New BRP if he or she is a member of management or a highly compensated employee, has had his or her benefit under the Dominion Pension Plan limited by the Internal Revenue Code, and has been designated as a participant by the CGN Committee. The CGN Committee has designated all elected officers as participants in the New BRP. The Frozen BRP has been closed to new participants since December 31, 2004. A participant remains a participant in either plan until he or she ceases to be eligible for any reason other than retirement or until his or her status as a participant is revoked by the CGN Committee.

Upon retirement, the New BRP provides a monthly restoration benefit equal to the monthly benefit the participant would have received under Dominion’s Pension Plan but for the limitations imposed by the Internal Revenue Code, reduced by the monthly benefit the participant actually receives under Dominion’s Pension Plan, reduced further by the monthly benefit the participant receives under the Frozen BRP. Upon retirement, the Frozen BRP provides a monthly restoration benefit equal to the monthly benefit the participant would have received under Dominion’s Pension Plan but for the limitations imposed by the Internal Revenue Code, reduced by the monthly benefit the participant actually receives under Dominion’s Pension Plan, in each case determined as though the participant had separated from service with Dominion no later than December 31, 2004.

As discussed above, the Internal Revenue Code limits the amount of compensation that may be taken into account under a qualified retirement plan to no more than a certain amount each year. For 2008, the limit was $230,000. The Internal Revenue Code also limits the total annual benefit that may be provided to a participant under a qualified defined benefit plan. For 2008, this limitation was the lesser of (i) $185,000 or (ii) the average of the participant’s compensation during the three consecutive years in which the participant had the highest aggregate compensation.

In each plan, retirement means the participant’s termination of employment with Dominion at a time when the participant is entitled to receive benefits under Dominion’s Pension Plan. A participant who terminates employment prior to retirement is not entitled to a restoration benefit. If a participant dies when he or she is retirement eligible (age 55), the participant’s beneficiary will receive the restoration benefit.

A participant’s accrued restoration benefit is calculated based on the default annuity form under Dominion’s Pension Plan. Under the New BRP, the restoration benefit is paid in the form of a single lump sum cash payment. Under the Frozen BRP, the restoration benefit is usually paid in the form of a single lump sum cash payment, unless the participant elects to receive a single life or 50% or 100% joint and survivor annuity.

Dominion Executive Supplemental Retirement Plans

Dominion sponsors the New Executive Supplemental Retirement Plan, effective as of January 1, 2005 (New ESRP), and the Frozen Executive Supplemental Retirement Plan, frozen as of December 31, 2004 (Frozen ESRP). Neither plan is tax-qualified. The Frozen ESRP provides benefits accrued before 2005 that are intended to be exempt from Section 409A. The New ESRP was adopted specifically to accommodate the enactment of and is intended to comply with Section 409A for benefits accrued after 2004. The overall supplemental retirement benefit was not changed by adoption of the New ESRP.

Any elected officer of the company is eligible to participate in the New ESRP. The CGN Committee designates an officer to participate. The Frozen ESRP has been closed to new participants since December 31, 2004. A participant remains a participant in either plan until he or she ceases to be an elected officer or until participation is revoked by the CGN Committee.

The New ESRP provides for an annual retirement benefit equal to 25% of a participant’s final cash compensation, reduced by the annual retirement benefit provided under the Frozen ESRP. The Frozen ESRP provides for an annual retirement benefit equal to 25% of a participant’s final cash compensation, based on his or her compensation as of December 31, 2004. The retirement benefit is payable for 10 years unless the CGN Committee designates the participant to receive lifetime benefits, as described below.

A participant’s final cash compensation includes, as of the relevant determination date, the participant’s annual rate of base salary then in effect plus the target amount payable under the company’s annual incentive plan for the year in which the determination is made. Final cash compensation does not include the value of equity awards, gains from the exercise of stock options, long-term cash incentive awards, perquisites or any other form of compensation.

A participant in either plan is entitled to the full retirement benefit if he or she separates from service with Dominion after reaching age 55 and achieving 60 months of service. Months of service generally include any months of service with Dominion, except that for participants who join the New ESRP on or after December 1, 2006, months of service only include months of service with Dominion while a participant in the New ESRP. Messrs. Chewning and McGettrick are currently the only NEOs entitled to a full ESRP retirement benefit.

A participant who separates from service with Dominion with at least 60 months of service but who has not yet reached age 55 is entitled to a reduced, pro-rated retirement benefit, which is calculated by multiplying the full retirement benefit described above by a fraction, the numerator of which equals the participant’s total number of months of service since becoming a participant, and the denominator of which equals the total number of months between the date the participant became a participant and age 55. Partial months are disregarded in this calculation.

A participant who separates from service with Dominion with fewer than 60 months of service is generally not entitled to a retirement benefit. However, a participant who becomes totally and permanently disabled prior to separation from service is entitled to a full retirement benefit, regardless of age or months of service. In addition, the beneficiary of a participant who dies prior to reaching retirement eligibility is entitled to the participant’s full retirement benefit.

A participant’s ESRP benefit is initially calculated as an annual amount payable in monthly installments for a period of 120 months. However, under the terms of the ESRP, Dominion may designate certain participants as eligible for an ESRP benefit calculated as a benefit payable for their lifetimes. Messrs. Farrell and Chewning will receive an ESRP benefit calculated as a lifetime benefit. Messrs. McGettrick and Christian will receive ESRP benefits calculated as lifetime benefits if they remain employed with the company until attainment of age 60. Mr. Koonce will receive a benefit calculated as a lifetime benefit if he remains employed with the company until attainment of age 50.

Under the New ESRP, the retirement benefit is paid in the form of a single cash lump sum. Under the Frozen ESRP, the retirement benefit is usually paid in the form of a single cash lump sum unless the participant elects monthly installments guaranteed for 120 months, or unless a lifetime participant elects a single life annuity with 120 guaranteed monthly payments. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase a 10-year or lifetime annuity contract.

Actuarial Assumptions Used to Calculate Pension Benefits

Actuarial assumptions used to calculate Pension Plan benefits are prescribed by the terms of the Pension Plan based on Internal Revenue Code and Pension Benefit Guaranty Corporation requirements. The present value of the accumulated benefit is calculated using actuarial and other factors as determined by the Plan actuaries and approved by Dominion’s Administrative Benefit Committee. Actuarial assumptions used for December 31, 2008 calculations (as shown in the Pension Benefits table) use a discount rate of 6.6% to determine the present value of the benefit obligation for the Pension Plan, the BRP and the ESRP. Other actuarial assumptions include frozen BRP and Frozen ESRP lump sum rate of 3.87%; New BRP and New ESRP lump sum rate of 5.85%; Frozen BRP cost of living adjustment of 1.625% and the 1994 Group Annuity Mortality tables for post-retirement only. Dominion currently uses a 4% discount rate to determine the lump sum payout amounts for BRP and ESRP benefits. The discount rate for calculating lump sum payments is selected by the Administrative Benefits Committee and adjusted periodically.

NONQUALIFIED DEFERRED COMPENSATION

Name	Aggregate Earnings in Last FY (as of 12/31/08)	Aggregate Balance at Last FYE (as of 12/31/2008)
Thomas F. Farrell, II	$3,579	$133,713
Thomas N. Chewning	(4,048)	14,766
Mark F. McGettrick	(193,450)	754,515
Paul D. Koonce	(110,281)	973,235
David A. Christian	1,303	25,844

Dominion does not currently offer any nonqualified elective deferred compensation plans to its officers or other employees. The Nonqualified Deferred Compensation table reflects, in aggregate, the plan balances for two former plans offered to Dominion officers and other highly compensated employees: The Dominion Resources, Inc. Executives’ Deferred Compensation Plan, which was frozen as of December 31, 2004 (Frozen Deferred Compensation Plan); and The Dominion Resources, Inc. Security Option Plan, which was frozen as of December 31, 2004 (Frozen DSOP). While the Frozen DSOP was an option plan rather than a deferred compensation plan, we are including information regarding the plan and any balances in this table to make full disclosure about possible future payments to officers under our employee benefit plans.

The Frozen Deferred Compensation Plan includes amounts previously deferred from one of the following categories of compensation: (i) salary; (ii) bonus; (iii) vesting restricted stock; and (iv) gains from stock option exercises. The plan also provided for company contributions of lost company 401(k) Plan match contributions and transfers from several CNG deferred compensation plans. The Frozen Deferred Compensation Plan offers 28 investment funds for the plan balances, including a Dominion Stock Fund. Participants may change investment elections on any business day. Any vested restricted stock and gains from stock option exercises that were deferred were automatically allocated to the Dominion Stock Fund and this allocation cannot be changed. Earnings are calculated based on the performance of the underlying investment fund. No preferential earnings are paid and therefore no earnings from these plans are included in the Summary Compensation Table.

The NEOs invested in the following funds with rates of returns for 2008 as follows: Vanguard 500 Index Fund, -37.0%; Dominion Resources Stock Fund, -21.5%; and Dominion Fixed Income Fund, 5.0%. The Vanguard 500 Index Fund has the same rate of return as the corresponding publicly available mutual fund.

The Dominion Fixed Income Fund is an investment option that provides a fixed rate of return each year based on a formula that is tied to the adjusted federal long-term rate published by the Internal Revenue Service in November prior to the beginning of the year. Dominion’s Asset Management Committee determines the rate based on its estimate of the rate of return on Dominion assets in the trust for the Frozen Deferred Compensation Plan.

The default Benefit Commencement Date is February 1 after the year in which the participant retires, but the participant may select a different Benefit Commencement Date in accordance with the plan. Participants may change their Benefit Commencement Date election; however, a new election must be made at least six months before an existing Benefit Commencement Date. Withdrawals less than six months prior to an existing Benefit Commencement Date are subject to a 10% early withdrawal penalty. Account balances must be fully paid out no later than the February 28 that is 10 calendar years after a participant retires or becomes disabled. If a participant retires from the company, he or she may continue to defer an account balance provided that the total balance is distributed by this deadline. In the event of termination of employment for reasons other than death, disability or retirement before an elected Benefit Commencement Date, benefit payments will be distributed in a lump sum as soon as administratively practicable. Hardship distributions, prior to an elected Benefit Commencement Date, are available under certain limited circumstances.

Participants may elect to have their benefit paid in a lump sum payment or equal annual installments over a period of whole years from one to 10 years. Participants have the ability to change their distribution schedule for benefits under the plan by giving six months notice to the plan administrator. Once a participant begins receiving annual installment payments, the participant can make a one-time election to either (1) receive the remaining account balance in the form of a lump sum distribution or (2) change the remaining installment payment period. Any election must be approved by the company before it is effective. All distributions are made in cash with the exception of the Deferred Restricted Stock Account and the Deferred Stock Option Account, which are distributed in the form of Dominion common stock.

The Frozen DSOP enabled employees to defer all or a portion of their salary and bonus and receive options on various mutual funds. Participants also received lost company matching contributions to the 401(k) Plan in the form of options under this plan. DSOP Options can be exercised at any time before their expiration date. On exercise, the participant receives the excess of the value, if any, of the underlying mutual funds over the strike price. The participant can currently choose among options on 27 mutual funds, and there is not a Dominion stock alternative or a fixed income fund. Participants may change options among the mutual funds on any business day. Benefits grow/decline based on the total return of the mutual funds selected. Any options that expire do not have any value. Options expire under the following terms:

•	Options expire on the last day of the 120th month after retirement or disability;
•	Options expire on the last day of the 24th month after the participant’s death (while employed);
•	Options expire on the last day of the 12th month after the participant’s severance;
•	Options expire on the 90th day after termination with cause; and
•	Options expire on the last day of the 120th month after severance following a change in control.

The NEOs held options on the following publicly available mutual funds, which had rates of return for 2008 as noted.

Fund	Rate of Return	Fund	Rate of Return
Vanguard Short-Term Bond Index	5.4%	Harbor International Fund	-42.7%
Vanguard Small Cap Growth Index	-40.0%	Janus Growth & Income Fund	-42.5%
Vanguard U.S. Value	-34.8%	Perkins Mid Cap Value Investor	-27.3%
Artisan International Investor	-47.0%	(formerly Janus Mid Cap Value Fund)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, the company provides benefits to eligible employees upon termination of employment, including a termination of employment involving a change in control of the company, that are in addition to termination benefits for other employees in the same situation. This section describes and explains these benefits generally, and specifically the incremental benefits that pertain to our NEOs.

Review of Executive Benefits

All employees hired before 2008, including the NEOs, participate in our defined benefit Pension Plan. Employees hired before 2008 who have both (i) completed 10 years of service and (ii) attained age 55 are eligible to participate in the company’s retiree medical plan and retiree life insurance plan.

An officer who terminates employment after he or she has attained age 55 is eligible to receive a full payment of vested benefits under the New BRP and Frozen BRP and the New ESRP and Frozen ESRP. No BRP benefit is payable if an officer terminates employment before age 55. If an officer becomes disabled or dies before age 55, the officer or his beneficiary will be entitled to payment of ESRP benefits as if the officer had attained age 55, was fully vested in the benefits and retired. An officer who voluntarily terminates employment before attaining age 55 and who is vested is entitled to a prorated benefit under the ESRP. As consideration for these benefits, officers agree to a one-year non-competition and non-solicitation agreement with Dominion.

Certain officers have been designated by the CGN Committee as “life participants” for purposes of calculating their benefits under the Frozen ESRP and New ESRP; this means the benefit is calculated as a benefit payable for life, instead of as a benefit payable for 120 months. Messrs. Farrell and Chewning are life participants. The actuarial present value of the Frozen BRP, New BRP, Frozen ESRP and New ESRP benefits, and Pension Plan benefits (using unreduced normal retirement age assumptions) for the NEOs is disclosed in the Pension Benefits table.

Restricted stock and performance-based awards granted in 2007, 2008 and 2009 will become vested on a pro-rated basis if the officer terminates employment before the vesting date due to death, disability, retirement, or an involuntary termination without cause. Restricted stock awards granted to officers before 2006 become fully vested when the officer retires with eligibility for benefits under the company’s Pension Plan.

Change in Control

As discussed in the Employee and Executive Benefits section of the CD&A, Dominion has entered into an Employment Continuity Agreement with each of its officers, including the NEOs. Each agreement has a three-year term and is automatically extended annually for an additional year, unless cancelled by Dominion.

The Employment Continuity Agreements require two triggers for the payment of most benefits:

•	There must be a change in control; and
•

The executive must either be terminated without cause, or terminate his or her employment with the surviving company after a “constructive termination.” Constructive termination means the executive’s salary, incentive compensation or job responsibility is reduced after a change in control, or the executive’s work location is relocated more than 50 miles without his or her consent.

For purposes of the Employment Continuity Agreements, a change in control will occur if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Dominion Board before any such transactions cease to represent a majority of Dominion’s or its successor’s Board within two years after the last of such transactions.

If an executive’s employment following a change in control is terminated without cause or due to a constructive termination, the executive will become entitled to the following termination benefits:

•

Lump sum severance payment equal to three times base salary plus annual incentive plan bonus (determined as the greater of (i) the target annual bonus for the current year or (ii) the highest actual bonus amount paid for any one of the three years preceding the year in which the change in control occurs).

•	Full vesting of benefits under ESRP and BRP Plans with five years of additional credited age and five years of additional credited service from the change in control date.
•	Group-term life insurance: if the officer elects to convert group-term insurance to an individual policy, the company pays the premiums for 12 months.
•

Executive life insurance: premium payments will continue to be paid by the company until the earlier of: (1) the fifth anniversary of the termination date or (2) the later of the 10th anniversary of the policy or the date the officer attains age 64.

•

Retiree medical coverage will be determined under the relevant plan with additional age and service credited as provided under an officer’s letter of agreement (if any) and including five additional years credited to age and five additional years credited to service.

•	Outplacement services for one year (up to $25,000).
•

If any payments are classified as “excess parachute payments” for purposes of Internal Revenue Code Section 280G and the executive incurs the excise tax, the company will pay the executive an amount equal to the 280G excise tax plus a gross-up multiple.

The terms of awards made under the Long-Term Incentive Program, rather than the terms of Employment Continuity Agreements, will determine the vesting of each award in the event of a change in control. These provisions are described in the Long-Term Incentive Program section of the CD&A. All stock options held by our NEOs are vested. In the event of a change in control, outstanding options could be exercised or the CGN Committee may take actions with respect to unexercised options that it deems appropriate.

Additional Post-Employment Benefits for NEOs

Under the terms of letter agreements with our NEOs, the following benefits are available in addition to the benefits described above. These benefits are quantified in the table below, assuming the triggering event set forth in the table occurred on December 31, 2008.

Mr. Farrell. Mr. Farrell has earned a lifetime benefit under the ESRP. For purposes of calculating his benefits under the Pension Plan and BRP, Mr. Farrell will be credited with 25 years of service if he remains employed until he attains age 55 and he will be credited with 30 years of service if he remains employed until he attains age 60. If Mr. Farrell is involuntarily terminated without cause before he attains age 55, he will be entitled to participate in the company’s retiree medical plan to the same extent as retired employees under the terms of the retiree medical plan maintained by the company as of the involuntary termination date. In addition, any unvested restricted stock granted to Mr. Farrell before he became CEO will become vested on his involuntary termination date; this restricted stock award is scheduled to vest in May 2009. These benefits were provided in connection with his election as CEO. Mr. Farrell will become entitled to a payment of one times salary upon his retirement as consideration for his agreement not to compete with the company for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

Mr. Chewning. Mr. Chewning will also become entitled to a payment of one times salary upon his retirement as consideration for his agreement not to compete with the company for a two-year period following retirement to ensure that his knowledge and services will not be available to competitors for two years following his retirement date. Under the terms of a retention agreement, Mr. Chewning has earned 30 years of credited service for purposes of calculating his Pension Plan and BRP benefits as he has met the requirement of remaining employed until he attained age 60. For retention purposes, in April 2008 the CGN Committee granted a restricted stock award to Mr. Chewning with an April 2010 vesting date. The terms of this retention grant are described in a footnote to the Grants of Plan-Based Award table.

Mr. McGettrick. Mr. McGettrick will earn a lifetime benefit under the ESRP if he remains employed until he attains age 60. Under the terms of a retention arrangement, he has earned five years of additional age and service credit for purposes of computing his retirement benefits and eligibility for benefits under the ESRP, long-term incentive grants and retiree medical and life insurance plans as he has met the requirement of remaining employed until he attained age 50. If Mr. McGettrick terminates employment before he attains age 55, he will be deemed to have retired for purposes of determining his vesting credit under the terms of his restricted stock and performance grant awards.

Mr. Koonce. Mr. Koonce will earn a lifetime benefit under the ESRP if he remains employed with the company until he attains age 50. If Mr. Koonce leaves the company after he attains age 50 but before age 55, he will be entitled to a pro-rated ESRP benefit.

Mr. Christian. Mr. Christian will earn a lifetime benefit under the ESRP if he remains employed with the company until he attains age 60. As consideration for this benefit, Mr. Christian has agreed not to compete with the company for a two-year period following retirement. This agreement ensures that his knowledge and services will not be available to competitors for two years following his retirement date.

The table below provides the incremental payments that would be earned by each NEO if his employment was terminated, or constructively terminated, as of December 31, 2008. These benefits are in addition to retirement benefits that would be payable on any termination of employment. Please refer to the Pension Benefits table for information related to the present value of accumulated retirement benefits payable to the NEOs.

Incremental Payments Upon Termination and Change in Control

	Non-Qualified Plan Payment	Restricted Stock(1)	Performance Grant	Non-Compete Payments(2)	Severance Payments	Retiree Medical and Executive Life Insurance(3)	Outplacement Services	Excise Tax and Tax Gross-Up	Total
Thomas F. Farrell, II
Termination Without Cause	—	$6,504,152	$1,286,385	—	—	$137,853	—	—	$7,928,390
Voluntary Termination	—	—	—	—	—	—	—	—	—
Termination With Cause	—	—	—	—	—	—	—	—	—
Death / Disability	—	4,893,598	1,286,385	—	—	—	—	—	6,179,983
Change In Control(4)	$6,596,099	3,232,357	1,713,625	—	$10,807,200	57,868	$25,000	$9,719,735	32,151,884
Thomas N. Chewning(5)
Retirement	602,078	1,960,650	428,795	$680,500	—	195,325	—	—	3,867,348
Change In Control(4)	—	1,626,504	571,205	—	5,371,554	—	—	—	7,569,263
Mark F. McGettrick
Termination Without Cause	1,777,743	1,081,645	321,596	—	—	149,283	—	—	3,330,267
Voluntary Termination	1,777,743	—	—	—	—	—	—	—	1,777,743
Termination With Cause	—	—	—	—	—	—	—	—	—
Death / Disability	1,777,743	1,081,645	321,596	—	—	—	—	—	3,180,984
Change In Control(4)	1,557,776	795,907	428,404	—	4,737,210	25,188	25,000	3,357,907	10,927,392
Paul D. Koonce
Termination Without Cause	—	734,121	192,958	—	—	—	—	—	927,079
Voluntary Termination	—	—	—	—	—	—	—	—	—
Termination With Cause	—	—	—	—	—	—	—	—	—
Death / Disability	—	734,121	192,958	—	—	—	—	—	927,079
Change In Control(4)	698,947	485,263	257,042	—	3,592,260	21,580	25,000	2,216,298	7,296,390
David A. Christian
Termination Without Cause	—	647,636	139,358	—	—	—	—	—	786,994
Voluntary Termination	—	—	—	—	—	—	—	—	—
Termination With Cause	—	—	—	—	—	—	—	—	—
Death / Disability	—	647,636	139,358	—	—	—	—	—	786,994
Change In Control(4)	4,540,829	406,490	185,642	—	3,568,973	187,913	25,000	3,307,664	12,222,511

(1) Grants made prior to 2006 are fully vested upon retirement. Grants made in 2006, 2007 and 2008 vest pro-rata upon retirement. The amounts shown in this column are based on the closing stock price of $35.84 on December 31, 2008.

(2) Pursuant to a letter agreement dated February 28, 2003, Mr. Chewning will be entitled to a special payment of one times salary in exchange for a two-year non-compete agreement.

(3) Amounts in this column represent the value of the incremental benefit that the executives would receive for executive life insurance and retiree medical coverage. Executive life insurance for Messrs. Farrell, Koonce and Christian is only available upon a change in control. Messrs. Farrell and McGettrick are eligible for retiree medical if terminated without cause. Mr. Christian is not age 55 and therefore is only eligible for retiree medical coverage upon a change in control. Mr. Koonce will not be age 55 even with the added age provided under a change in control and therefore he is not eligible for retiree medical. Mr. Chewning is entitled to executive life insurance coverage and retiree medical coverage upon any termination since he is retirement eligible and has completed 10 years of service. His annual executive life insurance premium is $89,000; the final annual premium payment will be made in 2009. Retiree medical benefits have been quantified using the same assumptions used for financial accounting purposes.

(4) The amounts indicated upon a change in control are the incremental amounts that each executive would receive over the amounts payable upon a retirement (Mr. Chewning), or termination without cause (Messrs. Farrell, McGettrick, Koonce and Christian).

(5) Because Mr. Chewning is eligible for retirement, the table above assumes he would retire in connection with any termination event, including death or disability. Mr. Chewning would not be entitled to the non-compete payment in the event of his death.

EQUITY COMPENSATION PLANS

As of December 31, 2008	Securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options		Securities available for future issuance
Plans approved by shareholders	2,171,762	$29.78	(1)	28,759,330	(2)(3)
Plans not approved by shareholders	3,386,588	31.01		951,537	(4)
Total	5,558,350	$30.53	(1)	29,710,867

(1) Reflects weighted average exercise price of outstanding options only and excludes restricted stock and performance awards.

(2) Amount includes shares that may be issued other than upon the exercise of an option, warrant or right as follows: Directors’ Stock Accumulation Plan, 281,187 shares, and Directors’ Deferred Cash Compensation Plan, 375,559 shares.

(3) Amount also includes 7,895,540 shares available for issuance under the 2005 Incentive Compensation Plan as restricted stock or performance awards. Shares for expired or forfeited awards become available for new awards.

(4) Amount represents shares available for issuance to directors who have shares held in trust under the frozen Directors’ Stock Compensation Plan.

Plans Not Approved by Shareholders. Dominion’s Leadership Stock Option Plan (LSOP) for Salaried Employees and the Directors’ Stock Compensation Plan, under which 10 million and one million shares, respectively, were made available for issuance, did not require shareholder approval when adopted. The LSOP was a program used by Dominion to motivate, attract and retain key non-executive salaried employees through the award of stock options, as well as to encourage ownership of Dominion stock. This plan was frozen in 2005 and no future awards will be made under this plan. The Directors’ Stock Compensation Plan was also amended to freeze participation and prohibit deferral of compensation and grants of new benefits after December 31, 2004. Additional information regarding the Directors’ Stock Compensation Plan may be found under Frozen Directors Plans.

Item 3 – Amended and Restated 2005 Incentive Compensation Plan

INTRODUCTION

The CGN Committee is responsible for assessing the company’s equity compensation strategy. As more specifically set out in the CD&A, the CGN Committee believes that equity-based awards are an effective form of long-term compensation and underscore our commitment to the company’s shareholders by motivating and rewarding performance.

We have provided long-term equity compensation under shareholder-approved plans since 1985. Our current plan is the Dominion Resources, Inc. 2005 Incentive Compensation Plan, which was approved by shareholders in 2005 (the 2005 ICP).

On February 23, 2009, the CGN Committee recommended to the Board that it adopt an amendment and restatement of the 2005 Incentive Compensation Plan (the Amended 2005 ICP). On February 24, 2009, the Board adopted the Amended 2005 ICP and directed that it be submitted to shareholders for approval at the 2009 Annual Meeting. If shareholders approve the Amended 2005 ICP, it will become effective May 1, 2009.

AMENDMENTS REQUIRING SHAREHOLDER APPROVAL

We are requesting shareholder approval of the Amended 2005 ICP for three primary reasons:

•

Extension of Term. The current plan is scheduled to terminate on the date after the 2011 Annual Meeting. We are requesting that shareholders approve an extension of the term until the date after the 2016 Annual Meeting.

•

Reservation of Additional Shares. In 2005, shareholders approved the reservation of up to 30 million shares (15 million shares prior to the two-for-one stock split approved by the Board on November 19, 2007) for issuance of incentive awards under the 2005 ICP. As of the February 27, 2009 proxy record date, approximately 3 million of these 30 million shares have been issued as incentive awards. We are requesting that shareholders approve a 20% increase in the number of reserved shares, from 30 million shares to 36 million shares, to ensure sufficient shares are reserved for issuance through the extended term of the Amended 2005 ICP. If the increase is approved, there would be approximately 33 million shares available for new grants. Increases are also requested to the number of shares that may be (i) issued for restricted stock, goal-based stock, or performance grants, from 10 million to 18 million shares, (ii) issued as restricted stock with less than a three-year vesting schedule from 2 million to 2.4 million shares, and (iii) allocated to any individual participant during a single taxable year from 3 million to 3.6 million shares. The relatively larger increase in shares that may be issued for restricted stock, goal-based stock or performance grants reflects our increased use of these performance-based equity grants and corresponding reduction in stock option grants.

•

Performance Criteria Changes. For purposes of deductibility under Code Section 162(m), the performance criteria used for incentive awards must be approved by shareholders every five years. We are requesting that shareholders approve the performance criteria under the Amended 2005 ICP, which are listed on page 49. These are the same performance criteria as that were approved by shareholders in 2005, plus four new performance criteria: book value, environmental considerations, safety and reliability.

SUMMARY OF THE AMENDED 2005 ICP

Like the 2005 ICP, the Amended 2005 ICP has a number of special terms and limitations that the Board believes further enhance our pay-for-performance philosophy and our share ownership culture, and that are consistent with the long-term interests of shareholders and sound corporate governance practices.

•

No evergreen provision. The Amended 2005 ICP provides for a fixed reserve of 36 million shares, or approximately 6.2% of common shares outstanding as of March 1, 2009 and does not provide for any annual increase of available shares.

•

Minimum vesting provisions. The Amended 2005 ICP generally provides for a minimum three-year vesting schedule on all restricted stock awards that are not subject to performance-based criteria and no restricted stock awards may vest in less than one year.

•

Shares terminated under prior plans will not increase plan reserve. Shares subject to awards under other plans that are cancelled, forfeited or expired are not available for re-grant under the Amended 2005 ICP.

•

Dilution. The dilution for Dominion’s equity plans will be 6.6% of total shares outstanding and includes the 6 million new shares being requested for the Amended 2005 ICP plus the 6.8 million shares currently reserved for issuance under outstanding performance grants and stock options and director plans.

•	Limited option and SAR terms. The Amended 2005 ICP sets the maximum term for stock options and SARs at eight years.
•	No stock option repricings. The Amended 2005 ICP does not permit the repricing of stock options without the prior approval of shareholders.
•	No discounted stock options. The Amended 2005 ICP prohibits the use of discounted stock options and stock appreciation rights, except in certain merger or acquisition transactions.

•	No reload options. The Amended 2005 ICP prohibits the use of stock options that automatically grant additional stock options upon exercise of the original stock options.
•	Plan administered by independent CGN Committee. The Amended 2005 ICP is administered by the CGN Committee, which is comprised solely of independent, non-employee directors.
•

Material amendments require shareholder approval. In general, any amendments to the Amended 2005 ICP that increase the number of shares reserved for issuance, expand the class of eligible participants or otherwise materially enhance benefits or rights of participants are subject to shareholder approval.

Key features of the Amended 2005 ICP are summarized below.

Administration of the Plan; Eligibility

The CGN Committee administers the Amended 2005 ICP for all present and future employees of Dominion and its subsidiaries. All employees of Dominion and its subsidiaries are eligible to receive incentive awards under the Amended 2005 ICP if the CGN Committee determines that an employee has contributed, or can be expected to contribute, significantly to their employer. The CGN Committee has the power and complete discretion to select eligible employees to receive the incentive awards and to determine the size and type of award and its terms and conditions. Currently, approximately 18,000 employees could be eligible to receive awards under the Amended 2005 ICP, if approved.

Stock Reserved

The Amended 2005 ICP authorizes the issuance of up to 36 million shares of our common stock. No more than 18 million shares may be issued as restricted stock, goal-based stock or performance grants. Shares subject to an award under the Amended 2005 ICP that are forfeited, or otherwise terminate unexercised without issuance, will again be available for award. Shares exchanged as payment of an option exercise or retained to satisfy withholding taxes will not be added to shares available for awards. Reload options are expressly prohibited.

In the event of any merger, consolidation, recapitalization, stock dividend, stock split, combination of shares or similar transaction or change in corporate structure affecting the shares, such adjustments may be made to the Amended 2005 ICP and to the incentive awards as the CGN Committee deems appropriate to maintain the value of the shares underlying the plan and awards.

Types of Incentive Awards That May Be Granted

The following types of incentive awards may be granted under the Amended 2005 ICP: performance grants, restricted stock, goal-based stock, stock options and SARs.

Performance Criteria are based on the performance of Dominion or any subsidiary, division, business unit or individual using one of the following measures, either on an operating or generally accepted accounting principles basis where applicable, and including measuring the performance of any of the following relative to peer companies:

•  Total shareholder return

•  Earnings (including on a per share basis)

•  Earnings growth rate (including on a per share basis)

•  Profitability

•  Return on equity

•  Return on capital (including return on invested capital)

•  Cash flow, including free cash flow

•  Cost savings under the Six Sigma discipline, or other cost     savings or process improvement goals

•  Capital expenditures

•  Book value (including on a per share basis)

•  Environmental considerations

•  Safety

•  Reliability

Performance Grants. Performance grants are subject to the achievement of pre-established performance goals and are administered to comply with the deductibility requirements of Code Section 162(m). Performance goals use objective and quantifiable performance criteria. The CGN Committee may exercise negative discretion to pay less than the amount determined under a performance goal.

Performance grants may be paid in cash or stock, or both. The aggregate maximum cash amount payable as a performance grant to any participant in any year cannot exceed 0.5% of Dominion’s consolidated operating income, before taxes and interest. The CGN Committee must make performance grants prior to the earliest of the 90th day of the period for which the performance grant relates or the completion of 25% of such period.

Restricted Stock Awards. The CGN Committee may grant restricted stock, which will be company stock subject to certain terms and conditions imposed by the CGN Committee. The minimum restriction period applicable to any restricted stock award that is not subject to performance conditions shall be three years from the date of grant; except that a restriction period of at least one year but less than three years may be used for awards up to 2.4 million shares.

Goal-Based Stock Awards. The CGN Committee may grant goal-based stock, which is company stock subject to performance goals. The stock is not issued to the participant until the CGN Committee certifies that the performance goals (and any other terms and conditions) have been met. Certain participants may elect to receive an annual incentive award in the form of goal-based shares instead of cash.

Stock Options and Stock Appreciation Rights. The CGN Committee may also grant stock options to eligible participants and establish the terms and conditions for exercising a stock option. SARs may be granted in tandem on all or any part of a stock option, and also are subject to terms and conditions set by the CGN Committee. SARs also may be granted separately.

The exercise price of a stock option shall be no less than 100% of the fair market value of company stock. Fair market value for purposes of the Amended 2005 ICP is the closing price of company stock on the business date preceeding the grant date as reported by the financial reporting service selected by the company.

The options may be either incentive stock options or nonstatutory stock options. The CGN Committee will set the term of each stock option; however, a stock option cannot be exercised after eight years from the date granted. Participants can exercise any vested stock option and can make payment of the stock option price by delivering cash or other approved payment.

An SAR entitles the participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of stock covered by the surrendered SAR over (ii) the fair market value of the stock on the date preceeding the SAR grant date. The award can be paid in stock or cash, or both. The CGN Committee will set the term of each SAR; however, an SAR cannot be exercised after eight years from the date granted.

Transferability of Awards; Modification of Awards

When granting incentive awards, the CGN Committee may allow the awards to become fully exercisable or vested upon a Change in Control, as that term is defined in the Amended 2005 ICP. The awards will become vested only if the Change in Control actually occurs.

Participants cannot sell, transfer or pledge their interest in performance grants and goal-based stock awards. Participants cannot sell, transfer or pledge shares of restricted stock until the shares become unrestricted. Stock options and SARs may be transferable by a participant according to their terms. The CGN Committee may modify awards consistent with the terms of the Amended 2005 ICP, if not detrimental to a participant. Participants may designate a beneficiary to receive benefits after the participant’s death, if the incentive award allows.

Term; Modification of Plan

If approved by the shareholders, the Amended 2005 ICP will become effective May 1, 2009 and will terminate at the close of business on the day immediately following Dominion’s 2016 Annual Meeting, unless the Board terminates it prior to that date.

The Board can amend or terminate the Amended 2005 ICP, except that only shareholders can approve amendments that would (i) increase the number of Dominion shares reserved and available for issuance; (ii) materially change or affect which employees are eligible to participate; or (iii) materially change the benefits that eligible employees may receive. However, the Board can amend the Amended 2005 ICP as necessary and without shareholder approval to ensure that it continues to comply with applicable tax and securities law requirements.

New Plan Benefits

Because benefits under the Amended 2005 ICP will depend on the CGN Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended 2005 ICP is approved by the shareholders. However, current benefits granted to executive officers and all other employees as described in the Summary Compensation Table and related materials would not have been increased if they had been made under the Amended 2005 ICP.

Federal Income Tax Consequences

This is a summary of the principal federal income tax consequences of the Amended 2005 ICP. State, local and foreign income taxes also may be applicable. Any income that the employee recognizes is subject to income tax withholding by the company.

An employee will not incur federal income tax liabilities when granted on any incentive award under the plan, unless with respect to restricted stock for which the employee makes an election under Code Section 83(b). If the employee makes such an election, the employee will be treated as having received ordinary income equal to the fair market value of company stock, determined as the closing price of company reported for the date preceeding the grant date as reported by the financial reporting service selected by the company, and will not receive any additional ordinary income if and when the restrictions lapse.

Upon exercise of a nonstatutory stock option or an SAR, the employee, in most circumstances, will be treated as having received ordinary income equal to the difference between the fair market value of company stock on the date of the exercise and the stock option or SAR price. This income is subject to income tax withholding by the company. No income is received for tax purposes when an incentive stock option is exercised, unless an employee is subject to the alternative minimum tax or has not met the holding period requirements.

Unless the employee has made the Code Section 83(b) election described above, upon lapse of restrictions on restricted stock, the employee will be treated as having received ordinary income equal to the fair market value of company stock, determined as the closing price of company stock reported for the date preceeding the lapse date as reported by the financial reporting service selected by the company. The employee will also be treated as having received ordinary income equal to the fair market value of any company stock when it is received under a performance grant or goal-based stock award.

The company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary income. As stated above, this usually occurs upon exercise of nonstatutory stock options and SARs, the lapse of restrictions on restricted stock and the payment of a performance grant or goal-based stock award. No deduction is allowed in connection with an incentive stock option unless the employee disposes of company stock received upon exercise in violation of the holding period requirements. Also there can be circumstances when the deduction is not allowed for certain transfers of company stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a change in control or that does not comply with the deducibility requirements of Code Section 162(m).

If any incentive award is treated as deferred compensation subject to Code Section 409A, additional provisions of the Amended 2005 ICP will apply to avoid additional tax being imposed on the employee. The additional provisions include a six-month delay in payments after a separation from service for specified employees (generally the highest-paid fifty officers of the company). Incentive awards subject to Code Section 409A may not have payment accelerated and can only be paid on a change in control under a more limited definition than would otherwise apply.

Your Board of Directors recommends that you vote FOR approving the adoption of the Amended and Restated 2005 ICP.

Shareholder Proposals

Dominion has been notified that shareholders, or their representatives, intend to present the following proposals for consideration at the 2009 Annual Meeting. The shareholders makings these proposals have presented the proposals and supporting statements below, and we are presenting the proposals as they were submitted to us. We do not necessarily agree with all of the statements contained in the proposals and the supporting statements, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. The name, address and share ownership of each proponent will be furnished upon request, orally or written.

ITEM 4 — SET AND PURSUE GOAL FOR 80% FOSSIL-FUEL-FREE GENERATION BY 2020

Recommendation: The shareholders request that Dominion Resources should set and pursue a company goal to achieve 80% fossil-fuel-free electricity generation by 2020.

Rationale: Electricity production accounts for 40% of world CO2 emission (US Energy Information Administration). Coal is the highest contributor at 80% of the US CO2 production from electricity generation (EIA). Dominion Resources currently produces electricity using 47% coal, 12% oil and natural gas, 37% nuclear and 4.6% renewables (42% fossil-fuel-free).

The International Energy Agency, Intergovernmental Panel on Climate Change, and World Energy Council agree that quick, aggressive action is needed in reducing carbon-based energy sources and expanding renewable resources, to prevent dangerous interference with the climate system. Climate change produced by greenhouse gases produces devastating ecological damage and human health effects. Companies are financially impacted both by current weakened economies and a probable future direct tax on carbon emission.

Coal-fired electricity has other negative impacts. Mountaintop removal mining removes whole mountaintops and fills stream valleys. In the Appalachia, 450 mountains, over 400,000 wilderness acres, and 1000 miles of river valleys and streams have already been destroyed (EPA; for visuals, see Google Earth, Global Awareness Layer, Appalachian Mountaintop Removal). The areas leveled are ecologically diverse forests, and are not replaced by “remediation” into grassy flats. Tom Farrell, CEO of Dominion, said at the 2008 shareholders meeting, “I wish I could tell you we will never burn another ton of mountaintop coal.”

A coal plant burning 1.6 million tons of coal concentrates two tons of uranium and five tons of thorium in fly ash. Coal plants are the largest producers of mercury in the US, with over 50 tons per year (EPA). Nationwide, 126 million tons of coal waste is generated annually, enough to fill 1 million train cars (National Research Council). Coal-fired plants cause premature deaths of 24,000 Americans each year and hundreds of thousands of cases of lung and heart disease (American Lung Association, Clean Air Task Force). The Virginia Governor’s Commission on Climate Change came within one vote of banning all new coal-fired plants (2008).

Investment in renewable energy sources would create jobs and allow expansion of energy generation. By implementing a mix of additional wind farms, nuclear, solar thermal, solar farms, rooftop solar, tidal/wave farms, biomass generation, and conservation measures, Dominion would be able to close down all coal-fired plants, cease mountaintop removal mining, and be nearly independent of fossil fuels for electrical power by 2020, well ahead of the Virginia state goal.

It can be done. Iceland uses 100% renewable electricity, Denmark has 25% wind electricity (targeting 40% by 2030), and France uses 80% nuclear electricity (EIA). California is adding over 3000 MW of rooftop solar by 2017. The new ACEEE report shows that energy efficiency measures can offset 20% of Virginia electricity needs by 2025.

By turning to electricity generation that is free of the environmental, health, and financial handicaps of coal, Dominion will position itself for future financial success.

Recommended reading:

Plan B 3.0

Earth: The Sequel

Power to Save the World

OPPOSING STATEMENT

The Board of Directors recommends that shareholders reject this proposal. While Dominion is committed to protecting the environment, this proposal is neither realistic nor feasible. It is based on the mistaken premise that Dominion possesses the technical, financial and logistical capability to replace and reshape a large portion of its generation portfolio in just 12 years. It is further premised on the inaccurate assumption that the electric industry has commercially available technology that would enable such a massive conversion. Even if the technology and financial resources were available, which they are not, the proposal would require Dominion to shut down more than 14,000 megawatts, or more than 50 percent, of its entire existing generation fleet. This would require the abandonment of over $5 billion of your company’s productive, efficient and profitable core operating assets at an incredible cost to customers, creating an unprecedented abandonment of significant shareholder value. Replacement of this generation would be in addition to the significant amount of new generation Dominion must construct or otherwise acquire just to meet anticipated demand growth in its regulated service territory, which itself presents a significant challenge.

Cost-effective renewable energy will play a meaningful role in Dominion’s plans for future growth. The company plans to achieve Virginia’s goal of 12 percent of base-year electricity sales coming from renewable energy sources by 2022. Dominion also plans to achieve North Carolina’s mandate of 12.5 percent from renewable energy sources and energy efficiency by 2021. However, generation facilities based on current renewable energy technology have relatively low capacity factors and are generally unreliable to serve as a baseload resource to meet electrical power demand. Therefore, while renewable facilities may play some role, renewable facilities are not considered a realistic substitute for large-scale replacement of fossil-fuel generation facilities.

The only type of fossil-fuel-free generation facility that could replace more than 14,000 megawatts of the company’s generation facilities is a nuclear facility. To produce this much power would require construction of up to 10 nuclear facilities. The costs associated with purchasing or constructing alternative generation facilities in order to accomplish the proposal’s goal would be enormous. It is unrealistic to believe that by 2020 the company would be able to raise the amount of capital needed to finance this magnitude of construction, obtain the necessary regulatory approvals to construct sufficient alternative generation facilities, or purchase and/or contract for the necessary parts, equipment, expertise and labor to accomplish this goal.

The company is already active in safeguarding the environment and has worked cooperatively with federal regulators to find ways to reduce other air emissions — nitrogen oxides, sulfur dioxides, mercury and particulates — to meet environmental goals. We had spent $2.3 billion as of the end of 2008 to reduce these emissions and are planning to spend another $0.7 billion by 2015. Under our growth plan, which is subject to regulatory approval, the company will accelerate its efforts to promote conservation and efficiency and provide the tools and technology to help customers manage their daily use of power on an hourly, real-time basis. Dominion is proud to be an active environmental steward. However, even if we could become 80 percent fossil-free by 2020, which we believe is not possible, such a move would put an unrealistic and unsustainable burden on the company, our customers and our shareholders. We would not be able to meet the most basic of our responsibilities, and with respect to our regulated utility, our statutory requirement, of providing reliable electricity to our customers at reasonable cost.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholder Proposal

RESOLVED, that the shareholders of Dominion Resources (the “Company”) urge the Board of Directors to adopt a policy that the shareholders be given an opportunity at each annual meeting to vote on an advisory resolution, to be proposed by Dominion management, to ratify the compensation of the named executive officers as set forth in the summary compensation table in the Company’s proxy statement.

The resolution submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation awarded to any executive officer.

Supporting Statement

We believe executive compensation at our Company has become clearly excessive. During 2007, for example, the Board awarded CEO Thomas Farrell over $15.1 million in total compensation – more than twice Farrell’s compensation from the previous year. The Board awarded the five highest paid officers more than $40.8 million in total compensation in 2007, an astonishing increase of 128% over the previous year.

We believe an advisory vote on executive compensation would give shareholders a powerful vehicle to voice their concerns about executive pay at Dominion, and would encourage the directors to begin to rein in excessive compensation. This vote would add to shareholders’ existing right to communicate directly with directors, and in our view would be a more effective method of communicating shareholder concerns over executive compensation.

A growing number of U.S. companies have adopted policies giving shareholders an advisory vote on executive pay, including Aflac, Blockbuster, H&R Block, Ingersoll-Rand, Littlefield, MBIA, Par Pharmaceuticals, RiskMetrics, Tech Data, and Verizon. When Blockbuster adopted its “say on pay” policy in 2008, that company’s CEO stated the policy “will not only improve dialogue with our shareholder base, it will also provide our Board with valuable feedback on our compensation policies. . . .”

Influential proxy voting service RiskMetrics recommends shareholder votes in favor of “say on pay” proposals, noting that “an advisory vote on executive compensation is another step forward in enhancing board accountability.” This proposal is also similar to procedures followed in Australia, the Netherlands, Sweden, and the U.K., where shareholders are permitted by law to cast non-binding votes each year on executive compensation.

In addition, we believe that granting shareholders a “say on pay” will encourage directors to better align executive pay with corporate performance. A recent Columbia Business School study, for example, found enhanced sensitivity of CEO compensation to negative operating performance after the British rule was adopted, “consistent with widespread calls for less ‘rewards for failure’ that had led to its introduction.” (Balachandran, Ferri, and Maber, “Solving the Executive Compensation Problem through Shareholder Votes? Evidence from the U.K.,” November 2007.)

The Board routinely asserts in Dominion’s annual proxy statement that the Company’s executive compensation program is designed to “align management’s financial success with that of our shareholders.” If the directors believe they have successfully aligned executive pay with shareholder interests, however, why not ask shareholders if we agree?

We therefore urge shareholders to vote FOR this proposal.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders reject this proposal. The Board recognizes that executive compensation is an increasingly important area of shareholder concern and supports enhancing the dialogue between shareholders and directors. However, adoption of this proposal is contrary to the best interests of our shareholders for several reasons:

•

The design and administration of an effective, competitive executive compensation program requires informed judgment and careful analysis of multiple components, including competitive industry practices, relative financial performance metrics measured over varying periods of time, and specific goals and performance considerations for individual executives and the leadership team as a whole. Some of the information considered is sensitive competitive information or confidential personnel information that is not available to shareholders. The CGN Committee, comprised solely of independent directors, is educated about and carefully considers the various components in setting executive compensation. The CGN Committee also engages the services of an independent executive compensation consulting firm to provide further insights. While an advisory vote might be viewed as an easy method to express approval or disapproval, it cannot replace the informed decision-making process of the CGN Committee. The Committee exercises great care and discipline in its analysis and decision-making with respect to Dominion’s executive compensation program, in a process that is ongoing throughout the year, and considers the best interests of shareholders.

•

At Dominion, we have long implemented an executive pay system that rewards superior performance when goals are met or exceeded. This was the case in 2007 and 2008, when the company (i) achieved above median total shareholder return for our peer group for both the year ended 2008 and the cumulative two-year period from 2007 to 2008; (ii) exceeded our consolidated earnings targets for both years and (iii) successfully implemented a realignment of our business following the divestiture of a significant portion of our E&P assets, which contributed to the performance discussed above. The system also restricts or fully denies performance pay when goals are only partially met, as was the case in 2004 when neither management nor employees received bonuses. Our programs are designed to reward success with a balanced approach, and without encouraging excessive risk taking by our senior executives. The compensation system, the independence of its administration and the specific financial goals that drive it are described in Compensation Discussion and Analysis. Dominion’s compensation programs are transparent through extensive disclosure requirements and an advisory vote would not improve communications with shareholders about pay for performance.

•

We also believe that it would be premature to adopt a say-on-pay proposal at this time in light of possible federal legislation on this same matter. As Dominion’s success is dependent on its ability to compete for executive talent, the adoption of an advisory vote standard could put the Company at a competitive disadvantage to other public companies, including our industry peers, which would not be subject to similar shareholder scrutiny. Comparisons to practices in other countries where an advisory vote is mandatory are inappropriate. In those countries, no single company is disadvantaged by the requirement in the way that Dominion would be if it were one of the few U.S. companies to adopt the proposal. Therefore, Dominion believes it is prudent to continue to carefully monitor the developments regarding the say-on-pay issue before taking any action.

•

A more effective, efficient and precise system of shareholder communications is already in place. All shareholders have the ability to contact the non-management members of the Board directly, including members of Dominion’s CGN Committee, at www.dom.com/about/governance/contact.jsp or by writing to the Board of Directors c/o Corporate Secretary, Dominion Resources, Inc., P.O. Box 26532, Richmond, Virginia, 23261. Such direct communications allow shareholders to voice specific observations, concerns or criticism of Dominion’s executive compensation decisions. An annual tally of “yes or no” votes, on the other hand, would do no more than leave the Board and the CGN Committee attempting to interpret the results of an after-the-fact referendum, providing little, if any, guidance on how the result should be applied to Dominion’s executive compensation practices and policies. The “valuable feedback” claimed by the proponents would simply not exist because the vote would not provide meaningful insight into shareholder views on specific compensation practices.

Your Board of Directors recommends that you vote AGAINST this proposal.

ITEM 6 — EXECUTIVE SUPPLEMENTAL RETIREMENT BENEFITS

RESOLVED: The shareholders of Dominion Resources, Inc. urge the Board of Directors to seek shareholder approval for any future extraordinary retirement benefits for senior executives. The Board should implement this policy in a manner that does not violate any existing employment agreement or other contract, or any vested pension benefit.

For purposes of this resolution, “extraordinary retirement benefits” means receipt of additional years of service credit not actually worked, preferential benefit formulas not provided under the Company’s tax-qualified retirement plans, accelerated vesting of retirement benefits, and retirement perquisites and fringe benefits that are not generally offered to other Company employees.

Supporting Statement:

Supplemental executive retirement plans (“SERPs”) provide retirement benefits for a select group of management or highly compensated employees whose compensation exceeds limits set by federal tax law. The associated pension liabilities for these SERPs can be significant.

For example, in addition to its pension plan generally available to other employees, Dominion provides two special retirement plans for top executives: the Benefit Restoration Plan (“BRP”) and the Executive Supplemental Retirement Plan (“ESRP”). In last year’s proxy, the Company estimated that the present value of accumulated benefits payable to CEO Thomas Farrell under all of these plans exceeded $13 million.

Under the BRP, eligible retired executives receive a “monthly restoration benefit” equal to the additional monthly benefit the executive would have received under the regular pension plan but for the limitations imposed by federal tax law.

Under the ESRP, executives receive an additional annual retirement benefit equal to 25% of the executive’s final cash compensation. Unlike the regular pension plan, compensation counted under the ESRP includes both base salary and the executive’s target annual bonus.

Eligible executives receive the ESRP benefit for at least ten years after retirement, but the Company can also grant these benefits to certain executive for their lifetimes. Dominion has granted this lifetime benefit to Mr. Farrell and Chief Financial Officer Thomas Chewning. Executive Vice Presidents Mark McGettrick and Jay Johnson will also be eligible once they meet certain service requirements.

Under both of these supplemental plans, Dominion can also grant enhanced benefits in the form of additional service credit for years not actually worked. For example, the Company has effectively granted Mr. Farrell an additional 11 years of service under the BRP, if he remains employed until age 55.

In my opinion, these supplemental executive retirement plans are unreasonable. In light of the high levels of executive pay at our Company, it is simply not credible for our Board to suggest that these lucrative retirement benefits are necessary to recruit or retain talented executives.

To help ensure that the use of SERPs is in the best interests of shareholders, I believe these benefits should be submitted for shareholder approval. Because it may not always be practical to seek prior approval, the Company has the option under my proposal to seek shareholder approval after the material terms have been agreed upon with an executive.

For these reasons, please vote for this resolution.

OPPOSING STATEMENT

The Board of Directors recommends that shareholders reject this proposal. This proposal was previously submitted in 2006 and rejected by shareholders. Dominion continues to believe that such a policy would not be in the best interests of the company or our shareholders for the reasons set forth below.

The CGN Committee of the Board, which is comprised solely of independent directors, is responsible for reviewing our retirement programs and policies for executives, with the assistance of our independent executive compensation consultant, PM&P. We believe that the retirement benefits for senior executives accomplish the objectives discussed in our Compensation Discussion and Analysis and are consistent with market practice. Any agreement with an individual senior executive is approved by the CGN Committee as appropriate to accomplish specific purposes with respect to that executive. The proposal would substantially disrupt this process and impede the necessary flexibility in making these decisions.

In individual cases, the company has offered additional age and service credits under its non-qualified retirement plans as an efficient and effective means to recruit a senior executive in mid-career who would forfeit substantial retirement benefits by changing employment. The credits are also occasionally used to retain executives who are being recruited or are in positions where market competitiveness prompts the use of this retention tool. Extra age and service credits are typically tied to a requirement that the executive remain employed until a specified date and refrain from competition with Dominion after retirement. When such a tool is needed in hiring or retaining a senior executive, the company needs the flexibility to react quickly. A requirement to call a special shareholder meeting before making an offer would be a time consuming and costly process that does not serve the best interests of shareholders. Making an offer that is contingent on shareholder approval would not be as compelling to the executive whom we are attempting to hire or retain. Further, for the executives who decline to be subject to the delay or uncertainty, the proposal would force the CGN Committee to consider more costly means to compensate or recruit the executives in these situations.

With respect to the retirement plans referred to by the Proponent, Dominion maintains a Retirement Benefit Restoration Plan (BRP) for senior executives. The BRP uses the same formula for calculating pension benefits as the formula used for calculating pension benefits under the tax-qualified plan for all employees, providing retirement benefits that were disallowed under the qualified plan because of tax code limits. Not offering a benefit restoration plan would penalize executives and treat them differently from other employees who receive a pension on their full salary. The Executive Supplemental Retirement Plan (ESRP) is designed to provide a retirement benefit for executives that is similar in proportion to retirement benefits for other employees. Under our pay for performance system, a majority of an executive’s compensation is tied to annual and long-term incentive compensation rather than base salary, which is the majority of our employees’ compensation. Our 401(k) Plan and Pension Plan (even as increased by the BRP benefit) provide benefits based on base salary only. While this is appropriate for most employees, such limited coverage provides a retirement benefit on only a fraction of a senior executive’s compensation. The ESRP provides an annual retirement benefit for 10 years (or life for certain senior executives) that covers a portion (25%) of final base salary and target annual bonus to help bridge the gap in retirement coverage and, more importantly, to provide a strong retention tool. The ESRP and the other retirement plans do not provide any benefits for long-term incentive pay, which constitutes a majority of the compensation for our senior executives. The Proponent mentions the lifetime benefit offered to Mr. Johnson, who retired in 2008. Like the age and service credits, this is a tool used for retention. Mr. Johnson forfeited his lifetime benefit when he retired before earning the benefit.

Unlike the retirement plans for other employees, both the ESRP and BRP include a provision requiring the recipients to comply with non-competition and confidentiality agreements as a condition to receiving any benefits under these plans. These provisions have proven to be an effective means of preventing executives from “retiring” at Dominion, only to become an executive for a competitor. The few executives who have done so in past years have forfeited their benefits under the ESRP and BRP.

Dominion has been successful in retaining an effective management team and believes that our current practices serve the long-term interests of our shareholders. The structure of the particular plans, programs and elements of compensation for senior executives should continue to be decided by the independent CGN Committee based on its expertise and experience.

Your Board of Directors recommends that you vote AGAINST this proposal.

Appendix

Dominion uses broad-based surveys to market price compensation. In 2008, over 1,800 companies and other entities participated in these surveys. This Appendix excludes participating companies that, to the best of our knowledge, have revenues significantly lower than Dominion’s revenues as those companies would not have been included in survey averages used to market price a Named Executive Officer’s (NEO) compensation. Some of the companies listed in this Appendix do not have revenues consistent with Dominion’s revenues or Dominion’s business unit revenues and would not be included in the survey averages used for compensation determinations. Because of the structure of the surveys, it is not possible to identify which of these companies were actually included in the survey averages used for any of our NEOs.

21st Century Oncology, Inc.

7-Eleven, Inc.

A.T. Kearney, Inc.

AAA National Office

ABM Industries, Inc.

ACE Limited—ACE USA

ACUITY

Aditya Birla Minacs

Advance Auto Parts

AEGON USA

Aeronix, Inc.

Aetna, Inc.

AFLAC, Inc.

AGL Resources

AIG

AIPSO

Air Frame Manufacturing & Supply Company, Inc.

Air Products and Chemicals

Airlines Reporting Corporation

Airlite Plastics Co.

Akerman Senterfitt

Akzo Nobel, Inc.

Alcoa, Inc.

Allegheny Energy

Alliant Energy

Alliant Techsystems

Allstate Corporation

Alltel Corporation

Amcor PET Packaging, Inc.

Ameren Corporation

American Airlines, Inc.

American Century Investments

American Electric Power

American Enterprise Group, Inc.

American Express

American Signature Inc.

AmeriCredit Corp.

AMERIGROUP Corporation

AmeriPride Services Inc.

Ameriprise Financial

AmerisourceBergen Corporation

Amplifon USA

AmTrust Bank

ANH Refractories Company

Anheuser-Busch Companies, Inc.

AOL LLC

APC/MGE Critical Power & Cooling Services

APL Ltd.

APM Terminals North America Inc.

Arch Coal, Inc.

Archer Daniels Midland Company

Archon Group, L.P.

Archstone

Areva NP

Array Marketing Group, Inc.

Arup North America Limited

Ashmore Energy International

Assurant, Inc.—Solutions

Asurion

AT&T, Inc.

Automatic Data Processing (ADP)

AutoZone, Inc.

Aviall, Inc.

Avis Budget Group

Aviva USA

AXA Equitable

Bank of the West

Barquin International

Barr Pharmaceuticals, Inc.

Battelle

Bausch & Lomb, Inc.

Baxter International

Bechtel Corporation

Belk, Inc.

Best Buy Company, Inc.

BG US Services

Big Lots, Inc.

Black & Veatch Corporation

Blockbuster Inc.

BloodSource

Boise Cascade, LLC

Boise Inc.

Boston Scientific Corporation

Bovis Lend Lease

Branch Banking & Trust Company

Brightstar Corporation

British Gas North America, LLC

Broadridge Financial Solutions, Inc.

Brookhaven National Laboratory

BSH Home Appliances Corporation

Buckingham Asset Management, LLC

Building Materials Holding Corporation

Burger King Corporation

Busch LLC

Butler Animal Health Supply, LLC

C&S Wholesale Grocers

CACI International, Inc.

CAE Simuflite Military Simulation & Training

Calpine

Canadian Pacific US

Capgemini

Capital One Financial Corporation

Cargill, Inc.

Carlson

CBRL Group

CDM, Inc.

Celestica

Celina Insurance Group

Cemex, Inc. US

CenterPoint Energy

CenturyTel, Inc.

CGGVeritas

CGI Technologies and Solutions, Inc.

CH2M Hill

Chevron Phillips Chemical Company

Chicago Mercantile Exchange, Inc.

Chiquita Brands International, Inc.

CHS Inc.

CIGNA Corporation

Circuit City Stores, Inc.

Citi North America Operations & Technology

Citizens Property Insurance

City National Bank

Clarkston Consulting

Classified Ventures, LLC

Cleveland Brothers Equipment Co., Inc.

Clifton Gunderson LLP

CMGI

CMS Energy

CMWA

CNA Financial Corporation

Coca-Cola Bottling Company Consolidated

Cogentrix Energy, Inc.

Colgate Palmolive Company

Compass Bank

Compass Group North America Division

CompuCom Systems, Inc.

Computer Sciences Corporation

Computer Technology Associates, Inc.

Computershare

ConAgra Foods, Inc.

Concentra, Inc.

Conseco, Inc.

Consolidated Edison

Constellation Energy

Control Components, Inc.

Convergys Corporation

Corning, Inc.

Corporate Express USA

Country Financial

Cox Enterprises, Inc.

Cox Target Media

Cranston Print Works Company

Creative Memories

Crown Castle International Corporation

CSX

Cubic Corporation

Culligan International Company

Cummins Inc.

Curtiss-Wright Corporation

Daiichi Sankyo, Inc.

Dal-Tile Corporation

Darden Restaurants, Inc.

Dassault Falcon Jet Corporation

Day & Zimmermann Group, Inc.

DCP Midstream

Deere & Company

Del Monte Foods Company

DeLorme Publishing

Delta Air Lines, Inc.

Devon Energy

Diebold Incorporated

Digitas

Diversified Investment Advisors

Dobbs Temporary Services, Inc. d/b/a Pro Staff Personnel Services (“Pro Staff”)

Doherty Employment Group

Dollar General Corporation

Dollar Thrifty Automotive Group

Dominion Resources, Inc.

Domino’s Pizza

Donaldson Company, Inc.

DPL Inc.

Dresser-Rand Company

DSC Logistics

Duke Energy

Dunkin’ Brands, Inc.

Duquesne Light Holdings, Inc.

Dynegy

E.ON U.S.

Econergy International Corporation

EDFUND

Edison International

EDS

Edward Jones

El Paso Corporation

Elsevier

EMCOR Group, Inc.

Enbridge Energy

Energen

Energizer

Energy Future Holdings

ENSCO International, Inc.

Entergy

EOG Resources, Inc.

Estee Lauder Companies, Inc.

Exel, a DPWN Company

Exelon

Express Scripts, Inc.

Fairmont Raffles Hotels International

Farmers Insurance Group

Federal Home Loan Bank of Cincinnati

Federal Home Loan Bank of Pittsburgh

Federal-Mogul Corporation

FedEx Express

FedEx Freight System

FedEx Kinko’s

Fellowes, Inc.

Ferguson Enterprises, Inc.

Ferrellgas

First Data Corporation

FirstEnergy

Foot Locker, Inc.

Forest Laboratories Inc.

Fox Networks Group

FPL Group

Freddie Mac

Gambro, Inc.

GEICO

General Dynamics Information Technology

General Growth Properties, Inc.

General Parts International, Inc.

Georgia System Operations Corporation

Gold Fields Exploration, Inc.

Golden Horizons LLC

Golden Innovations

Golden Innovations—AEGIS

Golden Star Resources Ltd.

Golden Ventures LLC

Goodrich Corporation

Goody’s Family Clothing

Gordon Food Service

Graco, Inc.

Graham Packaging Company

Great American Financial Resources, Inc.

GTECH Corporation

H. E. Butt Grocery Company

H. J. Heinz Company

Haemacure Corporation U.S.

Hannaford Bros. Co.

Harley-Davidson Motor Company

Harman International Industries, Inc.

Harris Teeter, Inc.

Hawaiian Electric

HCA

HD Supply

Health Care Service Corporation

Helmerich & Payne, Inc.

Henry Schein, Inc.

Herbalife International of America

Hercules Offshore, Inc.

Herman Miller, Inc.

Hess Corporation

Hexion Specialty Chemicals

Highmark

Hill-Rom Company

Hilti, Inc.

HNTB Companies

Honeywell International, Inc.

Houghton Mifflin Company

HSBC-North America

Hunter Douglas Inc.

Huttig Building Products, Inc.

Hyatt Corporation

Hyundai Motor America

I.C. System, Inc.

IAC/InteractiveCorp

ICMA Retirement Corporation

IDACORP

Idearc Media

IDEXX Laboratories

IKEA USA

IKON Office Solutions

IMC, Inc.

Immix Management Services

Incepture, Inc.

Information Handling Services (IHS)

ING North America Insurance Corporation US Financial Services

Ingram Industries, Inc.

Innovative Productivity, Inc.

Integrys Energy Group

InterContinental Hotels Group Americas

Interface Solutions

International Dairy Queen, Inc.

International Game Technology

International Imaging Materials, Inc.

International Paper Company

International Truck and Engine

Interstate Bakeries Corporation

Invensys Controls

Invesco PLC

ION Geophysical Corporation

iPCS, Inc.

Iron Mountain

ITC Holdings Corp

Itochu International, Inc. North America

ITT Systems Division

J. C. Penney Company, Inc.

J.R. Simplot Company

Jackson National Life Insurance Company

Jacobs Engineering Group, Inc.

James Hardie Building Products

JEA

Jefferson Wells International

JetBlue Airways

JM Family

Jo-Ann Fabric & Craft Stores Inc.

Jockey International, Inc.

John Hancock Financial Services, Inc.

John Wiley & Sons, Inc.

Johns Manville

Johnson Controls Power Solutions

Johnson Financial Group

Johnson Outdoors, Inc.

JohnsonDiversey, Inc.

Jones Lang LaSalle

Jordan’s Furniture

JPI

K. Hovnanian Companies

Kaiser Permanente

Kao Brands Company

Katun Corporation

Kellogg Company

Kemper Auto and Home Group

Kennebunk Savings Bank

Kerry, Inc. US

Kewaunee Scientific Corporation

KeyCorp

Keystone Automotive Industries

Keystone Foods, LLC

Kforce Inc.

Kiddie Kandids

KIK Custom Products

Kimberly-Clark Corporation

Klein Tools, Inc.

Knight

Knowledge Learning Corporation

Kohler Company

Kohl’s Department Stores

Konecranes, Inc.

Kyocera America, Inc.

L.L. Bean, Inc.

Laboratory Corporation of America

Lancaster General

Lance, Inc.

Land O’Lakes, Inc.

LandAmerica Financial Group, Inc.

LANXESS Corporation US

Laureate Education, Inc.

Laureate Education, Inc.—Laureate Online Education

Leatherman Tool Group, Inc.

Legal & General America, Inc.

Lennox International, Inc.

Leprino Foods Company

Leupold & Stevens, Inc.

Level 3 Communications

LG Electronics USA, Inc.

LGE MobileComm USA

Limited Brands, Inc.

LINAK U.S. Inc.

Linens’n Things, Inc.

Link-Belt Construction Equipment Company

Liz Claiborne, Inc.

Loews Corporation

Logan’s Roadhouse

LORD Corporation

Lorillard Tobacco Company

Luxottica Retail US

M&T Bank Corporation

Macy’s, Inc.

Magellan Midstream Holdings, LP—Pipeline Operations

Main Street America Group

Mann+Hummel Advanced Filtration Concepts, Inc.

Manpower, Inc.

Markem-Imaje

Marriott International

Mars North America

Mars North America—Mars Food US

Marshall & Ilsley Corporation

Martek Biosciences Corporation

Mary Kay, Inc.

Masco Corporation

Mattel, Inc.

McDonald’s Corporation

McKesson Corporation

MDU Resources

MeadWestvaco Corporation

Medco Health Solutions, Inc.

Media General

Medrad, Inc.

Meeting Consultants, Inc.

Mercedes-Benz USA

Metal Technologies, Inc.

MetLife

Michaels Stores, Inc.

Michelin North America, Inc.

Miller Brewing Company

Milliken & Company

Mirant Corporation

Molex

Munich Reinsurance America, Inc.

Neiman Marcus Group

Nelnet, Inc.

Nestlé USA, Inc.

Nexen Petroleum USA, Inc.

Nicor

Nike, Inc.

Northeast Utilities

NorthWestern Energy

Novartis Animal Health US, Inc.

Novartis US—CIBA Vision Corporation

Novo Nordisk Inc.

NRG Energy

NSK Americas

NSTAR

Nutricia North America

Océ Business Services

OfficeMax Incorporated

OGE Energy

ONEOK, Inc.

OSI Industries, LLC

Otter Tail

Owens Corning

PACCAR

Pacific Gas & Electric

Pacific Northwest National Laboratory

PacifiCorp

Packaging Corporation of America

Parkway Corporation

Pentair, Inc.

Pepco Holdings, Inc.

Perot Systems Corporation

PETCO Animal Supplies, Inc.

PHH Arval

Phillips-Van Heusen Corporation

Phoenix Companies

Piaggio Group Americas

Pinnacle West Capital

Pioneer Natural Resources USA, Inc.

Pitney Bowes, Inc.

Plains Exploration & Production Company

PNC Financial Services Group, Inc.

PNM Resources

Policy Studies Inc.

PolyOne Corporation

PPL Corporation

PricewaterhouseCoopers

Pride International

Principal Financial Group

Progress Energy

Progressive Corporation

Protective Life Corporation

Prudential Financial, Inc.

PSC

Public Service Enterprise

Publix Super Markets, Inc.

Puget Energy

Pulte Homes, Inc.

QBE Regional Insurance

Qualcomm, Inc.

Quest Diagnostics

Questar Corporation

Quintiles

Qwest Communications International, Inc.

R.H. Donnelley, Inc.

Ralcorp Holdings, Inc.

Raley’s

Raymond James Financial

RBC Wealth Management

Reckitt Benckiser, Inc.

Redcats USA

Regions Financial Corporation

Reliant Energy

Reliant Resources

Republic Underwriters Insurance Company

Reynolds American, Inc.

Rich Products Corporation

Rio Tinto plc US

Rite Aid Corporation

Robert Bosch LLC

Rockwell Automation, Inc.

Rockwell Collins

Ross Stores, Inc.

Roundy’s Supermarkets, Inc.

RR Donnelley & Sons

RREEF

RSM McGladrey

Russell Reynolds, Associates

Ryder Systems, Inc.

S&C Electric Company

S. C. Johnson & Son, Inc.

Sabre Holdings Corporation

SAE International

Safeco Corporation

Sallie Mae

Salt River Project

Sanmina-SCI Corporation

Sara Lee Corporation

SBA Network Services, Inc.

SCANA Corporation

SCF Arizona

Schlumberger Oilfield Services

Schneider Electric/Square D Company

Schneider National, Inc.

Schnitzer Steel Industries, Inc.

SCS Engineers

Securian Financial Group

Securitas Security Services, USA

Seminole Energy Services

Sempra Energy

Sentry Insurance

Serco NA

Shure Incorporated

Simon Property Group

SMC Corporation of America

SMSC Gaming Enterprises

Sodexho USA

Southern Company

Southern Union Company

Southwest Airlines

Spartan Stores, Inc.

Spectra Energy

Sprint

StanCorp Financial Group

Starbucks Coffee Company

Starwood Vacation Ownership

State Farm Insurance

Steelcase, Inc.

Stream International

Stryker Corporation

SUEZ Energy North America, Inc.

Sun Life Financial (US)

Sunoco, Inc.

Sunsweet Growers, Inc.

SunTrust Banks, Inc.

Superior Essex, Inc.

SuperValu

Symetra Financial

Synovus Financial Corporation

T. Rowe Price

TD Ameritrade Holding Corporation

TD Banknorth, Inc.

TECO Energy, Inc.

Temple-Inland

Tenaris, Inc. USA

Tesoro Corporation

Textron, Inc.

The Capital Group Companies

The Chubb Corporation

The CNA Corporation

The Coca-Cola Company

The E. W. Scripps Company

The Guardian Life Insurance Company of America

The Hanover Insurance Group, Inc.

The Hartford Financial Services Group, Inc.

The Hershey Company

The Hertz Corporation

The Kroger Company

The Longaberger Company

The Nielsen Company

The Regence Group

The Schwan Food Company

The ServiceMaster Company

The Sherwin-Williams Company

The Sports Authority

The TJX Companies, Inc.

The Travelers Companies, Inc.

The Vanguard Group, Inc.

The Williams Companies, Inc.

The Yankee Candle Company, Inc.

Thrivent Financial for Lutherans

Time Warner, Inc.

Title Resource Group

T-Mobile USA

Toll Brothers

Toyota Industrial Equipment Manufacturing, Inc.

Trane

TransCanada

Travis County

Trebol USA, LLC

Trust Company of America

Turner Broadcasting System, Inc.

Tyco Electronics

U.S. Cellular®

U.S. Foodservice

UAP Holding

Underwriters Laboratories, Inc.

Unified Grocers

Unilever U.S.

United Airlines

United Industries

United Stationers Supply Company

United Water

United Western Bancorp, Inc.

Unitrin Career Agency Companies

UNUM Group

UPM-Kymmene, Inc.

UPM-Kymmene, Inc.—Blandin Paper Company

US Airways

US Bancorp

US Oncology, Inc.

USG Corporation

USG Corporation—L&W Supply

Vail Mountain, Inc.

Valero Energy Corporation

Vectren Corporation

Videojet Technologies, Inc.

Vistar Corporation

Visteon Corporation

W. R. Grace

W.L. Gore & Associates, Inc.

Wachovia Corporation

Waggener Edstrom Worldwide

Walt Disney Parks & Resorts, LLC

Washington Mutual, Inc.

Waste Management

Watkins Manufacturing

Wegmans Food Markets, Inc.

WellPoint, Inc.

Wells Fargo & Company

Westar Energy

Western & Southern Financial Group

Western Digital

Western Union

Westinghouse Electric Company

Weston Solutions, Inc.

W-H Energy Services, Inc.

Whirlpool Corporation

Whole Foods Market

William Blair & Company, LLC

Williams Companies

Winn-Dixie Stores, Inc.

Wisconsin Energy

Wm. Wrigley Jr. Company

Wolters Kluwer NA

World Vision USA

Worthington Industries

WPP

WPP—Millward Brown

Wyndham Worldwide

Xcel Energy, Inc.

XL America

XTO Energy, Inc.

Yamaha Corporation of America

Zale Corporation

Zions Bancorporation

Dominion Resources, Inc.

P.O. Box 26532

Richmond, Virginia 23261-6532

www.dom.com

2008 Annual Report on Form 10-K

You may request, without charge, a copy of Dominion’s 2008 Form 10-K, excluding exhibits, by:

Writing:	Emailing:	Calling:
Corporate Secretary	shareholder.services@dom.com	804.819.2000
Dominion Resources, Inc.
P.O. Box 26532
Richmond, Virginia 23261-6532

Or, you may view our Form 10-K on our website at www.dom.com (keyword search: SEC filings.)

THE 2009 PROXY CARD

This proxy is solicited on behalf of the Board of Directors.

IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned. If this card is returned signed with no direction given, this proxy will be voted "FOR" Items 1, 2 and 3 and "AGAINST" items 4, 5 and 6.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both shareholders should sign.

When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned appoints Robert S. Jepson, Jr., Frank S. Royal, and Carter M. Reid, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders on May 5, 2009, and at any and all adjournments.

, 2009

Signature **Date**

, 2009

Signature (if held jointly) **Date**

To Our Shareholders:

Let your voice be heard . . .

Dominion's proxy statement explains important matters to be taken up at our Annual Meeting of Shareholders. Whether your shares are held in a Dominion Direct® account or directly by you, please read the proxy statement carefully and vote your shares. It is important that all Dominion shareholders participate by voting, regardless of the number of shares owned. If you do not vote, your shares will not be counted.

You can vote by mail, Internet or telephone. When voting by Internet or telephone, follow the prompts that will be presented to you to record your vote. If you choose to vote by mail, please be sure to mark, date and sign your proxy card and return it in the postage-paid envelope. If you vote by Internet or telephone, do not return your proxy card by mail.

All Internet and telephone votes must be received by 6:00 a.m. (ET) on Tuesday, May 5, 2009.

Vote Your Proxy

1 By Mail...

Return your proxy in the **postage-paid envelope provided**;

2 By Internet...

Access the Website at **http://www.cesvote.com**; or

3 By Phone...

Call toll-free **1-888-693-8683** using a touch-tone phone.

You may view our Summary Annual Report, Proxy Statement and Form 10-K online at...
www.dom.com/investors/proxy.jsp

2009 PROXY CARD

Dominion®

The Board of Directors recommends a vote "FOR" all director nominees.

Item 1 – Election of Directors

	FOR	AGAINST	ABSTAIN
01. Peter W. Brown	☐	☐	☐
02. George A. Davidson, Jr.	☐	☐	☐
03. Thomas F. Farrell, II	☐	☐	☐
04. John W. Harris	☐	☐	☐
05. Robert S. Jepson, Jr.	☐	☐	☐
06. Mark J. Kington	☐	☐	☐
07. Benjamin J. Lambert, III	☐	☐	☐
08. Margaret A. McKenna	☐	☐	☐
09. Frank S. Royal	☐	☐	☐
10. David A. Wollard	☐	☐	☐

The Board of Directors recommends a vote "FOR" Items 2 and 3.

Item 2 – Ratify the appointment of independent auditors for 2009

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3 – Approve the adoption of the amended and restated 2005 Incentive Compensation Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote "AGAINST" Items 4, 5 and 6.

Item 4 – Shareholder Proposal (Set and pursue goal for 80% fossil-fuel-free generation by 2020)

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 5 – Shareholder proposal (Advisory Vote on Executive Compensation)

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 6 – Shareholder proposal (Executive Supplemental Retirement Benefits)

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ *To access future proxy materials and annual reports via Internet only, please check this block.**

IF YOU ARE VOTING BY MAIL,

please sign and date your proxy card on the reverse side and fold and detach card at perforation before mailing in the enclosed envelope.

ATTENDING THE MEETING

Shareholders who plan to attend the meeting will be asked to present valid picture identification, such as a driver's license or passport. Registered shareholders must bring their Dominion activity statement or dividend check stub as proof of ownership. If you are an authorized proxy, you must present the proper documentation. Registration will begin at 8:30 a.m., and seating will be available on a first come, first served basis. Cameras (including cell phones with cameras), recording devices and other electronic devices will not be permitted at the meeting. Rules of the meeting will be printed on the back of the agenda that you will be given at the meeting.

To obtain directions to the meeting, contact Shareholder Services at shareholder.services@dom.com or 1-800-552-4034. Information about the meeting location is also available on our web site, www.dom.com, key word: Meeting Location.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 5, 2009

Dominion's 2009 Proxy Statement, 2008 Summary Annual Report and 2008 Annual Report on Form 10-K are available at www.dom.com/investors/proxy.jsp

You can elect to access future proxy materials and annual reports via Internet only. By making this election, you will save the company the cost of printing these documents, and you will help preserve environmental resources.

*** Description of Electronic Access Service:**

You are consenting to receive future Dominion annual reports and proxy statements, including meeting notice, over the Internet. Participation is voluntary and will remain in effect until you inform us otherwise. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. You will receive notification when annual reports and proxy statements are available for online review. The notification will include the Internet location where the material is available. The material will be presented in PDF format and can be read using Adobe Acrobat Reader. If you do not have the latest version of Adobe Acrobat Reader, you can download it free through Dominion's Internet site.

2009 VOTING INSTRUCTION CARD

→

IMPORTANT: PLEASE SEE REVERSE SIDE FOR INFORMATION ABOUT YOUR VOTING CHOICES.

Voting instructions are solicited for the Annual Meeting of Shareholders, May 5, 2009 by the Trustee for the various retirement plans sponsored by Dominion Resources, Inc.

I acknowledge receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report (Summary and Form 10-K) for the Annual Meeting of Shareholders of Dominion Resources, Inc. I hereby instruct the Trustee to vote the Dominion shares relating to my Plan account at such Annual Meeting as indicated on the reverse side.

This voting instruction card, when properly executed, will be voted as directed. If this card is returned signed with no direction given or is not returned at all, your shares will be voted by the Trustee as directed by an independent fiduciary hired by the Plan Administrator.

All voting instructions will be kept confidential.

, 2009

Signature **Date**

To Employee Savings Plan Participants:

Dominion's proxy statement explains important matters to be taken up at our Annual Meeting of Shareholders. Please read the proxy statement carefully and instruct the Trustee how to vote your shares.

You can vote by mail, Internet or telephone. When voting by Internet or telephone, follow the prompts that will be presented to you to record your vote. If you choose to vote by mail, please be sure to mark, date and sign your voting instruction card and return it in the postage-paid envelope. If you vote by Internet or telephone, do not return your voting card by mail.

All voting instructions must be received by 6:00 a.m. (ET) on Wed., April 29, 2009 to be counted in the final tabulation.

Vote Your Shares

1 By Mail…

Return your voting instruction card in the **postage-paid envelope provided**;

2 By Internet…

Access the Website at **http://www.cesvote.com**; or

3 By Phone…

Call toll-free **1-888-693-8683** using a touch-tone phone.

You may view our Summary Annual Report, Proxy Statement and Form 10-K online at…
www.dom.com/investors/proxy.jsp

2009 VOTING INSTRUCTION CARD

The Board of Directors recommends a vote "FOR" all director nominees.

Item 1 – Election of Directors

	FOR	AGAINST	ABSTAIN
01. Peter W. Brown	☐	☐	☐
02. George A. Davidson, Jr.	☐	☐	☐
03. Thomas F. Farrell, II	☐	☐	☐
04. John W. Harris	☐	☐	☐
05. Robert S. Jepson, Jr.	☐	☐	☐
06. Mark J. Kington	☐	☐	☐
07. Benjamin J. Lambert, III	☐	☐	☐
08. Margaret A. McKenna	☐	☐	☐
09. Frank S. Royal	☐	☐	☐
10. David A. Wollard	☐	☐	☐

The Board of Directors recommends a vote "FOR" Items 2 and 3.

Item 2 – Ratify the appointment of independent auditors for 2009

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3 – Approve the adoption of the amended and restated 2005 Incentive Compensation Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote "AGAINST" Items 4, 5 and 6.

Item 4 – Shareholder Proposal (Set and pursue goal for 80% fossil-fuel-free generation by 2020)

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 5 – Shareholder proposal (Advisory Vote on Executive Compensation)

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 6 – Shareholder proposal (Executive Supplemental Retirement Benefits)

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ *To access future proxy materials and annual reports via Internet only, please check this block.**

IF YOU ARE VOTING BY MAIL,

please sign and date your proxy card on the reverse side and fold and detach card at perforation before mailing in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 5, 2009

Dominion's 2009 Proxy Statement, 2008 Summary Annual Report and 2008 Annual Report on Form 10-K are available at www.dom.com/investors/proxy.jsp

You can elect to access future proxy materials and annual reports via Internet only. By making this election, you will save the company the cost of printing these documents, and you will help preserve environmental resources.

*** Description of Electronic Access Service:**

You are consenting to receive future Dominion annual reports and proxy statements, including meeting notice, over the Internet. Participation is voluntary and will remain in effect until you inform us otherwise. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. You will receive notification when annual reports and proxy statements are available for online review. The notification will include the Internet location where the material is available. The material will be presented in PDF format and can be read using Adobe Acrobat Reader. If you do not have the latest version of Adobe Acrobat Reader, you can download it free through Dominion's Internet site.

Filed pursuant to Instruction 3 of Schedule 14A, Item 10

DOMINION RESOURCES, INC.

2005 INCENTIVE COMPENSATION PLAN

Originally Effective May 1, 2005

As Amended and Restated Effective May 5, 2009

1. Purpose. To support a pay-for-performance compensation program, this Dominion Resources, Inc. 2005 Incentive Compensation Plan (the “Plan”) is the primary component that ties compensation to the long-term performance of Dominion Resources, Inc. The Plan seeks to further the long-term stability and financial success of Dominion Resources, Inc. by attracting and retaining employees through the use of cash and stock incentives; rewarding employees for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees with those of Dominion Resources, Inc. shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Grant, any lapse of restrictions on Restricted Stock, dividends paid on Restricted Stock, any grant of Goal-Based Stock, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Beneficiary” means the individual, individuals, entity, entities or the estate of a Participant entitled to receive the amounts payable under an Incentive Award, if any, upon the Participant’s death

(d) “Change of Control” means the occurrence of any of the following events:

(i) any person, including a “group” as defined in Section 13(d)(3) of the Act becomes the owner or beneficial owner of Dominion securities having 20% or more of the combined voting power of the then outstanding Dominion securities that may be cast for the election of Dominion’s directors (other than as a result of an issuance of securities initiated by Dominion, or open market purchases approved by the Dominion Board, as long as the majority of the Dominion Board approving the purchases is also the majority at the time the purchases are made);

(ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of Dominion before the transactions cease to constitute a majority of the Dominion Board, or any successor’s board, within two years of the last of the transactions; or

(iii) with respect to a particular Participant, an event occurs with respect to the Employer that employs that Participant such that, after the event, the Employer is no longer a Dominion Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation, Governance and Nominating Committee of the Dominion Board (or any successor Board committee designated by the Board to administer this plan), provided that, if any member of the Compensation, Governance and Nominating Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(g) “Company Stock” means common stock of Dominion. In the event of a change in the capital structure of Dominion (as provided in Section 15), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means (i) with respect to an Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to a Participant under the terms and conditions of, or to create a legally binding right constituting, the Option or Stock Appreciation Right; and (ii) with respect to an Incentive Award other than an Option or Stock Appreciation Right, the date on which the Committee grants the Incentive Award. With respect to any Incentive Award, the Committee may specify a future date on which the Incentive Award is to be granted or become effective.

(i) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). With respect to an Incentive Award that provides for a deferral of compensation within the meaning of Code section 409A and that is payable under its terms on a Participant’s Disability, Disability shall mean having received long-term disability benefits under the Corporation’s long-term disability plan (or successor thereto) for a period of 3 consecutive months by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.

(j) “Dominion Company” means any corporation in which Dominion owns stock possessing at least 50% of the combined voting power of all classes of stock or which is in a chain of corporations with Dominion in which stock possessing at least 50%

2

of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

(k) “Dominion” means Dominion Resources, Inc.

(l) “Dominion Board” means the Board of Directors of Dominion Resources, Inc.

(m) “Employer” means, with respect to a Participant, Dominion or the Dominion Company that employs the Participant.

(n) “Fair Market Value” means the closing price of a share of Company Stock, as reported in the Wall Street Journal or other financial reporting service selected by the Company, as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

(o) “Goal-Based Stock” means Company Stock awarded when performance goals are achieved pursuant to an award as provided in Section 8.

(p) “Incentive Award” means, collectively, a Performance Grant or the award of Restricted Stock, Goal-Based Stock, Option or Stock Appreciation Right under the Plan.

(q) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(r) “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which the holder has held for at least six months.

(s) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(t) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) “Participant” means any employee of Dominion or a Dominion Company who receives an Incentive Award under the Plan.

(v) “Performance Criteria” means the performance of Dominion or any subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: total

3

shareholder return; book value (including on a per share basis); return on capital (including invested capital); environmental considerations; safety; reliability; customer earnings (including on a per share basis); earnings growth rate (including on a per share basis); profitability; return on equity; cash flow, including free cash flow; cost savings under the Six Sigma discipline, or other cost savings or process improvement goals; and capital expenditures.

(w) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or grant of Restricted Stock that relates to one or more Performance Criteria.

(x) “Performance Grant” means an Incentive Award made pursuant to Section 6.

(y) “Plan Year” means January 1 to December 31.

(z) “Qualifying Change of Control” means an event which meets the requirements for a Change of Control (as defined in Section 2(d) above) and which, in addition, constitutes either a change in ownership of Dominion (as described in paragraph (i)), a change in effective control of Dominion (as described in paragraph (ii), or, with respect to an individual Participant, a change in ownership of the Participant’s Employer (as described in paragraph (iii)):

(i) Any person or more than one person acting as a group acquires beneficial ownership of Company Stock that, together with the Company Stock already held by such person or group, represents more than 50 percent of the total voting power of Company Stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of Company Stock, the acquisition of additional Company Stock by the same person or persons is not considered to cause a change in the ownership of Dominion for purposes of this paragraph (i);

(ii) Any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Company Stock possessing 30 percent or more of the total voting power of Company Stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control Dominion for purposes of this paragraph (ii), the acquisition of additional Company Stock by the same person or persons is not considered to cause a change in the effective control for purposes of this paragraph (ii); or

4

(iii) Any person or more than one person acting as a group acquires beneficial ownership of stock of the Employer that, together with the Employer stock already held by such person or group, represents more than 50 percent of the total voting power of the Employer stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Employer stock, the acquisition of additional Employer stock by the same person or persons is not considered to cause a change in the ownership of the Employer for purposes of this paragraph (iii).

For purposes of this Section 2(z), the term “group” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable. The term “beneficial ownership” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(iii). Notwithstanding anything in this Section 2(z) to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of Dominion or, with respect to an individual Participant, a change in the ownership of the Participant’s Employer, each as defined in U.S. Treasury Regulation 1.409A-3(i)(5), shall not constitute a Qualifying Change of Control for purposes of this Plan.

(aa) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(bb) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(cc) “Separation from Service” means a Participant’s termination of employment (within the meaning of U.S. Treasury Regulation 1.409A-1(h), applying the default terms thereof) with the Participant’s Employer and all other persons that would be treated as a single employer with the Participant’s Employer under Code sections 414(b) or (c); provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying U.S. Treasury Regulation 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(dd) “Stock Appreciation Right” or “SAR” means a right to receive Company Stock or cash from the Company granted under Section 10.

(ee) “Taxable Year” means the fiscal period used by Dominion for reporting taxes on income under the Code.

3. General. The following types of Incentive Awards may be granted under the Plan: Performance Grants, Restricted Stock, Goal-Based Stock, Options, or Stock Appreciation

5

Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of thirty-six million (36,000,000) shares of Company Stock, which shall be authorized but unissued shares. All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than eighteen million (18,000,000) shares may be issued as Restricted Stock, Goal-Based Stock or Performance Grants, provided that any shares of Restricted Stock, Goal-Based Stock or shares that are issuable under Performance Grants that are forfeited shall not count against this limit. No more than three million six hundred thousand (3,600,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.

(b) Shares allocable to Options, Restricted Stock or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award, provided that, without prior shareholder approval, the Committee is expressly prohibited from repricing an Option or SAR if the exercise price of the new Option or SAR would be less than the exercise price of the Option or SAR under the existing Incentive Award surrendered for cancellation. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option or SAR and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option or SAR exercises shall not be used to repurchase shares on the open market for reuse under the Plan. Reload Options issued on the exercise of an Option or otherwise are expressly prohibited.

(c) Since the original approval of the Plan by shareholders at the 2005 Annual Meeting of shareholders of Dominion, no additional grants of incentive awards have been made under the Dominion Resources, Inc. Incentive Compensation Plan or under the Dominion Resources, Inc. Leadership Stock Option Plan for Salaried Employees, and no additional grants of incentive awards may be made under such plans in the future. At that time, all outstanding obligations under the Dominion Resources, Inc. Incentive Compensation Plan for payments of Company Stock, including Company Stock from reinvested dividends, related to the Dominion Resources, Inc. Executives’ Deferred Compensation Plan were assumed by the Plan and were treated for purposes of Section 4(a) based on the nature of the original award.

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5. Eligibility.

(a) All present and future employees of Dominion or a Dominion Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to Dominion or a Dominion Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. Performance Grants.

(a) Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year shall not exceed 0.5% of Dominion’s consolidated operating income, before taxes and interest, as reported on its annual financial statements for the prior Plan Year. In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance

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Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants will be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Company Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the Company Stock issued under the election.

(f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i) Whenever payments under a Performance Grant are to be made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Performance Grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be the Grant Agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

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(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to two million four hundred thousand 2,400,000 shares of Restricted Stock may be granted with a restriction of no less than one year. Restrictions conditioned on the achievement of Performance Goals or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control. The terms and conditions may include the achievement of a Performance Goal, which shall be governed by the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares as set forth in the Participant’s Grant Agreement have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Participant’s Grant Agreement, dividends or other distributions payable to the Participant with respect to his or her award of Restricted Stock shall be paid at the same time such dividends or other distributions are paid to other shareholders of record. Certificates representing Restricted Stock shall be held by Dominion until the restrictions lapse and upon request the Participant shall provide Dominion with appropriate stock powers endorsed in blank.

(e) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(f) To the extent authorized by the Committee, a Participant may elect to not receive all or a portion of an annual cash incentive plan award and instead receive Restricted Stock in place of the designated cash award. The Committee shall determine which cash incentive plan awards are eligible for this election. The Committee may coordinate eligibility for the election with any share ownership guideline applicable to a

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Participant. The following provisions shall apply if an election is made under this paragraph (f).

(i) On the date the designated Incentive Award would otherwise be received, the Company shall issue Restricted Stock to the Participant in an amount equal to a pre-designated percentage of the designated Incentive Award. The Restricted Stock will be valued based on the Fair Market Value of Company Stock.

(ii) The restrictions on the Restricted Stock will lapse and the Restricted Stock will vest on the third anniversary of the date of grant of the Restricted Stock. The restrictions shall also lapse on the earlier of the Participant’s death, disability or upon a Change of Control (or, if necessary to comply with Section 409A of the Code, a Qualifying Change of Control).

8. Goal-Based Stock Awards.

(a) The Committee may make grants of Goal-Based Stock to Participants. Whenever the Committee deems it appropriate to grant Goal-Based Stock, notice shall be given to the Participant stating the number of shares of Goal-Based Stock granted and the terms and conditions to which the Goal-Based Stock is subject. This notice shall be the grant agreement between the Employer and the Participant.

(b) Goal-Based Stock may be issued pursuant to the Plan from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.

(c) The Committee shall establish the performance criteria for an award of Goal-Based Stock. More than one award of Goal-Based Stock may be established by the Committee for a Participant and the awards may operate concurrently or for varied periods of time. Goal-Based Stock will be issued only subject to the award and the Plan and consistent with meeting the goal or goals set by the Committee in the award. A Participant shall have no rights as a shareholder until the Committee has certified that the performance objectives of the Goal-Based Stock award have been met and the Goal-Based Stock is issued. Goal-Based Stock may be issued without cash consideration.

(d) A Participant’s interest in a Goal-Based Stock award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(e) The Committee may at any time, in its sole discretion, remove or revise any and all performance criteria for an award of Goal-Based Stock.

(f) Each Participant shall agree at the time of receiving an award of Goal-Based Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the

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Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

9. Stock Options.

(a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall be the stock option agreement.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 15.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) eight years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d) No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any Option if the modification would result in the Option constituting a deferral of compensation, and no extension (within the meaning of U.S.

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Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any Option if the extension would result in the Option having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

10. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award. No Stock Appreciation Right may be exercised after the expiration of eight (8) years from the Date of Grant. Stock Appreciation Right granted in connection with an Option must have the same Date of Grant as the Option.

(b) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of Company Stock on the Date of Grant, except as provided in Section 15.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

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(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(e) No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any Stock Appreciation Right if the modification would result in the Stock Appreciation Right constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any Stock Appreciation Right if the extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, the notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option,

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Applicable Withholding Taxes, (ii) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) use any other methods of payment as the Committee, at its discretion, deems appropriate.

(b) Dominion may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by the Dominion’s counsel to comply with federal or state securities laws, and Dominion may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or Stock Appreciation Right to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.

(d) As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

12. Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13. Effective Date of the Plan. The original effective date of the Plan was May 1, 2005. The effective date of this amendment to and restatement of the Plan shall be May 5, 2009, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2009 Annual Meeting of Dominion’s shareholders. Until (i) the Plan, as amended and restated herein, has been approved by Dominion’s shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock or Goal-Based Stock shall be awarded on shares in excess of the shares already available for issuance under the Plan (without regard to this amendment and restatement), unless such grant is contingent on these events, and no Option granted with respect to shares in excess of the shares already available for issuance under the Plan (without regard to this amendment and restatement) shall be exercisable.

14. Termination, Modification, Change. If not sooner terminated by the Dominion Board, the Plan, as amended and restated herein, shall terminate at the close of business on the

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date after the 2016 Annual Meeting of shareholders of Dominion. No Incentive Awards shall be made under the Plan after its termination. The Dominion Board may amend or terminate the Plan in any respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by the shareholders of Dominion. Notwithstanding the foregoing, the Dominion Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 or Code section 409A and to cause Incentive Stock Options and Performance Grants to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

15. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Dominion is the surviving corporation or other change in Dominion’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Dominion), the number and kind of shares of stock or securities of Dominion to be subject to the Plan and to Options and Stock Appreciation Rights then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Incentive Stock Options, Incentive Awards, Restricted Stock, Goal-Based Stock and Performance Grants under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Option or Stock Appreciation Right so as to eliminate the fractional shares.

(b) If Dominion is a party to a consolidation or a merger in which Dominion is not the surviving corporation, a transaction that results in the acquisition of substantially all of Dominion’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Dominion’s assets or if a Change of Control as defined in Section 2(d)(i) or (ii) otherwise occurs (a “Corporate Event”), then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate; provided, however, the Committee may not accelerate the time or schedule of any payment of any Incentive Award that is subject to Code section 409A, or take any other action to cause such an award to violate Code section 409A, without the Participant’s consent.

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(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons will be Participants, to which of the Participants, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate any portion of its authority under the Plan to make Incentive Awards to an executive officer of Dominion, subject to any conditions that the Committee may establish, and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

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Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Dominion—at the principal business address of Dominion to the attention of the Corporate Secretary of Dominion; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. Interpretation. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m) and Code section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then

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that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

19. Beneficiary Matters. A Participant may designate a Beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a Beneficiary shall be made by execution of a form approved or accepted by the administrator. In the absence of a valid Beneficiary designation, a Participant’s surviving Spouse, if any, and if none, the Participant’s estate, shall be the Beneficiary.

(a) A Participant may change a prior Beneficiary designation made under Section 19 by a subsequent execution of a new Beneficiary designation form. The change in Beneficiary will be effective upon receipt by the administrator.

(b) Any payment made to a Beneficiary under this Plan by the administrator in good faith shall fully discharge the Company from all further obligations with respect to that payment. If the administrator has any doubt as to the proper Beneficiary to receive a payment under this Plan, the administrator shall have the right to withhold such payment until the matter is fully adjudicated.

(c) In making any payment to or for the benefit of any minor or an incompetent Beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of the Company’s obligations under the Plan. The Company shall have no responsibility to see to the proper application of any payment so made.

20. Separation from Service. With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 20 shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “specified employee” shall have the same meaning as assigned to that term under Code section 409A(a)(2)(B)(i) and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by Dominion for such purposes.

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21. Qualifying Change of Control. With respect to any Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms upon a Change of Control, or under which the time or form of payment of the Award varies depending on whether a Change of Control has occurred, any references herein and in the Participant’s Grant Agreement to a Change of Control or date of the Change of Control shall refer to a Qualifying Change of Control or the date of a Qualifying Change of Control, as the case may be.

22. Continuing Securities Law Compliance. If at any time on or after the effective date of this amended and restated Plan as described in Section 16 above, the Committee should determine that the issuance of any shares of Company Stock under an Incentive Award granted under the Plan, whether pursuant to the exercise of an Option or Stock Appreciation Right or otherwise, would result in the violation of any applicable federal or state securities laws with respect to the Plan, then no shares of Company Stock shall be issued, and no Options or Stock Appreciation Rights shall be exercised, unless and until the Committee has determined that the issuance of such shares or the exercise of such Options or Stock Appreciation Rights would not result in such violation. If a Participant’s right to exercise an Option or Stock Appreciation Right is suspended pursuant to the preceding sentence, the Committee may provide that any time period to exercise the Option or Stock Appreciation Right is extended or tolled during such period of suspension.

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